This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but it is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(3)
 Registration Statement No. 333-250153-01
SUBJECT TO COMPLETION, DATED JUNE 12, 2023
PROSPECTUS SUPPLEMENT TO PROSPECTUS, DATED NOVEMBER 17, 2020
$1,320,110,000
2023-1 PASS THROUGH TRUST
CLASS A PASS THROUGH CERTIFICATES, SERIES 2023-1

United Airlines Class A Pass Through Certificates, Series 2023-1, are being offered under this prospectus supplement. The Class A certificates will represent interests in the Class A trust to be established in connection with this offering. The proceeds from the sale of the Class A certificates will be used by the Class A trust to acquire Series A equipment notes. The Series A equipment notes will be issued by United Airlines, Inc. and will be secured by 39 Boeing aircraft delivered new from the manufacturer from August 2022 to May 2023. Payments on the Series A equipment notes held in the Class A trust will be passed through to the holders of certificates of such trust.
Interest on the Series A equipment notes will be payable semiannually on each July 15 and January 15 after issuance, beginning on January 15, 2024. Principal payments on the Series A equipment notes are scheduled on July 15 and January 15 of each year, beginning on July 15, 2024.
Natixis S.A., acting through its New York Branch, will provide the initial liquidity facility for the Class A certificates in an amount sufficient to make three semiannual interest payments.
The Class A certificates will not be listed on any national securities exchange.
Investing in the Class A certificates involves risks. See “Risk Factors” beginning on page S-18.
Pass Through Certificates	Face Amount	Interest Rate	Final Expected Distribution Date	Price to Public(1)
Class A	$1,320,110,000	%	January 15, 2036	100%

(1)
Plus accrued interest, if any, from the date of issuance.

The underwriters will purchase all of the Class A certificates if any are purchased. The aggregate proceeds from the sale of the Class A certificates will be $1,320,110,000. United will pay the underwriters a commission of $      . Delivery of the Class A certificates in book-entry form only will be made on or about                 , 2023.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Lead Bookrunners
Citigroup Sole Structuring Agent	Credit Suisse	Deutsche Bank Securities	Goldman Sachs & Co. LLC
Bookrunners
BofA Securities	Barclays	J.P. Morgan	Morgan Stanley
BNP ParibasCredit Agricole Securities Natixis
Academy Securities	AmeriVet Securities	Loop Capital Markets
The date of this prospectus supplement is                 , 2023.

CERTAIN VOLCKER RULE CONSIDERATIONS
The Trust is not nor, immediately after the issuance of the Certificates pursuant to the Trust Supplement, will it be a “covered fund” as defined in the final regulations issued December 10, 2013, implementing the “Volcker Rule” (Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act). In making the foregoing determination, the Trust is relying on an analysis that the Trust will not be deemed to be an “investment company” under Rule 3a-7 promulgated by the Securities and Exchange Commission (the “Commission”), under the Investment Company Act of 1940, as amended (the “Investment Company Act”), although other exemptions or exclusions under the Investment Company Act may be available to the Trust.
PRESENTATION OF INFORMATION
These offering materials consist of two documents: (a) this Prospectus Supplement, which describes the terms of the certificates that we are currently offering, and (b) the accompanying Prospectus, which provides general information about our pass through certificates, some of which may not apply to the certificates that we are currently offering. The information in this Prospectus Supplement replaces any inconsistent information included in the accompanying Prospectus.
We have given certain capitalized terms specific meanings for purposes of this Prospectus Supplement. The “Index of Terms” attached as Appendix I to this Prospectus Supplement lists the page in this Prospectus Supplement on which we have defined each such term.
At various places in this Prospectus Supplement and the Prospectus, we refer you to other sections of such documents for additional information by indicating the caption heading of such other sections. The page on which each principal caption included in this Prospectus Supplement and the Prospectus can be found is listed in the Table of Contents below. All such cross references in this Prospectus Supplement are to captions contained in this Prospectus Supplement and not in the Prospectus, unless otherwise stated.

Prospectus Supplement

Prospectus

You should rely only on the information contained in this document or to which this document refers you. We have not authorized anyone to provide you with information that is different. This document may be used only where it is legal to sell these securities. The information in this document may be accurate only on the date of this document.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information from this Prospectus Supplement and the accompanying Prospectus and may not contain all of the information that is important to you. For more complete information about the Certificates and United, you should read this entire Prospectus Supplement and the accompanying Prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this Prospectus Supplement and the Prospectus. See “Incorporation of Certain Documents by Reference” in this Prospectus Supplement and the Prospectus.
Summary of Terms of Certificates
Aggregate Face Amount	$1,320,110,000
Interest Rate	%
Initial Loan to Aircraft Value (cumulative)(1)(2)	62.5%
Highest Loan to Aircraft Value (cumulative)(2)	63.5%
Expected Principal Distribution Window (in years)	1.1 – 12.6
Initial Average Life (in years from Issuance Date)	9.5
Regular Distribution Dates	January 15 and July 15
Final Expected Distribution Date	January 15, 2036
Final Maturity Date	July 15, 2037
Minimum Denomination	$1,000
Section 1110 Protection	Yes
Liquidity Facility Coverage	Three semiannual interest payments

(1)
These percentages are calculated as of the Issuance Date. In calculating these percentages, we have assumed that the aggregate appraised value of the Aircraft is $2,112,175,896 as of such date. The appraised value is only an estimate and reflects certain assumptions. See “Description of the Aircraft and the Appraisals — The Appraisals”.

(2)
See “— Loan to Aircraft Value Ratios” for the method and assumptions we used in calculating the loan to Aircraft value ratios and a discussion of certain ways that such loan to Aircraft value ratios could change.

Equipment Notes and the Aircraft
The 39 Aircraft to be financed pursuant to this Offering will consist of 22 Boeing 737 MAX 8 aircraft delivered new to United from August 2022 to April 2023 and 17 Boeing 737 MAX 9 aircraft delivered new to United from October 2022 to May 2023. See “Description of the Aircraft and the Appraisals — The Appraisals” for a description of the 39 aircraft that may be financed with the proceeds of this Offering. Set forth below is certain information about the Equipment Notes expected to be held in the Trust and the aircraft expected to secure such Equipment Notes. The Equipment Notes will mature no later than January 15, 2036.
Aircraft Model	Registration Number(1)	Manufacturer’s Serial Number(1)	Manufacturer Delivery Month(1)	Principal Amount of Equipment Notes	Appraised Value(2)
737 MAX 8	N27268	67523	August 2022	$33,000,000	$52,800,000
737 MAX 8	N27271	67526	September 2022	33,158,000	53,053,028
737 MAX 8	N27269	67524	September 2022	33,158,000	53,053,028
737 MAX 8	N47275	64610	September 2022	33,158,000	53,053,028
737 MAX 8	N27270	67525	September 2022	33,158,000	53,053,028
737 MAX 8	N27267	67522	September 2022	33,158,000	53,053,028
737 MAX 8	N17272	67527	September 2022	33,158,000	53,053,028
737 MAX 8	N27273	67528	October 2022	33,344,000	53,350,000
737 MAX 8	N47281	62535	October 2022	33,344,000	53,350,000
737 MAX 8	N27277	64612	November 2022	33,513,000	53,620,000
737 MAX 8	N47282	61861	December 2022	33,681,000	53,890,000
737 MAX 8	N47284	61863	December 2022	33,681,000	53,890,000
737 MAX 8	N17279	64613	December 2022	33,681,000	53,890,000
737 MAX 8	N27276	64611	December 2022	33,681,000	53,890,000
737 MAX 8	N17285	61853	December 2022	33,681,000	53,890,000
737 MAX 8	N57286	61854	February 2023	33,894,000	54,230,000
737 MAX 8	N47280	64614	February 2023	33,894,000	54,230,000
737 MAX 8	N37278	61859	February 2023	33,894,000	54,230,000
737 MAX 8	N47288	61856	March 2023	33,925,000	54,280,000
737 MAX 8	N27287	60709	March 2023	33,925,000	54,280,000
737 MAX 8	N27283	61857	April 2023	33,950,000	54,320,000
737 MAX 8	N17289	60712	April 2023	33,950,000	54,320,000
737 MAX 9	N27539	64468	October 2022	33,863,000	54,181,568
737 MAX 9	N37542	64470	November 2022	33,985,000	54,375,704
737 MAX 9	N37541	64469	November 2022	33,985,000	54,375,704
737 MAX 9	N37538	64467	November 2022	33,985,000	54,375,704
737 MAX 9	N77543	64474	December 2022	34,108,000	54,573,174
737 MAX 9	N77544	64473	December 2022	34,108,000	54,573,174
737 MAX 9	N37545	64472	December 2022	34,108,000	54,573,174
737 MAX 9	N27546	64478	December 2022	34,108,000	54,573,174
737 MAX 9	N37547	64477	December 2022	34,108,000	54,573,174
737 MAX 9	N37548	64476	December 2022	34,108,000	54,573,174
737 MAX 9	N37554	67578	February 2023	34,488,000	55,180,000
737 MAX 9	N37551	67181	March 2023	34,519,000	55,230,000
737 MAX 9	N37553	67180	March 2023	34,519,000	55,230,000
737 MAX 9	N77552	67179	March 2023	34,519,000	55,230,000
737 MAX 9	N37555	67182	March 2023	34,519,000	55,230,000
737 MAX 9	N37556	67579	March 2023	34,519,000	55,230,000
737 MAX 9	N17557	67584	May 2023	34,575,000	55,320,000
(Footnotes on the next page)

(1)
United has certain rights to substitute other aircraft if, on or prior to the Issuance Date, an Aircraft contemplated to be financed with the proceeds of this Offering ceases to be in the condition required for such financing. See “Description of the Aircraft and the Appraisals — Substitute Aircraft”.

(2)
The appraised value of each Aircraft set forth above is the lesser of the average and median values of such Aircraft as appraised by three independent appraisal and consulting firms. Such appraisals indicate appraised full life base value, adjusted for maintenance status, as of the date set forth in such appraisal. These appraisals are based upon varying assumptions and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — The Appraisals are only estimates of Aircraft value”.

Loan to Aircraft Value Ratios
The following table sets forth loan to Aircraft value ratios (“LTVs”) for the Certificates as of the Issuance Date and each Regular Distribution Date thereafter. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based on one set of assumptions. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — The Appraisals are only estimates of Aircraft value”.
Regular Distribution Date	Assumed Aggregate Aircraft Value(1)	Outstanding Balance(2)	LTV(3)
At Issuance	$2,112,175,896	$1,320,110,000	62.5%
January 15, 2024	2,080,123,495	1,320,110,000	63.5%
July 15, 2024	2,048,071,095	1,290,614,789	63.0%
January 15, 2025	2,016,018,694	1,261,119,578	62.6%
July 15, 2025	1,983,966,294	1,231,624,367	62.1%
January 15, 2026	1,951,913,893	1,202,129,156	61.6%
July 15, 2026	1,919,861,493	1,172,633,945	61.1%
January 15, 2027	1,887,809,092	1,143,138,734	60.6%
July 15, 2027	1,855,756,692	1,113,643,523	60.0%
January 15, 2028	1,823,704,292	1,084,148,312	59.4%
July 15, 2028	1,791,651,891	1,054,653,101	58.9%
January 15, 2029	1,759,599,491	1,025,157,890	58.3%
July 15, 2029	1,727,547,090	995,662,679	57.6%
January 15, 2030	1,695,494,690	966,167,468	57.0%
July 15, 2030	1,663,442,289	936,672,257	56.3%
January 15, 2031	1,631,389,889	907,177,046	55.6%
July 15, 2031	1,599,337,488	877,681,835	54.9%
January 15, 2032	1,567,285,088	848,186,624	54.1%
July 15, 2032	1,535,232,688	818,691,413	53.3%
January 15, 2033	1,503,180,287	789,196,202	52.5%
July 15, 2033	1,471,127,887	759,700,991	51.6%
January 15, 2034	1,439,075,486	730,205,780	50.7%
July 15, 2034	1,407,023,086	700,710,569	49.8%
January 15, 2035	1,374,970,685	671,215,358	48.8%
July 15, 2035	1,342,918,285	641,720,147	47.8%
January 15, 2036	1,310,865,885	0	0.0%

(1)
We have assumed that the appraised value of each Aircraft, determined as described under “— Equipment Notes and the Aircraft”, declines from that of the initial appraised value of such Aircraft by approximately 3% per year after the year of original delivery of such Aircraft by Boeing, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different LTVs. We cannot assure you that the depreciation rate and method used for purposes of the table will occur or predict the actual future value of any Aircraft. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — The Appraisals are only estimates of Aircraft value”.

(2)
In calculating the outstanding balances of the Certificates, we have assumed that the Trust will hold the Equipment Notes for all Aircraft. Outstanding balances as of each Regular Distribution Date are shown after giving effect to distributions expected to be made on such distribution date.

(3)
The LTVs for the Certificates were obtained for the Issuance Date and each Regular Distribution Date by dividing (i) the expected outstanding balance of the Certificates after giving effect to the distributions expected to be made on such date, by (ii) the assumed value of all of the Aircraft on such date based on the assumptions described above. The outstanding balances and LTVs of the Certificates will change if the Trust does not hold Equipment Notes with respect to all the Aircraft.

Cash Flow Structure
Set forth below is a diagram illustrating the structure for the offering of the Certificates and certain cash flows.

(1)
The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture.

(2)
The Liquidity Facility for the Certificates is expected to be sufficient to cover up to three consecutive semiannual interest payments with respect to the Certificates.

(3)
The proceeds of the offering of the Certificates will be used by the Trust to purchase Equipment Notes on the Issuance Date. The scheduled payments of interest on the Equipment Notes will be sufficient to pay accrued interest on the outstanding Certificates.

The Offering
Certificates Offered
•
Class A Pass Through Certificates, Series 2023-1.

The Certificates will represent a fractional undivided interest in the related Trust.
Use of Proceeds
The proceeds from the sale of the Certificates will be used by the Trust to acquire Equipment Notes on the Issuance Date. The Equipment Notes will be issued to finance the purchase by United of 39 Boeing aircraft delivered new from the manufacturer from August 2022 to May 2023.
Subordination Agent, Trustee and Loan Trustee
Wilmington Trust, National Association.
Liquidity Provider
Natixis S.A., acting through its New York Branch.
Trust Property
The property of the Trust will include:
•
Equipment Notes acquired by the Trust.

•
All monies receivable under the Liquidity Facility for the Trust.

•
Funds from time to time deposited with the Trustee in accounts relating to the Trust, including payments made by United on the Equipment Notes held in the Trust.

Regular Distribution Dates
July 15 and January 15, commencing on January 15, 2024.
Record Dates
The fifteenth day preceding the related Distribution Date.
Distributions
The Trustee will distribute all payments of principal, premium (if any) and interest received on the Equipment Notes held in the Trust to the holders of the Certificates, subject to the subordination provisions applicable to the Certificates.
Scheduled payments of principal and interest made on the Equipment Notes will be distributed on the applicable Regular Distribution Dates.
Payments of principal, premium (if any) and interest made on the Equipment Notes resulting from any early redemption of such Equipment Notes will be distributed on a special distribution date after not less than 15 days’ notice from the Trustee to the Certificateholders.
Subordination
Distributions on the Certificates will be made in the following order:
•
First, to the holders of the Certificates to pay interest on the Certificates.

•
Second, if any class of Additional Junior Certificates has been issued and is outstanding, to the holders of each such class of Additional Junior Certificates (in relevant order of priority if more than one such class of Additional Junior Certificates is outstanding) to pay Adjusted Interest with respect to such class of Additional Junior Certificates.

•
Third, to the holders of the Certificates to make distributions in respect of the Pool Balance of the Certificates.

•
Fourth, if any class of Additional Junior Certificates has been issued and is outstanding, to the holders of each such class of Additional Junior Certificates (in relevant order of priority if more than one such class of Additional Junior Certificates is outstanding), first to pay interest on the Pool Balance with respect to such class of Additional Junior Certificates not previously distributed under clause “Second” above, and then to make distributions in respect of the Pool Balance with respect to such class of Additional Junior Certificates.

Control of Loan Trustee
The holders of at least a majority of the outstanding principal amount of Equipment Notes issued under each Indenture will be entitled to direct the Loan Trustee under such Indenture in taking action as long as no Indenture Default is continuing thereunder. If an Indenture Default is continuing, subject to certain conditions, the “Controlling Party” will direct the Loan Trustee under such Indenture (including in exercising remedies, such as accelerating such Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes).
The Controlling Party will be:
•
The Trustee.

•
Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider (including, if any Class B Certificates or Class C Certificates are issued, any liquidity provider for the Class B Certificates or Class C Certificates) with the largest amount owed to it.

In exercising remedies during the nine months after the earlier of (a) the acceleration of the Equipment Notes issued pursuant to any Indenture or (b) the bankruptcy of United, the Equipment Notes and the Aircraft subject to the lien of such Indenture may not be sold for less than certain specified minimums.
Right to Purchase Other Classes of Certificates
If United is in bankruptcy, certain specified circumstances then exist and Additional Junior Certificates are outstanding, the holders of such Additional Junior Certificates, will have the right to purchase all but not less than all of the Certificates. The purchase price will be the outstanding balance of the Certificates plus accrued and unpaid interest.
Liquidity Facility
Under the Liquidity Facility, the Liquidity Provider will, if necessary, make advances in an aggregate amount sufficient to pay interest on the Certificates on up to three successive semiannual Regular Distribution Dates at the interest rate for such Certificates. Drawings under the

Liquidity Facility cannot be used to pay any amount in respect of the Certificates other than interest.
Notwithstanding the subordination provisions applicable to the Certificates, the holders of the Certificates will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for the Trust.
Upon each drawing under the Liquidity Facility to pay interest on the Certificates, the Subordination Agent will reimburse the Liquidity Provider for the amount of such drawing. Such reimbursement obligation and all interest, fees and other amounts owing to the Liquidity Provider under the Liquidity Facility and certain other agreements will rank senior to the Certificates in right of payment.
If Class B Certificates or Class C Certificates are issued, such Certificates may have the benefit of credit support similar to the Liquidity Facility. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.
Obligation to Purchase Equipment
Notes
The Trustee will be obligated to purchase on the Issuance Date the Equipment Notes issued with respect to each Aircraft pursuant to the Note Purchase Agreement. United will enter into a secured debt financing with respect to each Aircraft pursuant to financing agreements substantially in the forms attached to the Note Purchase Agreement.
Substitute Aircraft
If, on or prior to the Issuance Date, an aircraft contemplated to be financed with the proceeds of this Offering ceases to be in the condition required for such financing, United may identify for such financing one or more Substitute Aircraft therefor meeting the applicable conditions described below.
In the case of a Substitute Aircraft that is of the same model as the aircraft being replaced, United will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the expected ratings of the Certificates.
In the case of Substitute Aircraft that consist of one or more aircraft of a different model and/or manufacturer from the aircraft being replaced, the following conditions must be satisfied:
•
Each Substitute Aircraft shall have a date of manufacture no earlier than one year prior to the date of manufacture of the aircraft being replaced;

•
United will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the expected ratings of the Certificates; and

•
The Substitute Aircraft shall have an appraised current market value, adjusted for its maintenance status (or,

in the case of multiple Substitute Aircraft, the sum of their current market values shall be), at least equal to the sum of the current market values of the aircraft being replaced.
If any Substitute Aircraft will be substituted on other than a one for one basis with an aircraft, prior to the effectiveness of such substitution, the Note Purchase Agreement and affected Indenture (or forms thereof) will be modified to allocate among such Substitute Aircraft the amortization schedules with respect to the aircraft being replaced in a manner consistent with, and as would preserve the aggregate amortization profile of, the original amortization schedules.
Issuances of Additional Classes of Certificates
Additional pass through certificates of one or more separate pass through trusts, which will evidence fractional undivided ownership interests in equipment notes secured by Aircraft, may be issued. Any such transaction may relate to (a) the issuance of one or more new series of subordinated equipment notes with respect to some or all of the Aircraft at any time on or after the Issuance Date or (b) the refinancing of any of such series of subordinated equipment notes at or after repayment of any such refinanced equipment notes issued with respect to all (but not less than all) of the Aircraft secured by such refinanced notes at any time after the Issuance Date. The holders of Additional Junior Certificates relating to other series of subordinated equipment notes, if issued, will have the right to purchase all of the Certificates under certain circumstances after a bankruptcy of United at the outstanding principal balance of the Certificates to be purchased plus accrued and unpaid interest and other amounts due to Certificateholders, but without a premium. Consummation of any such issuance of additional pass through certificates will be subject to satisfaction of certain conditions, including, if issued after the Issuance Date, receipt of confirmation from the Rating Agencies that it will not result in a withdrawal, suspension or downgrading of the rating of the Certificates. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.
Equipment Notes
(a) Issuer
United. United’s executive offices are located at 233 S. Wacker Drive, Chicago, Illinois 60606. United’s telephone number is (872) 825-4000.
(b) Interest
The Equipment Notes held in the Trust will accrue interest at the rate per annum for the Certificates set forth on the cover page of this Prospectus Supplement. Interest will be payable on July 15 and January 15 of each year, commencing on January 15, 2024. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

(c) Principal
Principal payments on the Equipment Notes are scheduled on July 15 and January 15 of each year, commencing on July 15, 2024.
(d) Redemption
Aircraft Event of Loss.   If an Event of Loss occurs with respect to an Aircraft, all of the Equipment Notes issued with respect to such Aircraft will be redeemed, unless United replaces such Aircraft under the related financing agreements. The redemption price in such case will be the unpaid principal amount of such Equipment Notes, together with accrued interest, but without any premium.
Optional Redemption.   United may elect to redeem all of the Equipment Notes issued with respect to an Aircraft prior to maturity only if all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. The redemption price for any optional redemption will be the unpaid principal amount of the relevant Equipment Notes, together with accrued interest and Make-Whole Premium.
(e) Security
The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft.
(f) Cross-collateralization
The Equipment Notes held in the Trust will be cross-collateralized. This means that any proceeds from the exercise of remedies with respect to an Aircraft will be available to cover shortfalls then due under Equipment Notes issued with respect to the other Aircraft. In the absence of any such shortfall, excess proceeds will be held by the relevant Loan Trustee as additional collateral for such other Equipment Notes.
(g) Cross-default
There will be cross-default provisions in the Indentures. This means that if the Equipment Notes issued with respect to one Aircraft are in default and remedies are exercisable with respect to such Aircraft, the Equipment Notes issued with respect to the remaining Aircraft will also be in default, and remedies will be exercisable with respect to all Aircraft.
(h) Substitution of Airframe or Engine
United may elect to release any Airframe from the security interest of the related Indenture and substitute for it (1) an airframe of the same model as such Airframe or a comparable or improved model manufactured by the same airframe manufacturer as with respect to such Airframe or (2) one or more airframes with a different model (other than as referred to in clause (1) of this sentence) and/or manufacturer than such Airframe, so long as:
•
no Indenture Default has occurred and is continuing at the time of substitution;

•
the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such Indenture on the issuance date of the Equipment Notes under such Indenture;

•
the substitute airframe has an appraised current market value, adjusted for its maintenance status, (or, in the case of multiple substitute airframes, the sum of such current market values of such substitute airframes shall be) at least equal to the sum of the current market values of each released Airframe; and

•
in the case of any substitute airframe referred to in clause (2) above in this sentence, United shall have obtained written confirmation from each Rating Agency that substituting such substitute airframe for such released Airframe(s) will not result in a withdrawal, suspension or downgrading of the ratings of the Certificates.

If any airframe will be substituted on other than a one for one basis with an Airframe, prior to the effectiveness of such substitution the applicable Indenture will be amended to allocate among such substitute airframes the principal amount of the Equipment Notes issued under each applicable Indenture and remaining amortization schedules in a manner consistent with, and as would preserve the aggregate amortization profile of, the original Equipment Notes.
United may elect to release any Engine from the security interest of the related Indenture and substitute for it a replacement engine on substantially the same terms as if an Event of Loss had occurred with respect to such Engine alone.
(i) Section 1110 Protection
United’s outside counsel will provide its opinion to the Trustee that the benefits of Section 1110 of the U.S. Bankruptcy Code will be available with respect to the Equipment Notes.
Certain U.S. Federal Tax
Consequences
Each person acquiring an interest in Certificates generally should report on its federal income tax return its pro rata share of income from the Equipment Notes and other property held by the Trust. See “Certain U.S. Federal Tax Consequences”.
Certain ERISA Considerations
Each person who acquires a Certificate will be deemed to have represented that either: (a) no employee benefit plan assets have been used to purchase or hold such Certificate or (b) the purchase and holding of such Certificate are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions. See “Certain ERISA Considerations”.
		S&P	Moody’s
Threshold Rating for the Liquidity Provider	Long Term	BBB	Baa2
Liquidity Provider Rating
The Liquidity Provider meets the Liquidity Threshold Rating requirements.

SUMMARY FINANCIAL AND OPERATING DATA
The following tables summarize certain consolidated financial and operating data with respect to United. This information was derived as follows:
Statement of operations data for the three months ended March 31, 2023 and 2022 was derived from the unaudited consolidated financial statements of United, including the notes thereto, included in United’s Quarterly Report on Form 10-Q filed with the Commission on April 20, 2023 (the “Form 10-Q”). Statement of operations data for the years ended December 31, 2022, 2021 and 2020 was derived from the audited consolidated financial statements of United, including the notes thereto, included in United’s Annual Report on Form 10-K filed with the Commission on February 16, 2023 (the “Form 10-K”).
Special charges data for the three months ended March 31, 2023 and 2022 was derived from the unaudited consolidated financial statements of United, including the notes thereto, included in the Form 10-Q. Special charges data for the years ended December 31, 2022, 2021 and 2020 was derived from the audited consolidated financial statements of United, including the notes thereto, included in the Form 10-K.
Balance sheet data as of March 31, 2023 was derived from the unaudited consolidated financial statements of United, including the notes thereto, included in the Form 10-Q. Balance sheet data as of December 31, 2022 and 2021 was derived from the audited consolidated financial statements of United, including the notes thereto, included in the Form 10-K.
	Three Months Ended March 31,		Year Ended December 31,
	2023	2022	2022	2021	2020
Statement of Operations Data(1) (in millions):
Operating revenue	$11,429	$7,566	$44,955	$24,634	$15,355
Operating expenses	11,472	8,941	42,616	25,654	21,712
Operating income (loss)	(43)	(1,375)	2,339	(1,020)	(6,357)
Net income (loss)	(194)	(1,377)	739	(1,962)	(7,067)
	As of March 31,	As of December 31,
	2023	2022	2021
Balance Sheet Data (in millions):
Unrestricted cash, cash equivalents and short-term investments	$17,156	$16,414	$18,406
Total assets	70,388	67,329	68,147
Debt and finance leases(2)	30,846	31,413	33,658
Stockholder’s equity	6,636	6,865	4,998
(Footnotes on the next page)

(1)
Includes the following special charges (credit) and unrealized (gains) losses on investments:

	Three Months Ended March 31,		Year Ended December 31,
	2023	2022	2022	2021	2020
Special Charges (credits) (in millions):
Operating:
CARES Act grant credit(3)	$—	$—	$—	$(4,021)	$(3,536)
Severance and benefit costs	—	—	—	438	575
Impairment of assets	—	—	—	97	318
(Gains) losses on sale of assets and other special charges	14	(8)	140	119	27
Nonoperating special charges and unrealized (gains) losses on investments:
Debt extinguishment and modification fees	—	7	7	50	—
Special termination benefits and settlement losses	—	—	—	31	687
Unrealized (gains) losses on investments	(24)	—	(20)	34	194
Credit loss on BRW term loan and guarantee	—	—	—	—	697
Income tax expense (benefit), net of valuation allowance related to special charges (credits)	(3)	—	(33)	728	404

(2)
Includes the current and noncurrent portions of debt and finance leases.

(3)
During 2021, the Company received approximately $5.8 billion in funding pursuant to Payroll Support Program agreements (the “PSP2 and PSP3 Agreements”) under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), which included approximately $1.7 billion aggregate principal amount of unsecured promissory notes. The Company recorded $4.0 billion as grant income in Special charges (credits). The Company also recorded $99 million for warrants issued to the U.S. Treasury Department (“Treasury”) as part of the PSP2 and PSP3 Agreements, within stockholders’ equity, as an offset to the grant income.

During 2020, the Company received approximately $5.1 billion in funding pursuant to the Payroll Support Program under the CARES Act, which consisted of a $3.6 billion grant and a $1.5 billion unsecured promissory note. The Company recorded $3.5 billion as grant income in Special charges (credits). The Company also recorded $66 million for warrants issued to Treasury, within stockholders’ equity, as an offset to the grant income.

Selected Operating Data
United transports people and cargo through its mainline operations, which utilize jet aircraft with at least 126 seats, and its regional operations, which utilize smaller aircraft that are operated under contract by United Express carriers. These regional operations are an extension of United’s mainline network.
	Three Months Ended March 31,		Year Ended December 31,
	2023	2022	2022	2021	2020
Consolidated Operations:
Passengers (thousands)(1)	36,822	29,333	144,300	104,082	57,761
Revenue passenger miles (millions)(2)	52,532	38,644	206,791	128,979	73,883
Available seat miles (millions)(3)	65,720	53,264	247,858	178,684	122,804
Passenger load factor:(4)
Consolidated	79.9%	72.6%	83.4%	72.2%	60.2%
Domestic	80.9%	77.5%	85.5%	79.9%	63.2%
International	78.5%	64.3%	80.5%	59.0%	55.1%
Passenger revenue per available seat mile (cents)	15.63	11.92	16.15	11.30	9.61
Total revenue per available seat mile (cents)	17.39	14.20	18.14	13.79	12.50
Average yield per revenue passenger mile (cents)(5)	19.56	16.43	19.36	15.66	15.98
Cargo revenue ton miles (millions)(6)	731	791	3,041	3,285	2,711
Aircraft in fleet at end of period	1,337	1,343	1,338	1,344	1,287
Average stage length (miles)(7)	1,432	1,370	1,437	1,315	1,307
Approximate employee headcount at end of period (thousands)	96.3	87.4	92.8	84.1	74.4
Cost per available seat mile (cents)(8)	17.46	16.79	17.19	14.36	17.68
Average fuel price per gallon	$3.33	$2.88	$3.63	$2.11	$1.57
Fuel gallons consumed (millions)	952	775	3,608	2,729	2,004

(1)
The number of revenue passengers measured by each flight segment flown.

(2)
The number of scheduled miles flown by revenue passengers.

(3)
The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.

(4)
Revenue passenger miles divided by available seat miles.

(5)
The average passenger revenue received for each revenue passenger mile flown.

(6)
The number of cargo revenue tons transported multiplied by the number of miles flown.

(7)
Average stage length equals the average distance a flight travels weighted for size of aircraft.

(8)
Operating expense divided by available seat miles.

RISK FACTORS
You should carefully consider the risks and uncertainties described below, together with all of the other information included in or incorporated by reference into this prospectus supplement, including the “Risk Factors” section contained in our most recent Annual Report on Form 10-K, as updated by other reports filed by us with the Commission (which are incorporated by reference herein) before purchasing the Certificates. If any of these risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. As a result, the market value of the Certificates could decline and you could lose part or all of your investment.
Unless the context otherwise requires, references in this “Risk Factors” section and “The Company” section to “UAL”, “the Company”, “we”, “us” and “our” mean United Airlines Holdings, Inc. (“UAL”) and its consolidated subsidiaries, including United Airlines, Inc. (“United”), and references to “United” include United’s consolidated subsidiaries.
Risk Factors Relating to the Certificates and the Offering
The Equipment Notes will not be obligations of UAL.
The Equipment Notes to be held for the Trust will be the obligations of United. Neither UAL nor any of its subsidiaries (other than United) is required to become an obligor with respect to, or a guarantor of, the Equipment Notes. You should not expect UAL or any of its subsidiaries (other than United) to participate in making payments in respect of the Equipment Notes.
The Appraisals are only estimates of Aircraft value.
Three independent appraisal and consulting firms have prepared appraisals of the Aircraft. Letters summarizing such appraisals are annexed to this Prospectus Supplement as Appendix II. Such appraisals are based on varying assumptions and methodologies, which differ among the appraisers, and were prepared without physical inspection of the Aircraft. In addition, the appraisals include certain assumptions regarding the equipment specifications and performance characteristics of the Aircraft. However, the Indentures relating to the Aircraft permit United to make alterations and modifications to the Aircraft and to remove parts from the Aircraft, which may impact such assumptions. See “Description of the Equipment Notes — Certain Provisions of the Indentures — Replacement of Parts; Alterations”. Appraisals that are based on other assumptions and methodologies may result in valuations that are materially different from those contained in such appraisals. See “Description of the Aircraft and the Appraisals — The Appraisals”.
There are particular uncertainties with respect to the appraised value of The Boeing Company (“Boeing”) 737 MAX 8 aircraft and the Boeing 737 MAX 9 aircraft, which are derivatives of a newly-developed model. The first delivery to a commercial airline of a Boeing 737 MAX 8 aircraft was in May 2017 and the first such delivery of a Boeing 737 MAX 9 aircraft was in March 2018. The appraisal and consulting firms that have prepared the appraisals of the Aircraft have less experience appraising Boeing 737 MAX 8 aircraft and Boeing 737 MAX 9 aircraft as compared to other aircraft models that have been in operation in greater numbers for a longer period of time.
An appraisal is only an estimate of value. It does not indicate the price at which an Aircraft may be purchased from the Aircraft manufacturer. Nor should an appraisal be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of an Aircraft if remedies are exercised under the applicable Indenture will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the Aircraft and other factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise of remedies would be sufficient to satisfy in full payments due on the Certificates.
Certain Certificateholders may not participate in controlling the exercise of remedies in a default scenario.
If an Indenture Default is continuing, subject to certain conditions, the Loan Trustee under such Indenture will be directed by the “Controlling Party” in exercising remedies under such Indenture, including accelerating the Equipment Notes or foreclosing the lien on the Aircraft securing such Equipment Notes. See “Description of the Certificates — Indenture Defaults and Certain Rights Upon an Indenture Default”.
The Controlling Party will be:
•
The Trustee.

•
Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider (including, if any Class B Certificates or Class C Certificates are issued, any liquidity provider for the Class B Certificates or Class C Certificates) with the largest amount owed to it.

As a result of the foregoing, if the Trustee is not the Controlling Party with respect to an Indenture, the Certificateholders will have no rights to participate in directing the exercise of remedies under such Indenture.
The exercise of remedies over Equipment Notes may result in shortfalls without further recourse.
During the continuation of any Indenture Default under an Indenture, the Equipment Notes issued under such Indenture may be sold in the exercise of remedies with respect to that Indenture, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies”. The market for Equipment Notes during any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If any Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against United, the Liquidity Provider or the Trustee.
Cash collateral will not be entitled to the benefits of Section 1110, and cross-defaults may not be required to be cured under Section 1110.
Any cash collateral held as a result of the cross-collateralization of the Equipment Notes would not be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. In addition, any default arising under an Indenture solely by reason of the cross-default in such Indenture may not be of a type required to be cured under Section 1110 of the U.S. Bankruptcy Code.
There may be a limited market for resale of Certificates.
Prior to this Offering, there has been no public market for the Certificates. Neither United nor the Trust intends to apply for listing of the Certificates on any securities exchange or otherwise. The Underwriters may assist in resales of the Certificates, but they are not required to do so. A secondary market for the Certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your Certificates.
Credit risk retention regulation in Europe may adversely impact an investment in or the liquidity of the Certificates.
In Europe, there is increased political and regulatory scrutiny of the asset-backed securities industry. This has resulted in a number of measures for increased regulation which are currently at various stages of implementation and which may have an adverse impact on the regulatory capital charge to certain investors in securitization exposures or the incentives for certain investors to hold asset-backed securities and may thereby affect the price and liquidity of such securities.
Neither United nor any of its affiliates: (i) makes any representation as to compliance of the transactions contemplated herein with Regulation (EU) 2017/2402 (the “EU Securitization Regulation”), which has applied since January 1, 2019, or any guidelines or other materials published by the European Supervisory Authorities (jointly or individually) in relation thereto, the Draft Regulatory Technical Standards relating to risk retention published by the European Banking Authority on 31 July 2018 (the “Draft Securitization RTS”) or any other delegated regulations of the European Commission (including the final enacted form of the Draft Securitization RTS) in each case as amended from time to time (the “EU Securitization Laws”), or any regulations, guidelines or other regulatory materials in respect of similar matters in the United Kingdom that are introduced following an exit of the United Kingdom from the European Union (the “UK Securitization Laws”), or regarding the regulatory capital treatment of the investment in the Certificates on the initial issuance date of the Certificates (the “Issuance Date”) or at any time in the future; or (ii) undertakes to retain a material net economic interest in the Certificates in accordance with the EU Securitization Laws or UK Securitization Laws, to provide any additional information or to take any other action that may be required to enable an affected investor to comply with any EU Securitization Laws or UK Securitization Laws or comply or enable compliance with the other requirements of the EU Securitization Laws or UK Securitization Laws; or (iii) accepts any responsibility to investors for the regulatory treatment of their investments in the Certificates by any regulatory authority in any jurisdiction. If the regulatory treatment of an investment in the Certificate is relevant to any investor’s decision whether or not to invest, the investor should consult with its own legal, accounting and other advisors or its national regulator in determining its own regulatory position. Were the Certificates considered to be a “securitization position” for the purposes of the EU Securitization Laws or UK Securitization Laws, they may not be a suitable investment for any investor which is subject to the EU Securitization Laws or UK Securitization Laws, including credit institutions, authorized alternative investment fund managers, investment fund managers, investment firms, insurance or reinsurance undertakings, institutions for occupational retirement schemes and UCITS funds. This may affect that investor’s ability to resell the Certificates and may also affect the price and liquidity of the Certificates in the secondary market. Investors must be prepared to bear the risk of holding Certificates until maturity.
Certain regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire the Certificates, which, in turn, may adversely affect the ability of investors in the Certificates who are not subject to those provisions to resell their Certificates in the secondary market. No representation is made as to the proper characterization of the Certificates for legal, investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the Certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the Certificates for such purposes or under such restrictions.
Investors are themselves responsible for monitoring and assessing any changes to European risk retention laws and regulations (including UK Securitization Laws). There can be no assurances as to whether the transactions described herein will be affected by a change in law or regulation relating to the EU Securitization Laws or UK Securitization Laws, including as a result of any changes recommended in future reports or reviews. Investors should therefore make themselves aware of the EU Securitization Laws, the UK Securitization Laws, the EU Securitization Regulation (and any corresponding implementing rules of the relevant regulators), in addition to any other regulatory requirements that are (or may become) applicable to them or with respect to their investment in the Certificates.

USE OF PROCEEDS
The proceeds from the sale of the Certificates being offered hereby will be used to purchase Equipment Notes issued by United on the Issuance Date. The Equipment Notes will be issued to finance United’s purchase of 22 Boeing 737 MAX 8 aircraft delivered new from August 2022 to April 2023 and 17 Boeing 737 MAX 9 aircraft delivered new from October 2022 to May 2023.
THE COMPANY
United is a major U.S. commercial air carrier. The principal executive office of United is located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.

DESCRIPTION OF THE CERTIFICATES
The following summary describes the material terms of the Certificates. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Basic Agreement, which was included as an exhibit to the Company’s Current Report on Form 8-K filed on October 9, 2012 with the Commission, and to all of the provisions of the Certificates, the Trust Supplement and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission. The references to Sections in parentheses in the following summary are to the relevant Sections of the Basic Agreement unless otherwise indicated.
General
Each Pass Through Certificate (collectively, the “Certificates”) will represent a fractional undivided interest in the United Airlines 2023-1 Pass Through Trust (the “Trust” ). (Section 2.01) The Trust will be formed pursuant to a pass through trust agreement between United and Wilmington Trust, National Association, as trustee (the “Trustee”), dated as of October 3, 2012 (the “Basic Agreement”), and the supplement thereto (the “Trust Supplement” and, together with the Basic Agreement, the “Pass Through Trust Agreement”) between United and the Trustee, as trustee under the Trust.
The Trust Property of the Trust (the “Trust Property”) will consist of:
•
Subject to the Intercreditor Agreement, Equipment Notes acquired under the Note Purchase Agreement on the Issuance Date and issued on a recourse basis by United in a separate secured loan transaction in connection with the financing by United of each Aircraft and all monies paid on such Equipment Notes and any proceeds from any sale of such Equipment Notes held in the Trust. Equipment Notes will be registered in the name of the Subordination Agent on behalf of the Trust for purposes of giving effect to the provisions of the Intercreditor Agreement.

•
The rights of the Trust to acquire Equipment Notes under the Note Purchase Agreement.

•
The rights of the Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

•
All monies receivable under the Liquidity Facility for the Trust.

•
Funds from time to time deposited with the Trustee in accounts relating to the Trust (such as interest and principal payments on the Equipment Notes held in the Trust).

The Certificates will be issued in fully registered form only and will be subject to the provisions described below under “— Book-Entry; Delivery and Form”. The Certificates will be issued only in denominations of $1,000 or integral multiples thereof, except that one Certificate may be issued in a different denomination. (Section 3.01)
The Certificates represent interests in the Trust, and all payments and distributions thereon will be made only from the Trust Property. (Section 3.09) The Certificates do not represent an interest in or obligation of United, the Trustee, any of the Loan Trustees, the Liquidity Provider or any affiliate of any of the foregoing.
Investment Company Act Exemption
The Trust is relying on an analysis that the Trust will not be deemed to be an “investment company” under Rule 3a-7 promulgated by the Commission under the Investment Company Act, although other exemptions or exclusions under the Investment Company Act may be available to the Trust.
Payments and Distributions
Payments of principal, premium (if any) and interest on the Equipment Notes or with respect to other Trust Property held in the Trust will be distributed by the Trustee to holders of the Certificates (the “Certificateholders”) on the date receipt of such payment is confirmed, except in the case of certain types of Special Payments.

Interest
The Equipment Notes will accrue interest at the applicable rate per annum for the Certificates set forth on the cover page of this Prospectus Supplement, payable on July 15 and January 15 of each year, commencing on January 15, 2024. Such interest payments will be distributed to Certificateholders on each such date until the final Distribution Date, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.
Payments of interest applicable to the Certificates will be supported by a Liquidity Facility to be provided by the Liquidity Provider for the benefit of the Certificateholders in an aggregate amount sufficient to pay interest thereon at the Stated Interest Rate for the Trust on up to three successive Regular Distribution Dates (without regard to any future payments of principal on such Certificates). The Liquidity Facility does not provide for drawings or payments thereunder to pay for principal of or premium, if any, on the Certificates, or any interest on the Certificates in excess of the Stated Interest Rate for such Certificates. Therefore, only the holders of the Certificates will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility. See “Description of the Liquidity Facility”.
Principal
Payments of principal of the Equipment Notes are scheduled to be received by the Trustee on July 15 and January 15 of each year, beginning on July 15, 2024.
Scheduled Payments
Scheduled payments of interest or principal on the Equipment Notes are herein referred to as “Scheduled Payments”, and July 15 and January 15 of each year, commencing on January 15, 2024, until the final expected Regular Distribution Date are herein referred to as “Regular Distribution Dates”. See “Description of the Equipment Notes — Principal and Interest Payments”. The “Final Maturity Date” for the Certificates is July 15, 2037.
Distributions
The Trustee will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders all Scheduled Payments received in respect of Equipment Notes, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder will be entitled to receive its proportionate share, based upon its fractional interest in the Trust, subject to the Intercreditor Agreement, of principal or interest on Equipment Notes. Each such distribution of Scheduled Payments will be made by the Trustee to the Certificateholders of record on the record date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02(a)) If a Scheduled Payment is not received by the Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.
Any payment in respect of, or any proceeds of, any Equipment Note or Collateral under (and as defined in) any Indenture other than a Scheduled Payment (each, a “Special Payment”) will be distributed on, in the case of an early redemption or a purchase of any Equipment Note, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by the Trustee as soon as practicable after the Trustee has received funds for such Special Payment (each, a “Special Distribution Date”). Any such distribution will be subject to the Intercreditor Agreement.
“Triggering Event” means (x) the occurrence of an Indenture Default under all Indentures resulting in a PTC Event of Default with respect to the Certificates, (y) the acceleration of the outstanding Equipment Notes or (z) certain bankruptcy or insolvency events involving United.
The Trustee will mail a notice to the Certificateholders stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Trust Supplement, Section 3.03) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date will be made by the Trustee to the Certificateholders of record of the Trust on the record date applicable to such Special Payment. (Trust Supplement, Section 3.03) See “— Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes — Redemption”.
The Pass Through Trust Agreement requires that the Trustee establish and maintain, for the Trust and for the benefit of the Certificateholders, one or more non-interest bearing accounts (the “Certificate Account”) for the deposit of payments representing Scheduled Payments received by the Trustee. The Pass Through Trust Agreement requires that the Trustee establish and maintain, for the Trust and for the benefit of the Certificateholders, one or more accounts (the “Special Payments Account”) for the deposit of payments representing Special Payments received by the Trustee, which shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. Pursuant to the terms of the Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the Trust received by it in the Certificate Account and to deposit any Special Payments so received by it in the Special Payments Account. (Section 4.01; Trust Supplement, Section 3.02) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02(a); Trust Supplement, Section 3.03)
The final distribution for the Trust will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplement, Section 7.01(a)) See “— Termination of the Trust” below. Distributions in respect of Certificates issued in global form will be made as described in “— Book-Entry; Delivery and Form” below.
If any Distribution Date is a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Chicago, Illinois or Wilmington, Delaware (any other day being a “Business Day”), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.
Pool Factors
The “Pool Balance” for the Trust or for the Certificates indicates, as of any date, the original aggregate face amount of the Certificates less the aggregate amount of all payments as of such date made in respect of the Certificates other than payments made in respect of interest or premium or reimbursement of any costs or expenses incurred in connection therewith. The Pool Balance for the Trust or for the Certificates issued by the Trust as of any Distribution Date shall be computed after giving effect to any special distribution with respect to payment of principal of the Equipment Notes or payment with respect to other Trust Property held in the Trust and the distribution thereof to be made on that date. (Trust Supplement, Section 2.01)
The “Pool Factor” for the Trust as of any Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (i) the Pool Balance by (ii) the original aggregate face amount of the Certificates. The Pool Factor for the Trust or for the Certificates as of any Distribution Date shall be computed after giving effect to any special distribution with respect to payment of principal of the Equipment Notes or payments with respect to other Trust Property held in the Trust and the distribution thereof to be made on that date. (Trust Supplement, Section 2.01) The Pool Factor for the Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for the Trust will decline as described herein to reflect reductions in the Pool Balance of the Trust. The amount of a Certificateholder’s pro rata share of the Pool Balance of the Trust can be determined by multiplying the face amount of the holder’s Certificate by the Pool Factor for the Trust as of the applicable Distribution Date. Notice of the Pool Factor and the Pool Balance for the Trust will be mailed to Certificateholders on each Distribution Date. (Trust Supplement, Section 3.01)
The following table sets forth the expected aggregate principal amortization schedule for the Equipment Notes (the “Assumed Amortization Schedule”) and resulting Pool Factors with respect to the Trust. The scheduled distribution of principal payments for the Trust would be affected if any Equipment Notes are redeemed or purchased or if a default in payment on such Equipment Notes occurs. Accordingly, the aggregate principal amortization schedule applicable to the Trust and the resulting Pool Factors may differ from those set forth in the following table.
Date	Scheduled Principal Payments	Expected Pool Factor
At Issuance	$0.00	1.0000000
January 15, 2024	0.00	1.0000000
July 15, 2024	29,495,211.02	0.9776570
January 15, 2025	29,495,211.02	0.9553140
July 15, 2025	29,495,211.02	0.9329710
January 15, 2026	29,495,211.02	0.9106280
July 15, 2026	29,495,211.02	0.8882850
January 15, 2027	29,495,211.02	0.8659420
July 15, 2027	29,495,211.02	0.8435990
January 15, 2028	29,495,211.02	0.8212560
July 15, 2028	29,495,211.02	0.7989130
January 15, 2029	29,495,211.02	0.7765701
July 15, 2029	29,495,211.02	0.7542271
January 15, 2030	29,495,211.02	0.7318841
July 15, 2030	29,495,211.02	0.7095411
January 15, 2031	29,495,211.02	0.6871981
July 15, 2031	29,495,211.02	0.6648551
January 15, 2032	29,495,211.02	0.6425121
July 15, 2032	29,495,211.02	0.6201691
January 15, 2033	29,495,211.02	0.5978261
July 15, 2033	29,495,211.02	0.5754831
January 15, 2034	29,495,211.02	0.5531401
July 15, 2034	29,495,211.02	0.5307971
January 15, 2035	29,495,211.02	0.5084541
July 15, 2035	29,495,211.02	0.4861111
January 15, 2036	641,720,146.54	0.0000000
The Pool Factor and Pool Balance of the Trust will be recomputed if there has been an early redemption, purchase, or default in the payment of principal or interest in respect of one or more of the Equipment Notes, as described in “— Indenture Defaults and Certain Rights Upon an Indenture Default” and “Description of the Equipment Notes — Redemption”, or a special distribution has been made attributable to the occurrence of a Triggering Event. In the event of (i) any change in the scheduled repayments from the Assumed Amortization Schedule or (ii) any such redemption, purchase, default or special distribution, the Pool Factors and the Pool Balances of the Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed by the Trustee to the Certificateholders promptly after the occurrence of any event described in clause (ii).
Reports to Certificateholders
On each Distribution Date, the Trustee will include with each distribution by it of a Scheduled Payment or Special Payment to Certificateholders a statement setting forth the following information (per $1,000 face amount of Certificate for the Trust, except as to the amounts described in items (a) and (d) below):
(a)   The aggregate amount of funds distributed on such Distribution Date under the Pass Through Trust Agreement, indicating the amount allocable to each source, including any portion thereof paid by the Liquidity Provider.
(b)   The amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to premium, if any.
(c)   The amount of such distribution under the Pass Through Trust Agreement allocable to interest.

(d)   The Pool Balance and the Pool Factor for the Trust. (Trust Supplement, Section 3.01(a))
So long as the Certificates are registered in the name of DTC or its nominee on the record date prior to each Distribution Date, the Trustee will request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all DTC Participants reflected on DTC’s books as holding interests in the Certificates on such record date. On each Distribution Date, the Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to Certificate Owners. (Trust Supplement, Section 3.01(a))
In addition, after the end of each calendar year, the Trustee will furnish to each Certificateholder at any time during the preceding calendar year a statement containing the sum of the amounts determined pursuant to clauses (a), (b) and (c) above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder’s preparation of its U.S. federal income tax returns. (Trust Supplement, Section 3.01(b)) Such statement and such other items shall be prepared on the basis of information supplied to the Trustee by the DTC Participants and shall be delivered by the Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificate Owners in the manner described above. (Trust Supplement, Section 3.01(b)) At such time, if any, as the Certificates are issued in the form of definitive certificates, the Trustee will prepare and deliver the information described above to each Certificateholder of record of the Trust as the name and period of ownership of such Certificateholder appears on the records of the registrar of the Certificates.
The Trustee is required to provide promptly to Certificateholders all material non-confidential information received by the Trustee from United. (Trust Supplement, Section 3.01(e))
Indenture Defaults and Certain Rights Upon an Indenture Default
Upon the occurrence and continuation of an Indenture Default under an Indenture, the Controlling Party will direct the Subordination Agent, as the holder of Equipment Notes issued under such Indenture, which in turn will direct the Loan Trustee under such Indenture in the exercise of remedies thereunder and may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture or sell the collateral under such Indenture to any person, subject to certain limitations. See “Description of the Intercreditor Agreement — Intercreditor Rights — Limitation on Exercise of Remedies”. The proceeds of any such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to the Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders on a Special Distribution Date. (Section 4.01; Trust Supplement, Sections 3.02 and 3.03) The market for Equipment Notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they could be sold. If any such Equipment Notes are sold for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions under the relevant Indenture than anticipated and will not have any claim for the shortfall against United, the Liquidity Provider or the Trustee.
Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee by the Subordination Agent on account of any Equipment Note or Collateral under (and as defined in) any Indenture held in the Trust following an Indenture Default will be deposited in the Special Payments Account for the Trust and will be distributed to the Certificateholders on a Special Distribution Date. (Section 4.01; Trust Supplement, Section 3.02) Any funds representing payments received with respect to any defaulted Equipment Notes, or the proceeds from the sale of any Equipment Notes, held by the Trustee in the Special Payments Account for the Trust will, to the extent practicable, be invested by the Trustee in certain permitted investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04)
The Pass Through Trust Agreement provides that the Trustee will, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders notice, transmitted by mail, of such uncured or unwaived default with respect to the Trust known to it, provided that, except in the case of default in a payment of principal, premium, if any, or interest on any of the Equipment Notes, the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. The term “default” as used in this paragraph only with respect to the Trust means the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection therewith will be disregarded. (Section 7.02)
The Pass Through Trust Agreement contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates before proceeding to exercise any right or power under the Pass Through Trust Agreement or the Intercreditor Agreement at the request of such Certificateholders. (Section 7.03(e))
Subject to certain qualifications set forth in the Pass Through Trust Agreement and to the Intercreditor Agreement, the Certificateholders holding Certificates evidencing fractional undivided interests aggregating not less than a majority in interest in the Trust shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on the Trustee under the Pass Through Trust Agreement or the Intercreditor Agreement, including any right of the Trustee as Controlling Party under the Intercreditor Agreement or as holder of the Equipment Notes. (Section 6.04)
In certain cases, the holders of the Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the Trust may on behalf of the holders of all the Certificates waive any past “event of default” under the Trust (i.e., any Indenture Default under any Indenture pursuant to which Equipment Notes were issued) and its consequences or, if the Trustee is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (i) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof, (ii) a default in payment of the principal, premium, if any, or interest with respect to any of the Equipment Notes and (iii) a default in respect of any covenant or provision of the Pass Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder affected thereby. (Section 6.05) Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. (Indentures, Section 5.06) Notwithstanding such provisions of the Indentures, pursuant to the Intercreditor Agreement after the occurrence and during the continuance of an Indenture Default only the Controlling Party will be entitled to waive any such past default or Indenture Default. See “Description of the Intercreditor Agreement —  Intercreditor Rights — Controlling Party”.
Purchase Rights of Holders of Additional Junior Certificates
Upon the occurrence and during the continuation of a Certificate Buyout Event, with 15 days’ written notice to the Trustee and each certificateholder of the same class:
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If any class of Additional Junior Certificates has been issued, the holders of such Additional Junior Certificates will have the right to purchase all but not less than all of the Certificates and any class of Additional Junior Certificates ranking senior in right of payment to such class of Additional Junior Certificates and, if Refinancing Certificates have been issued, holders of such Refinancing Certificates will have the same right to purchase Certificates as the holders of the class that they refinanced had. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

The purchase price for the Certificates will be equal to the Pool Balance of the Certificates to be purchased plus accrued and unpaid interest thereon to the date of purchase, without premium, but including any other amounts then due and payable to the Certificateholders. Such purchase right may be exercised by any holder of Additional Junior Certificates (or Refinancing Certificates) of the class or classes entitled to such right. In each case, if prior to the end of the 15-day notice period, any other certificateholder of the same class notifies the purchasing certificateholder that the other certificateholder wants to participate in such purchase, then such other certificateholder may join with the purchasing certificateholder to purchase the Certificates pro rata based on the fractional undivided interest in the applicable Additional

Trust held by each such certificateholder. If United or any of its affiliates is a holder of Additional Junior Certificates or Refinancing Certificates, it will not have the purchase rights described above. (Trust Supplement, Section 4.01)
A “Certificate Buyout Event” means that a United Bankruptcy Event has occurred and is continuing and either of the following events have occurred: (A) both (i) the 60-day period specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the “60-Day Period”) has expired and (ii) United has not entered into one or more agreements under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code to perform all of its obligations under all of the Indentures or, if it has entered into such agreements, has at any time thereafter failed to cure any default under any of the Indentures in accordance with Section 1110(a)(2)(B) of the U.S. Bankruptcy Code; or (B) if prior to the expiry of the 60-Day Period, United shall have abandoned any Aircraft.
PTC Event of Default
A Pass Through Certificate Event of Default (a “PTC Event of Default”) under the Pass Through Trust Agreement means the failure to pay:
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The outstanding Pool Balance of the Certificates within ten Business Days of the Final Maturity Date for such Certificates.

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Interest due on the Certificates within ten Business Days of any Distribution Date (unless the Subordination Agent shall have made Interest Drawings, or withdrawals from the Cash Collateral Account for such Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee). (Section 1.01)

Any failure to make expected principal distributions with respect to the Certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the Certificates resulting from an Indenture Default under all Indentures will constitute a Triggering Event.
Merger, Consolidation and Transfer of Assets
United will be prohibited from consolidating with or merging into any other person or transferring all or substantially all of its assets as an entirety to any other person unless:
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The surviving successor or transferee person shall be organized and validly existing under the laws of the United States or any state thereof or the District of Columbia.

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The surviving successor or transferee person shall be a “citizen of the United States” (as defined in Title 49 of the United States Code relating to aviation (the “Transportation Code”)) holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49, United States Code, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

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The surviving successor or transferee person shall expressly assume all of the obligations of United contained in the Basic Agreement and the Trust Supplement, the Equipment Notes, the Note Purchase Agreement, the Indentures, the Participation Agreements and any other operative documents.

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United shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions.

In addition, after giving effect to such transaction, no Indenture Default shall have occurred and be continuing. (Section 5.02; Indentures, Section 4.07)
The Basic Agreement, the Trust Supplement, the Note Purchase Agreement, the Indentures and the Participation Agreements will not contain any covenants or provisions that may afford the Trustee or any Certificateholder protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of United.

Modifications of the Pass Through Trust Agreement and Certain Other Agreements
The Pass Through Trust Agreement contains provisions permitting, at the request of United, the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility, without the consent of the holders of any of the Certificates:
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To evidence the succession of another corporation to United and the assumption by such corporation of United’s obligations under such Pass Through Trust Agreement or the Note Purchase Agreement.

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To add to the covenants of United for the benefit of holders of such Certificates or to surrender any right or power conferred upon United in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility.

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To correct or supplement any provision of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility which may be defective or inconsistent with any other provision in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility, provided that such action shall not materially adversely affect the interests of the holders of such Certificates; to correct any mistake in such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility; or, as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Facility.

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To comply with any requirement of the Commission, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body.

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To modify, eliminate or add to the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility to such extent as shall be necessary to continue the qualification of such Pass Through Trust Agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act.

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To evidence and provide for the acceptance of appointment under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility by a successor Trustee and to add to or change any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trust under the Basic Agreement by more than one trustee.

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To provide for the issuance of Additional Junior Certificates or Refinancing Certificates after the Issuance Date, subject to certain terms and conditions. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.

In each case, such modification or supplement may not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes. (Section 9.01; Trust Supplement, Section 6.02)
The Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each outstanding Certificate so affected thereby:

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Reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee of payments with respect to the Equipment Notes or distributions in respect of any Certificate related to the Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder to institute suit for the enforcement of any such payment when due.

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Permit the disposition of any Equipment Note, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes.

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Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to such Certificateholders.

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Reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental agreement or for any waiver provided for in such Pass Through Trust Agreement.

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Modify any of the provisions relating to the rights of the Certificateholders to consent to the amendments or supplements referred to in this paragraph or in respect of certain waivers of Indenture Defaults, except to increase any such percentage or to provide that certain other provisions of such Pass Through Trust Agreement cannot be modified or waived without the consent of each Certificateholder affected thereby.

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Adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.02; Trust Supplement, Section 6.03)

In the event that the Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Equipment Note or any other related document, such Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder as of the date of such notice, except in the case when consent of Certificateholders is not required under the Pass Through Trust Agreement. The Trustee shall request from the Certificateholders a direction as to:
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Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct.

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Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party.

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How to vote (or direct the Subordination Agent to vote) any Equipment Note if a vote has been called for with respect thereto.

Provided such a request for Certificateholder direction shall have been made, in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):
•
Other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding Certificates.

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As the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the Trust.

For purposes of the immediately preceding paragraph, a Certificate shall have been “actually voted” if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder’s consent to such direction prior to one Business Day before such Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01)
In determining whether the Certificateholders of the requisite fractional undivided interests of Certificates have given any direction under the Pass Through Trust Agreement, Certificates owned by United or any of its affiliates will be disregarded and deemed not to be outstanding for purposes of any such determination. Notwithstanding the foregoing, (i) if any such person owns 100% of the Certificates, such Certificates shall not be so disregarded, and (ii) if any amount of Certificates so owned by any such person have been pledged in good faith, such Certificates shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Certificates and that the pledgee is not United or an affiliate of United.
Obligation to Purchase Equipment Notes
The Trustee will be obligated to purchase on the Issuance Date the Equipment Notes issued with respect to the Aircraft, subject to the terms and conditions of a note purchase agreement (the “Note Purchase Agreement”). Under the Note Purchase Agreement, United will enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a “Participation Agreement”) and an indenture (each, an “Indenture”) relating to the financing of each Aircraft in substantially the form attached to the Note Purchase Agreement.
Termination of the Trust
The obligations of United and the Trustee with respect to the Trust will terminate upon the distribution to Certificateholders of all amounts required to be distributed to them pursuant to the Pass Through Trust Agreement and the disposition of all property held in the Trust. The Trustee will send to each Certificateholder notice of the termination of the Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for the Trust. The final distribution to any Certificateholder will be made only upon surrender of such Certificateholder’s Certificates at the office or agency of the Trustee specified in such notice of termination. (Trust Supplement, Section 7.01(a))
The Trustee
The Trustee will be Wilmington Trust, National Association. The Trustee’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.
Book-Entry; Delivery and Form
General
Upon issuance, the Certificates will be represented by one or more fully registered global certificates. Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (“Cede”), the nominee of DTC. DTC was created to hold securities for its participants (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect DTC Participants”).
So long as such book-entry procedures are applicable, no person acquiring an interest in the Certificates (“Certificate Owner”) will be entitled to receive a certificate representing such person’s interest in such Certificates. Unless and until definitive certificates are issued under the limited circumstances described below under “— Physical Certificates”, all references to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer, as the case may be, to distributions, notices, reports and statements to DTC or Cede, as the registered holder of such Certificates, or to DTC Participants for distribution to Certificate Owners in accordance with DTC procedures.
DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Under the New York Uniform Commercial Code, a “clearing corporation” is defined as:
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a person that is registered as a “clearing agency” under the federal securities laws;

•
a federal reserve bank; or

•
any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

A “clearing agency” is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the Certificates among DTC Participants on whose behalf it acts with respect to the Certificates and to receive and transmit distributions with respect to the Certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective customers. Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Certificates may do so only through DTC Participants and Indirect DTC Participants. In addition, Certificate Owners will receive all distributions with respect to the Certificates from the Trustee through DTC Participants or Indirect DTC Participants, as the case may be.
Under a book-entry format, Certificate Owners may experience some delay in their receipt of payments, because payments with respect to the Certificates will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward payments in same-day funds to each DTC Participant who is credited with ownership of the Certificates in an amount proportionate to the face amount of that DTC Participant’s holdings of beneficial interests in the Certificates, as shown on the records of DTC or its nominee. Each such DTC Participant will forward payments to its Indirect DTC Participants in accordance with standing instructions and customary industry practices. DTC Participants and Indirect DTC Participants will be responsible for forwarding distributions to Certificate Owners for whom they act. Accordingly, although Certificate Owners will not possess physical certificates, DTC’s rules provide a mechanism by which Certificate Owners will receive payments on the Certificates and will be able to transfer their interests.
Unless and until physical certificates are issued under the limited circumstances described under “— Physical Certificates” below, the only Certificateholder of physical certificates will be Cede, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as registered owners of Certificates under the Pass Through Trust Agreement. Certificate Owners will be permitted to exercise their rights under the Pass Through Trust Agreement only indirectly through DTC. DTC will take any action permitted to be taken by a Certificateholder under the Pass Through Trust Agreement only at the direction of one or more DTC Participants to whose accounts with DTC the Certificates are credited. In the event any action requires approval by Certificateholders of a certain percentage of the beneficial interests in the Trust, DTC will take action only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy the required percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that the actions are taken on behalf of DTC Participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC Participants, and DTC Participants will convey notices and other communications to Indirect DTC Participants in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC’s rules applicable to itself and DTC Participants are on file with the Commission.
A Certificate Owner’s ability to pledge its Certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to its Certificates, may be limited due to the lack of a physical certificate to evidence ownership of the Certificates, and because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect DTC Participants.
Neither United nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or for the performance by DTC, any DTC Participant or any Indirect DTC Participant of their respective obligations under the rules and procedures governing their obligations.
As long as the Certificates are registered in the name of DTC or its nominee, United will make all payments to the Loan Trustee under the applicable Indenture in immediately available funds. The Trustee will pass through to DTC in immediately available funds all payments received from United, including the final distribution of principal with respect to the Certificates.
Any Certificates registered in the name of DTC or its nominee will trade in DTC’s Same-Day Funds Settlement System until maturity. DTC will require secondary market trading activity in the Certificates to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in same- day funds on trading activity in the Certificates.
Physical Certificates
Physical certificates will be issued in paper form to Certificateholders or their nominees, rather than to DTC or its nominee, only if:
•
United advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the Certificates and United is unable to locate a qualified successor;

•
United elects to terminate the book-entry system through DTC; or

•
after the occurrence of an Indenture Default under any Indenture pursuant to which Equipment Notes were issued, Certificate Owners owning at least a majority in fractional undivided interests in the Trust advise the Trustee, United and DTC through DTC Participants that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the Certificate Owners’ best interest.

Upon the occurrence of any of the events described in the three subparagraphs above, the Trustee will notify all applicable Certificate Owners through DTC Participants of the occurrence of such event and the availability of physical certificates. Upon surrender by DTC of the global certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as physical certificates to the applicable Certificate Owners.
In the case of the physical certificates that are issued, the Trustee or a paying agent will make distributions with respect to such Certificates directly to holders in whose names the physical certificates were registered at the close of business on the applicable record date. Except for the final payment to be made with respect to a Certificate, the Trustee or a paying agent will make distributions by check mailed to the addresses of the registered holders as they appear on the register maintained by the Trustee. The Trustee or a paying agent will make the final payment with respect to any Certificate only upon presentation and surrender of the applicable Certificate at the office or agency specified in the notice of final distribution to Certificateholders.
Physical certificates will be freely transferable and exchangeable at the office of the Trustee upon compliance with the requirements set forth in the Pass Through Trust Agreement. Neither the Trustee nor any transfer or exchange agent will impose a service charge for any registration of transfer or exchange. However, the Trustee or transfer or exchange agent will require payment of a sum sufficient to cover any tax or other governmental charge attributable to a transfer or exchange.

DESCRIPTION OF THE LIQUIDITY FACILITY
The following summary describes the material terms of the Liquidity Facility and certain provisions of the Intercreditor Agreement relating to the Liquidity Facility. The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Liquidity Facility and the Intercreditor Agreement, each of which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission.
General
Natixis S.A., acting through its New York Branch (the “Liquidity Provider”), will enter into a revolving credit agreement (the “Liquidity Facility”) with the Subordination Agent with respect to the Trust. On any Regular Distribution Date, if, after giving effect to the subordination provisions of the Intercreditor Agreement, the Subordination Agent does not have sufficient funds for the payment of interest on the Certificates, the Liquidity Provider under the Liquidity Facility will make an advance (an “Interest Drawing”) in the amount needed to fund such interest shortfall up to the Maximum Available Commitment. The maximum amount of Interest Drawings available under the Liquidity Facility is expected to provide an amount sufficient for the Subordination Agent to pay interest on the Certificates on up to three consecutive semiannual Regular Distribution Dates (without regard to any expected future payments of principal on the Certificates) at the interest rate shown on the cover page of this Prospectus Supplement for the Certificates (the “Stated Interest Rate”). If interest payment defaults occur that exceed the amount covered by and available under the Liquidity Facility, the Certificateholders will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. The Liquidity Provider may be replaced by one or more other entities under certain circumstances.
Drawings
Except as otherwise provided below, the Liquidity Facility will enable the Subordination Agent to make Interest Drawings thereunder promptly on or after any Regular Distribution Date if, after giving effect to the subordination provisions of the Intercreditor Agreement, there are insufficient funds available to the Subordination Agent to pay interest on the Certificates at the Stated Interest Rate; provided, however, that the maximum amount available to be drawn under the Liquidity Facility on any Regular Distribution Date to fund any shortfall of interest on Certificates will not exceed the then Maximum Available Commitment. The “Maximum Available Commitment” at any time is an amount equal to the then Maximum Commitment less the aggregate amount of each Interest Drawing outstanding under the Liquidity Facility at such time, provided that following a Downgrade Drawing (subject to reinstatement of the obligations of the Liquidity Provider if the Liquidity Provider has a Long-Term Rating specified for each Rating Agency in the definition of “Liquidity Threshold Rating” or higher at any time after the occurrence of a Downgrade Event and so notifies the Subordination Agent), a Special Termination Drawing, a Final Drawing or a Non-Extension Drawing under the Liquidity Facility, the Maximum Available Commitment under the Liquidity Facility shall be zero.
“Maximum Commitment” for the Liquidity Facility means initially $      , as the same may be reduced from time to time as described below.
“Required Amount” means, in relation to the Liquidity Facility for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate, that would be payable on the Certificates on each of the three successive Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two Regular Distribution Dates, in each case calculated on the basis of the Pool Balance on such day and without regard to expected future payments of principal on the Certificates.
The Liquidity Facility does not provide for drawings thereunder to pay for principal of or premium on the Certificates or any interest on the Certificates in excess of the Stated Interest Rate or more than three semiannual installments of interest thereon or principal of or interest or premium on any Additional Junior Certificates. (Liquidity Facility, Section 2.02; Intercreditor Agreement, Section 3.5)
Each payment by the Liquidity Provider reduces by the same amount the Maximum Available Commitment, subject to reinstatement as described below. With respect to any Interest Drawing, upon reimbursement of the Liquidity Provider in full or in part for the amount of such Interest Drawing plus interest thereon, the Maximum Available Commitment will be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to an amount not to exceed the then Required Amount. However, the Maximum Available Commitment will not be so reinstated at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes or (ii) a Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been made or an Interest Drawing shall have been converted into a Final Drawing. The Maximum Available Commitment will not be reinstated after a Final Drawing, Downgrade Drawing (except as described above), Special Termination Drawing or Non-Extension Drawing thereunder. On (or, if applicable, immediately following) the first Regular Distribution Date and promptly following each date on which the Pool Balance shall have been reduced by payments made to the Certificateholders pursuant to the Intercreditor Agreement, the Maximum Commitment will be automatically reduced from time to time to an amount equal to the then Required Amount. (Liquidity Facility, Section 2.04(a); Intercreditor Agreement, Section 3.5(j))
“Performing Equipment Note” means an Equipment Note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that in the event of a bankruptcy proceeding under the U.S. Bankruptcy Code in which United is a debtor any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code or as may apply for the cure of such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code) shall not be taken into consideration until the expiration of the applicable period.
If at any time the Liquidity Provider is downgraded, or any applicable rating of the Liquidity Provider is suspended or withdrawn, by any nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates (the “Rating Agencies”) such that after such downgrading, suspension or withdrawal the Liquidity Provider does not have a Long-Term Rating from such Rating Agency of the applicable Liquidity Threshold Rating or higher (any such downgrading, suspension or withdrawal, a “Downgrade Event”), and the Liquidity Facility is not replaced with a Replacement Facility within 35 days of the occurrence of such Downgrade Event (or, if earlier, the expiration date of the Liquidity Facility), the Liquidity Facility will be drawn up to the then Maximum Available Commitment (the “Downgrade Drawing”), unless no later than 35 days after the occurrence of such Downgrade Event (or, if earlier, the expiration date of the Liquidity Facility), the Rating Agency whose downgrading, suspension or withdrawal of the Liquidity Provider resulted in the occurrence of such Downgrade Event provides a written confirmation to the effect that such downgrading, suspension or withdrawal will not result in a downgrading, withdrawal or suspension of the rating by such Rating Agency for the Certificates. The proceeds of a Downgrade Drawing will be deposited into a cash collateral account (the “Cash Collateral Account”) for the Certificates and used for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under the Liquidity Facility would be used. If at any time after the occurrence of a Downgrade Event with respect to the Liquidity Provider, the Liquidity Provider has a Long-Term Rating specified by each Rating Agency in the definition of “Liquidity Threshold Rating” or higher and so notifies the Subordination Agent, amounts on deposit in the Cash Collateral Account that have not be applied to the payment of interest will be reimbursed to the Liquidity Provider and the obligations of the Liquidity Provider under the Liquidity Facility shall be reinstated to the extent of such amounts which have been reimbursed to the Liquidity Provider. For the avoidance of doubt, the foregoing requirements shall apply to each occurrence of a Downgrade Event with respect to the Liquidity Provider, regardless of whether or not one or more Downgrade Events have occurred prior thereto and whether or not any confirmation by a Rating Agency specified in the foregoing requirements has been obtained with respect to any prior occurrence of a Downgrade Event. (Liquidity Facility, Section 2.02(c); Intercreditor Agreement, Section 3.5(c)) If a qualified Replacement Facility is subsequently provided, the balance of the Cash Collateral Account will be repaid to the replaced Liquidity Provider.
“Liquidity Threshold Rating” means: (a) in the case of S&P Global Ratings (“S&P”), a Long-Term Rating of BBB, and (b) in the case of Moody’s Investors Service, Inc. (“Moody’s”), a Long-Term Rating of Baa2.

“Long-Term Rating” means, for any entity, (a) in the case of S&P, the long-term issuer credit rating of such entity and (b) in the case of Moody’s, the long-term unsecured debt rating of such entity.
If at any time during the 18-month period prior to the final expected Regular Distribution Date, the Pool Balance for the Trust is greater than the aggregate outstanding principal amount of Equipment Notes (other than any Equipment Notes previously sold or with respect to which the collateral securing such Equipment Notes has been disposed of), the Liquidity Provider may, in its discretion, give notice of special termination under the Liquidity Facility (a “Special Termination Notice”). The effect of the delivery of such Special Termination Notice will be to cause (i) the Liquidity Facility to expire on the fifth Business Day after the date on which such Special Termination Notice is received by the Subordination Agent, (ii) the Subordination Agent to promptly request, and the Liquidity Provider to promptly make, a special termination drawing (a “Special Termination Drawing”) in an amount equal to the Maximum Available Commitment thereunder and (iii) all amounts owing to the Liquidity Provider automatically to become accelerated. The proceeds of a Special Termination Drawing will be deposited into the Cash Collateral Account and used for the same purposes under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 6.02; Intercreditor Agreement, Section 3.5(m))
The Liquidity Facility provides that the Liquidity Provider’s obligations thereunder will expire on the earliest of:
•
The first anniversary of the Issuance Date.

•
The date on which the Subordination Agent delivers to the Liquidity Provider a certification that all of the Certificates have been paid in full.

•
The date on which the Subordination Agent delivers to the Liquidity Provider a certification that a Replacement Facility has been substituted for the Liquidity Facility.

•
The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from the Liquidity Provider. See “— Liquidity Events of Default”.

•
The fifth Business Day following receipt by the Subordination Agent of a Special Termination Notice from the Liquidity Provider.

•
The date on which no amount is or may (by reason of reinstatement) become available for drawing under the Liquidity Facility.

The Liquidity Facility provides that it will be extended automatically for additional one-year periods unless the Liquidity Provider advises the Subordination Agent 25 days prior to its then-scheduled expiration date that the expiration date will not be extended. The Intercreditor Agreement will provide that the Liquidity Facility may be replaced if the Liquidity Provider advises the Subordination Agent that it will not extend the Liquidity Facility in accordance with the immediately preceding sentence and the Liquidity Facility is scheduled to expire earlier than 15 days after the Final Maturity Date for the Certificates. If the Liquidity Facility is not so extended or replaced by the 25th day prior to its then-scheduled expiration date, the Liquidity Facility will be drawn in full up to the then Maximum Available Commitment (the “Non-Extension Drawing”). The proceeds of the Non-Extension Drawing will be deposited in the Cash Collateral Account to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(b); Intercreditor Agreement, Section 3.5(d))
Upon receipt by the Subordination Agent of a Termination Notice with respect to the Liquidity Facility from the Liquidity Provider, the Subordination Agent shall request a final drawing (a “Final Drawing”) under the Liquidity Facility, in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of the Final Drawing in the Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under the Liquidity Facility would be used. (Liquidity Facility, Section 2.02(d); Intercreditor Agreement, Section 3.5(i)).
Drawings under the Liquidity Facility will be made by delivery by the Subordination Agent of a certificate in the form required by the Liquidity Facility. Upon receipt of such a certificate, the Liquidity

Provider is obligated to make payment of the drawing requested thereby in immediately available funds. Upon payment by the Liquidity Provider of the amount specified in any drawing under the Liquidity Facility, the Liquidity Provider will be fully discharged of its obligations under the Liquidity Facility with respect to such drawing and will not thereafter be obligated to make any further payments under the Liquidity Facility in respect of such drawing to the Subordination Agent or any other person.
Replacement Liquidity Facility
A “Replacement Facility” for the Liquidity Facility will mean an irrevocable liquidity facility in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as shall permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the replaced Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the then Required Amount for the replaced Liquidity Facility and issued by a person (or persons) having a Long-Term Rating issued by each applicable Rating Agency which is equal to or higher than the applicable Liquidity Threshold Rating. (Intercreditor Agreement, Section 1.1) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as “Controlling Party” under the Intercreditor Agreement) as the Liquidity Provider being replaced.
Subject to certain limitations, United may, at its option, arrange for a Replacement Facility at any time to replace the Liquidity Facility (including without limitation any Replacement Facility described in the following sentence). In addition, if the Liquidity Provider shall determine not to extend any Replacement Facility, then the Liquidity Provider may, at its option, arrange for another Replacement Facility to replace such Replacement Facility (i) during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Replacement Facility and (ii) at any time after a Non-Extension Drawing has been made under the Liquidity Facility. The Liquidity Provider may also arrange for a Replacement Facility to replace the Liquidity Facility at any time after a Downgrade Drawing under the Liquidity Facility. If any Replacement Facility is provided at any time after a Downgrade Drawing, a Special Termination Drawing or a Non-Extension Drawing under the Liquidity Facility, the funds with respect to the Liquidity Facility on deposit in the Cash Collateral Account will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.5(e))
Reimbursement of Drawings
The Subordination Agent must reimburse amounts drawn under the Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor. See “Description of the Intercreditor Agreement — Priority of Distributions”.
Interest Drawings, Special Termination Drawing and Final Drawing
Amounts drawn by reason of an Interest Drawing, Special Termination Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of the drawing to (but excluding) the third business day following the Liquidity Provider’s receipt of the notice of such Interest Drawing or Final Drawing, interest will accrue at the Base Rate plus 3.50% per annum. Thereafter, interest will accrue at the Term SOFR Reference Rate for the applicable interest period (or, as described in the sixth paragraph under “— Reimbursement of Drawings — Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.50% per annum. Any Special Termination Drawing under the Liquidity Facility, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account plus a specified rate per annum on the outstanding amount from time to time of such Special Termination Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “— Liquidity Events of Default”, at a rate equal to the Term SOFR Reference Rate for the applicable interest period (or, as described in the sixth paragraph under “— Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.50% per annum.

“Base Rate” means, for any given day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, provided that if such rate would be less than zero percent (0%), then such rate shall be deemed to be equal to zero percent (0%), plus (b) one-quarter of one percent (1/4 of 1%).
“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“Term SOFR” means, with respect to any applicable interest period, (a) the Term SOFR Reference Rate for a tenor comparable to the applicable interest period on the day that is two (2) U.S. Government Securities Business Days prior to the first day of such interest period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any such day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a benchmark replacement setting with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to any such day, and (b) if the rate calculated pursuant to the foregoing clause (a) is not available or otherwise determinable by the Liquidity Provider in accordance with the terms of such clause (a) (including as a result of the existence of a relevant benchmark unavailability period as of any applicable date of determination of such rate), the Base Rate. Notwithstanding the foregoing, if Term SOFR determined as provided above with respect to any interest period would be less than 0% per annum, then Term SOFR for such interest period shall be deemed to be 0% per annum.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Liquidity Provider in consultation with United and with notice to the Subordination Agent).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
The Liquidity Facility includes Term SOFR benchmark setting provisions and benchmark replacement provisions substantially similar to those most recently recommended (for Term SOFR credit facilities) by the Loan Syndications & Trading Association, providing for the implementation and, upon certain events, replacement of Term SOFR or any subsequent benchmark, including the authority for the Liquidity Provider to make customary conforming changes from time to time in consultation with United and with notice of effectiveness to the Subordination Agent. Such benchmark implementation and replacement, including amendments to implement the same, may be accomplished without any consent of Certificateholders.
Downgrade Drawings and Non-Extension Drawings
The amount drawn under the Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:
•
Such amount will be released on any Distribution Date to the Liquidity Provider to the extent that such amount exceeds the Required Amount.

•
Any portion of such amount withdrawn from the Cash Collateral Account to pay interest on the Certificates will be treated in the same way as Interest Drawings.

•
The balance of such amount will be invested in certain specified eligible investments.

Any Downgrade Drawing under the Liquidity Facility, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account plus a specified rate per annum on the outstanding amount from time to time of such Downgrade Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “— Liquidity Events of Default”, at a rate equal to the Term SOFR Reference Rate for the applicable interest period (or, as described in the sixth paragraph under “— Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.50% per annum.
Any Non-Extension Drawing under the Liquidity Facility, other than any portion thereof applied to the payment of interest on the Certificates, will bear interest (x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account plus a specified rate per annum on the outstanding amount from time to time of such Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under “— Liquidity Events of Default”, at a rate equal to the Term SOFR Reference Rate for the applicable interest period (or, as described in the sixth paragraph under “— Interest Drawings, Special Termination Drawing and Final Drawing”, the Base Rate) plus 3.50% per annum.
Liquidity Events of Default
Events of default under the Liquidity Facility (each, a “Liquidity Event of Default”) will consist of:
•
The acceleration of all of the Equipment Notes.

•
Certain bankruptcy or similar events involving United. (Liquidity Facility, Section 1.01)

If (i) any Liquidity Event of Default has occurred and is continuing and (ii) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than any Additional Equipment Notes, if any) are Performing Equipment Notes, the Liquidity Provider may, in its discretion, give a notice of termination of the Liquidity Facility to the Subordination Agent (a “Termination Notice”). The Termination Notice will have the following consequences:
•
The Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

•
The Subordination Agent will promptly request, and the Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

•
Any drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under the Liquidity Facility.

•
All amounts owing to the Liquidity Provider automatically will be accelerated.

Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under “Description of the Intercreditor Agreement — Priority of Distributions”. (Liquidity Facility, Section 2.09) Upon the circumstances described below under “Description of the Intercreditor Agreement — Intercreditor Rights”, the Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))
Liquidity Provider
The initial Liquidity Provider will be Natixis S.A., acting through its New York Branch. The Liquidity Provider meets the Liquidity Threshold Rating on the date hereof. The Liquidity Provider does not accept responsibility for any information contained in this Prospectus Supplement other than the information relating to Natixis S.A, acting through its New York Branch.

DESCRIPTION OF THE INTERCREDITOR AGREEMENT
The following summary describes the material provisions of the Intercreditor Agreement (the “Intercreditor Agreement”) among the Trustee, the Liquidity Provider and Wilmington Trust, National Association, as subordination agent (the “Subordination Agent”). The summary does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the Intercreditor Agreement, which will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission.
Intercreditor Rights
Controlling Party
Each Loan Trustee will be directed in taking, or refraining from taking, any action under an Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default shall have occurred and be continuing thereunder. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustee, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.
After the occurrence and during the continuance of an Indenture Default under an Indenture, each Loan Trustee will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under such Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. See “Description of the Certificates — Indenture Defaults and Certain Rights Upon an Indenture Default” for a description of the rights of the Certificateholders of each Trust to direct the Trustee.
The “Controlling Party” will be:
•
The Trustee.

•
Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider (including, if any Class B Certificates or Class C Certificates are issued, the liquidity provider for the Class B Certificates or Class C Certificates) with the largest amount owed to it, as discussed in the next paragraph.

At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under the Liquidity Facility shall have been drawn (for any reason other than a Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing that has not been converted into a Final Drawing) and shall remain unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing, Special Termination Drawing or Non-Extension Drawing shall have been withdrawn from the Cash Collateral Account to pay interest on the Certificates and shall remain unreimbursed and (z) the date on which all Equipment Notes shall have been accelerated, the Liquidity Provider (including, if any Class B Certificates or Class C Certificates are issued, the liquidity provider for the Class B Certificates or Class C Certificates) with the highest outstanding amount of Liquidity Obligations (so long as the Liquidity Provider has not defaulted in its obligation to make any drawing under the Liquidity Facility) shall have the right to become the Controlling Party.
For purposes of giving effect to the rights of the Controlling Party, the Trustee (to the extent not the Controlling Party) shall irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, shall exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6) For a description of certain limitations on the Controlling Party’s rights to exercise remedies, see “Description of the Equipment Notes — Remedies”.
“Final Distributions” means, with respect to the Certificates of the Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on the Certificates and (y) the Pool

Balance of such Certificates as of the immediately preceding Distribution Date. For purposes of calculating Final Distributions with respect to the Certificates of the Trust, any premium paid on the Equipment Notes held in the Trust which has not been distributed to the Certificateholders of the Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of the Trust or the reduction of the Pool Balance of the Trust) shall be added to the amount of such Final Distributions.
Limitation on Exercise of Remedies
So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture and (y) the bankruptcy or insolvency of United, without the consent of the Trustee (and each Additional Trustee, if any Additional Junior Certificates are outstanding), no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold in the exercise of remedies under such Indenture, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.
“Minimum Sale Price” means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, in the case of the sale of an Aircraft, 75%, or in the case of the sale of related Equipment Notes, 85%, of the Appraised Current Market Value of such Aircraft.
Following the occurrence and during the continuation of an Indenture Default under any Indenture, if the Equipment Notes issued pursuant to such Indenture have been accelerated, the Controlling Party may direct the Subordination Agent to sell or otherwise dispose of all (but not less than all) of such Equipment Notes or all or any portion of the Collateral under such Indenture. In each case, such sale or other disposition shall be conducted in a commercially reasonable manner and in accordance with applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof) and, to the extent a United Bankruptcy Event has occurred and is continuing, the U.S. Bankruptcy Code. If all or any portion of the Collateral is sold or otherwise disposed of following an Indenture Default, no break-up or other fees (excluding third-party broker fees) or similar amounts may be paid to any buyer, potential buyer or other person from the proceeds of such sale or other disposition. (Intercreditor Agreement, Section 4.1(a)(i)) In addition, in lieu of such sale, the Controlling Party may direct the Subordination Agent to instruct the Loan Trustee under such Indenture to foreclose on the lien on the related Aircraft or to take other remedial action permitted under such Indenture or under any applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof) and, to the extent a United Bankruptcy Event has occurred and is continuing, the Bankruptcy Code. (Intercreditor Agreement, Section 4.1(b))
Following the occurrence and during the continuation of an Indenture Default under any Indenture, in the exercise of remedies pursuant to such Indenture, the Loan Trustee under such Indenture may be directed to lease the Aircraft to any person (including United) so long as the Loan Trustee in doing so acts in a “commercially reasonable” manner within the meaning of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9-610 and 9-627 thereof).
If following certain events of bankruptcy, reorganization or insolvency with respect to United described in the Intercreditor Agreement (a “United Bankruptcy Event”) and during the pendency thereof, the Controlling Party receives a proposal from or on behalf of United to restructure the financing of any one or more of the Aircraft, the Controlling Party will promptly thereafter give the Subordination Agent, the Trustee (each Additional Trustee, if any Additional Junior Certificates are outstanding) and the Liquidity Provider that has not made a Final Drawing notice of the material economic terms and conditions of such restructuring proposal whereupon the Subordination Agent acting on behalf of the Trustee (and each Additional Trustee, if Additional Junior Certificates are outstanding) will endeavor using reasonable commercial efforts to make such terms and conditions of such restructuring proposal available to all Certificateholders (and, if then outstanding, holders of Additional Junior Certificates) (whether by posting on DTC’s Internet board or otherwise). Thereafter, neither the Subordination Agent nor the Trustee, whether acting on instructions of the Controlling Party or otherwise, may, without the consent of the Trustee (and each Additional Trustee, if any Additional Junior Certificates are outstanding) and the Liquidity Provider that has not made a Final Drawing, enter into any term sheet, stipulation or other agreement (whether in the form of an adequate protection stipulation, an extension under Section 1110(b) of the U.S.

Bankruptcy Code or otherwise) to effect any such restructuring proposal with or on behalf of United unless and until the material economic terms and conditions of such restructuring proposal shall have been made available to all Certificateholders (and, if then outstanding, holders of Additional Junior Certificates) for a period of not less than 15 calendar days (except that such requirement shall not apply to any such term sheet, stipulation or other agreement that is entered into on or prior to the expiry of the 60-Day Period and that is effective for a period not longer than three months from the expiry of the 60-Day Period).
If Additional Junior Certificates have been issued and are outstanding and any holder of Additional Junior Certificates gives irrevocable notice of the exercise of its right to purchase all (but not less than all) of the Certificates represented by the then Controlling Party (as described in “Description of the Certificates — Purchase Rights of Holders of Additional Junior Certificates”), prior to the expiry of the 15-day notice period specified above, such Controlling Party may not direct the Subordination Agent or the Trustee to enter into any such restructuring proposal with respect to any of the Aircraft, unless and until such holder fails to purchase the Certificates on the date that it is required to make such purchase.
Post Default Appraisals
Upon the occurrence and continuation of an Indenture Default under any Indenture, the Subordination Agent will be required to obtain three desktop appraisals from the appraisers selected by the Controlling Party setting forth the current market value, current lease rate and distressed value (in each case, as defined by the International Society of Transport Aircraft Trading) of the Aircraft subject to such Indenture (each such appraisal, an “Appraisal” and the current market value appraisals being referred to herein as the “Post Default Appraisals”). For so long as any Indenture Default shall be continuing under any Indenture, and without limiting the right of the Controlling Party to request more frequent Appraisals, the Subordination Agent will be required to obtain additional Appraisals on the date that is 364 days from the date of the most recent Appraisal or if a United Bankruptcy Event shall have occurred and is continuing, on the date that is 180 days from the date of the most recent Appraisal and, acting on behalf of each Trustee, to post such Appraisals on DTC’s internet bulletin board or make such other commercially reasonable efforts as the Subordination Agent may deem appropriate to make such Appraisals available to all Certificateholders. (Intercreditor Agreement, Section 4.1(a)(iv))
“Appraised Current Market Value” of any Aircraft means the lower of the average and the median of the three most recent Post Default Appraisals of such Aircraft.
Priority of Distributions
All payments in respect of the Equipment Notes and certain other payments received on each Regular Distribution Date or Special Distribution Date (each, a “Distribution Date”) will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:
•
To the Subordination Agent, the Trustee, any Certificateholder and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent (or reasonably expected to be incurred by the Subordination Agent for the period ending on the next succeeding Regular Distribution Date, which shall not exceed $150,000 unless approved in writing by the Controlling Party) or the Liquidity Provider or the Trustee or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or the Trustee in connection with the protection or realization of the value of the Equipment Notes held by the Subordination Agent or any Collateral under (and as defined in) any Indenture (collectively, the “Administration Expenses”).

•
To the Liquidity Provider (a) to the extent required to pay the Liquidity Expenses or (b) in the case of a Special Payment on account of the redemption, purchase or prepayment of Equipment Notes issued pursuant to an Indenture (an “Equipment Note Special Payment”), so long as no Indenture Default has occurred and is continuing under any Indenture, the amount of accrued and unpaid Liquidity Expenses that are not yet due, multiplied by the Section 2.4 Fraction or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•
To the Liquidity Provider (a) to the extent required to pay interest accrued on the Liquidity Obligations and if a Special Termination Drawing has been made and has not been converted into a

Final Drawing, to pay the outstanding amount of such Special Termination Drawing or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay accrued and unpaid interest then in arrears on the Liquidity Obligations plus an amount equal to the amount of accrued and unpaid interest on the Liquidity Obligations not in arrears, multiplied by the Section 2.4 Fraction and if a Special Termination Drawing has been made and has not been converted into a Final Drawing, the outstanding amount of such Special Termination Drawing or, if an Indenture Default has occurred and is continuing, clause (a) will apply.
•
To (i) the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and (ii) if applicable, unless (in the case of this clause (ii) only) (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes (other than Additional Equipment Notes, if any) are Performing Equipment Notes and a Liquidity Event of Default shall have occurred and is continuing or (y) a Final Drawing shall have occurred under the Liquidity Facility or an Interest Drawing for the Liquidity Facility shall have been converted into a Final Drawing, the Subordination Agent to replenish the Cash Collateral Account up to the Required Amount.

•
To the Subordination Agent, the Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable.

•
To the Trustee (a) to the extent required to pay accrued and unpaid interest at the Stated Interest Rate on the Pool Balance of the Certificates or (b) in the case of an Equipment Note Special Payment, so long as no Indenture Default has occurred and is continuing under any Indenture, to the extent required to pay any such interest that is then due together with (without duplication) accrued and unpaid interest at the Stated Interest Rate on the outstanding principal amount of the Equipment Notes held in the Trust being redeemed, purchased or prepaid or, if an Indenture Default has occurred and is continuing, clause (a) will apply.

•
To the Trustee to the extent required to pay Expected Distributions on the Certificates.

If any Class B Certificates or Class C Certificates are issued, such Class B Certificates or Class C Certificates may have the benefit of credit support similar to the Liquidity Facility or different therefrom and the priority of distributions in the Intercreditor Agreement may be revised so that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facility if certain conditions are met. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.
If any Additional Junior Certificates have been issued, the priority of distributions in the Intercreditor Agreement may be revised such that certain obligations relating to such Additional Junior Certificates may rank ahead of certain obligations with respect to the Certificates. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.
“Section 2.4 Fraction” means, with respect to any Special Distribution Date, a fraction, the numerator of which shall be the amount of principal of the Equipment Notes being redeemed, purchased or prepaid on such Special Distribution Date, and the denominator of which shall be the aggregate unpaid principal amount of all Equipment Notes outstanding as of such Special Distribution Date.
“Liquidity Obligations” means the obligations of the Subordination Agent to reimburse or to pay the Liquidity Provider all principal, interest, fees, indemnities and other amounts owing to it under the Liquidity Facility and certain other agreements.
“Liquidity Expenses” means the Liquidity Obligations other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facility.
“Expected Distributions” means, with respect to the Certificates of the Trust on any Distribution Date (the “Current Distribution Date”), the difference between:
(A) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), and

(B) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Equipment Notes other than Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates, (ii) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes) and such payments have been distributed to the holders of such Certificates and (iii) the principal of any Equipment Notes formerly held in such Trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such Certificates (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust).
For purposes of calculating Expected Distributions with respect to the Certificates of the Trust, any premium paid on the Equipment Notes held in the Trust that has not been distributed to the Certificateholders of the Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of the Trust or the reduction of the Pool Balance of the Trust) shall be added to the amount of Expected Distributions.
“Adjusted Interest” means, with respect to Additional Junior Certificates of any class and, as applicable, the Additional Equipment Notes of the related series (and with applicable terms having the corresponding meanings as applied to, or taking into account, such Additional Junior Certificates and related Additional Equipment Notes), as of any Distribution Date, (I) any interest described in clause (II) of this definition accruing prior to the immediately preceding Distribution Date which remains unpaid and (II) interest at the Stated Interest Rate for such Additional Junior Certificates (x) for the number of days during the period commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date for such Additional Junior Certificates, the applicable issuance date with respect thereto) and ending on, but excluding, the current Distribution Date, on the Preferred Pool Balance for such Additional Junior Certificates on such Distribution Date and (y) on the principal amount calculated pursuant to clauses (B)(i), (ii), (iii) and (iv) of the definition of Preferred Pool Balance for each such related Additional Equipment Note with respect to which a disposition, distribution, sale or Deemed Disposition Event has occurred since the immediately preceding Distribution Date (but only if no such event has previously occurred with respect to such Additional Equipment Note), for each day during the period, for each such Additional Equipment Note, commencing on, and including, the immediately preceding Distribution Date (or, if the current Distribution Date is the first Distribution Date for such Additional Junior Certificates, the applicable issuance date with respect thereto) and ending on, but excluding the date of disposition, distribution, sale or Deemed Disposition Event with respect to such Additional Equipment Note, Aircraft or Collateral under (and as defined in) the related Indenture, as the case may be.
“Preferred Pool Balance” means, with respect to Additional Junior Certificates of any class and, as applicable, the Additional Equipment Notes of the related series (and with applicable terms having the corresponding meanings as applied to, or taking into account, such Additional Junior Certificates and related series of Additional Equipment Notes), as of any date, the excess of (A) the Pool Balance of the such Additional Junior Certificates as of the immediately preceding Distribution Date (or, if such date is on or before the first Distribution Date for such Additional Junior Certificates, the original aggregate face amount of such Additional Junior Certificates) (after giving effect to payments made on such date) over (B) the sum of (i) the outstanding principal amount of each related Additional Equipment Note that remains unpaid as of such date subsequent to the disposition of the Collateral under (and as defined in) the related Indenture and after giving effect to any distributions of the proceeds of such disposition applied under such Indenture to the payment of each such Additional Equipment Note, (ii) the outstanding principal amount of each related Additional Equipment Note that remains unpaid as of such date subsequent to the scheduled date of mandatory redemption of such Additional Equipment Note following an Event of Loss with respect to the Aircraft which secured such Additional Equipment Note and after giving effect to the distributions of any proceeds in respect of such Event of Loss applied under such Indenture to the payment of each such Additional Equipment Note, (iii) the excess, if any, of (x) the outstanding amount of principal and interest as of the date of sale of each related Additional Equipment Note previously sold over (y) the purchase price received with respect to the sale of such Additional Equipment Note (net of any applicable costs and expenses of sale) and (iv) the outstanding principal amount of any related Additional Equipment Note with respect to which a Deemed Disposition Event has occurred; provided, however, that if more than one of the clauses (i), (ii), (iii) and (iv) is applicable to any one Additional Equipment Note, only the amount determined pursuant to the clause that first became applicable shall be counted with respect to such Additional Equipment Note.
“Deemed Disposition Event” means, in respect of any Additional Equipment Note, the continuation of an Indenture Default in respect of such Additional Equipment Note without an Actual Disposition Event occurring in respect of such Additional Equipment Note for a period of five years from the date of the occurrence of such Indenture Default.
“Actual Disposition Event” means, in respect of any Additional Equipment Note, (i) the disposition of the Aircraft securing such Additional Equipment Note, (ii) the occurrence of the mandatory redemption date for such Additional Equipment Note following an Event of Loss with respect to the Aircraft which secured such Additional Equipment Note or (iii) the sale of such Additional Equipment Note.
Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account in respect of interest on the Certificates of the Trust will be distributed to the Trustee for the Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account that are in excess of the Required Amount will be paid to the Liquidity Provider.
Voting of Equipment Notes
In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, supplement, modification, consent or waiver under such Equipment Note or the related Indenture (or, if applicable, the related Participation Agreement or other related document), (i) if no Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent shall request directions from the Trustee and shall vote or consent in accordance with such directions and (ii) if any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party, subject to certain limitations; provided that no such amendment, modification, consent or waiver shall, without the consent of the Liquidity Provider and each affected Certificateholder, (a) reduce the amount of principal or interest payable by United under any Equipment Note, (b) change the time of payments or method of calculation of any amount under any Equipment Note or (c) directly or indirectly amend, modify or supersede, or otherwise conflict with, the requirement that any disposition shall be conducted in a commercially reasonable manner and in accordance with applicable law, including, without limitation, Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction (including Sections 9- 610 and 9-627 thereof) and, to the extent a United Bankruptcy Event has occurred and is continuing, the U.S. Bankruptcy Code. (Intercreditor Agreement, Section 9.1(b))
List of Certificateholders
Upon the occurrence of an Indenture Default, the Subordination Agent shall instruct the Trustee to, and the Trustee shall, request that DTC post on its Internet bulletin board a securities position listing setting forth the names of all the parties reflected on DTC’s books as holding interests in the Certificates.
Reports
Promptly after the occurrence of a Triggering Event or an Indenture Default resulting from the failure of United to make payments on any Equipment Note and on every Regular Distribution Date while the Triggering Event or such Indenture Default shall be continuing, the Subordination Agent will provide to the Trustee, the Liquidity Provider, the Rating Agencies and United a statement setting forth the following information:
•
After a bankruptcy of United, with respect to each Aircraft, whether such Aircraft is (i) subject to the 60-day period of Section 1110 of the U.S. Bankruptcy Code, (ii) subject to an election by United under Section 1110(a) of the U.S. Bankruptcy Code, (iii) covered by an agreement contemplated by Section 1110(b) of the U.S. Bankruptcy Code or (iv) not subject to any of (i), (ii) or (iii).

•
To the best of the Subordination Agent’s knowledge, after requesting such information from United, (i) whether the Aircraft are currently in service or parked in storage, (ii) the maintenance status of the Aircraft and (iii) the location of the Engines (as defined in the Indentures). United has agreed to provide such information upon request of the Subordination Agent, but no more frequently than every three months with respect to each Aircraft so long as it is subject to the lien of an Indenture.

•
The current Pool Balance of the Certificates and outstanding principal amount of all Equipment Notes for all Aircraft.

•
The expected amount of interest which will have accrued on the Equipment Notes and on the Certificates as of the next Regular Distribution Date.

•
The amounts paid to each person on such Distribution Date pursuant to the Intercreditor Agreement.

•
Details of the amounts paid on such Distribution Date identified by reference to the relevant provision of the Intercreditor Agreement and the source of payment (by Aircraft and party).

•
If the Subordination Agent has made a Final Drawing under the Liquidity Facility.

•
The amounts currently owed to the Liquidity Provider.

•
The amounts drawn under the Liquidity Facility.

•
After a United Bankruptcy Event, any operational reports filed by United with the bankruptcy court which are available to the Subordination Agent on a non-confidential basis.

The Subordination Agent
Wilmington Trust, National Association will be the Subordination Agent under the Intercreditor Agreement. United and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent’s address is Wilmington Trust, National Association, 1100 North Market Street, Wilmington, Delaware 19890-1605, Attention: Corporate Trust Administration.
The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)

DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS
The Aircraft
The 39 aircraft to be financed pursuant to this Offering (collectively, the “Aircraft”) will consist of 22 Boeing 737 MAX 8 aircraft delivered new from August 2022 to April 2023 and 17 Boeing 737 MAX 9 aircraft delivered new from October 2022 to May 2023. See “— The Appraisals” for a description of the 39 aircraft that may be financed with the proceeds of this Offering. Each Aircraft will be comprised of an airframe (the “Airframe”) and two engines (the “Engines”).
Boeing 737 MAX 8 Aircraft
The Boeing 737 MAX 8 aircraft is a medium-range aircraft with a seating capacity of approximately 166 passengers. The engine type utilized on United’s 737 MAX 8 aircraft is the CFM International, Inc. LEAP-1B28.
Boeing 737 MAX 9 Aircraft
The Boeing 737 MAX 9 aircraft is a medium-range aircraft with a seating capacity of approximately 179 passengers. The engine type utilized on United’s 737 MAX 9 aircraft is the CFM International, Inc. LEAP-1B28.
The Appraisals
The table below sets forth the appraised values of the aircraft to be financed with the proceeds of this Offering, as determined by Aviation Specialists Group, Inc. (“ASG”), BK Associates, Inc. (“BK”) and mba Aviation (“MBA”), independent aircraft appraisal and consulting firms (the “Appraisers”).
Aircraft Type	Registration Number(1)	Manufacturer’s Serial Number(1)	Manufacturer Delivery Month(1)	Appraiser’s Valuations			Appraised Value(2)
				ASG	BK	MBA
737 MAX 8	N27268	67523	August 2022	$51,288,214	$54,484,212	$52,800,000	$52,800,000
737 MAX 8	N27271	67526	September 2022	51,288,214	54,790,871	53,080,000	53,053,028
737 MAX 8	N27269	67524	September 2022	51,288,214	54,790,871	53,080,000	53,053,028
737 MAX 8	N47275	64610	September 2022	51,288,214	54,790,871	53,080,000	53,053,028
737 MAX 8	N27270	67525	September 2022	51,288,214	54,790,871	53,080,000	53,053,028
737 MAX 8	N27267	67522	September 2022	51,288,214	54,790,871	53,080,000	53,053,028
737 MAX 8	N17272	67527	September 2022	51,288,214	54,790,871	53,080,000	53,053,028
737 MAX 8	N27273	67528	October 2022	52,071,024	55,097,530	53,350,000	53,350,000
737 MAX 8	N47281	62535	October 2022	52,071,024	55,097,530	53,350,000	53,350,000
737 MAX 8	N27277	64612	November 2022	52,071,024	55,404,189	53,620,000	53,620,000
737 MAX 8	N47282	61861	December 2022	52,071,024	55,710,848	53,890,000	53,890,000
737 MAX 8	N47284	61863	December 2022	52,071,024	55,710,848	53,890,000	53,890,000
737 MAX 8	N17279	64613	December 2022	52,071,024	55,710,848	53,890,000	53,890,000
737 MAX 8	N27276	64611	December 2022	52,071,024	55,710,848	53,890,000	53,890,000
737 MAX 8	N17285	61853	December 2022	52,071,024	55,710,848	53,890,000	53,890,000
737 MAX 8	N57286	61854	February 2023	52,870,050	57,770,937	54,230,000	54,230,000
737 MAX 8	N47280	64614	February 2023	52,870,050	57,770,937	54,230,000	54,230,000
737 MAX 8	N37278	61859	February 2023	52,870,050	57,770,937	54,230,000	54,230,000
737 MAX 8	N47288	61856	March 2023	52,870,050	58,077,596	54,280,000	54,280,000
737 MAX 8	N27287	60709	March 2023	52,870,050	58,077,596	54,280,000	54,280,000
737 MAX 8	N27283	61857	April 2023	53,063,500	58,247,380	54,320,000	54,320,000
737 MAX 8	N17289	60712	April 2023	53,063,500	58,247,380	54,320,000	54,320,000
737 MAX 9	N27539	64468	October 2022	53,195,780	55,068,924	54,280,000	54,181,568
737 MAX 9	N37542	64470	November 2022	53,195,780	55,381,333	54,550,000	54,375,704
737 MAX 9	N37541	64469	November 2022	53,195,780	55,381,333	54,550,000	54,375,704
737 MAX 9	N37538	64467	November 2022	53,195,780	55,381,333	54,550,000	54,375,704
737 MAX 9	N77543	64474	December 2022	53,195,780	55,693,743	54,830,000	54,573,174

Aircraft Type	Registration Number(1)	Manufacturer’s Serial Number(1)	Manufacturer Delivery Month(1)	Appraiser’s Valuations			Appraised Value(2)
				ASG	BK	MBA
737 MAX 9	N77544	64473	December 2022	53,195,780	55,693,743	54,830,000	54,573,174
737 MAX 9	N37545	64472	December 2022	53,195,780	55,693,743	54,830,000	54,573,174
737 MAX 9	N27546	64478	December 2022	53,195,780	55,693,743	54,830,000	54,573,174
737 MAX 9	N37547	64477	December 2022	53,195,780	55,693,743	54,830,000	54,573,174
737 MAX 9	N37548	64476	December 2022	53,195,780	55,693,743	54,830,000	54,573,174
737 MAX 9	N37554	67578	February 2023	54,302,999	58,287,589	55,180,000	55,180,000
737 MAX 9	N37551	67181	March 2023	54,302,999	58,599,999	55,230,000	55,230,000
737 MAX 9	N37553	67180	March 2023	54,302,999	58,599,999	55,230,000	55,230,000
737 MAX 9	N77552	67179	March 2023	54,302,999	58,599,999	55,230,000	55,230,000
737 MAX 9	N37555	67182	March 2023	54,302,999	58,599,999	55,230,000	55,230,000
737 MAX 9	N37556	67579	March 2023	54,302,999	58,599,999	55,230,000	55,230,000
737 MAX 9	N17557	67584	May 2023	54,505,500	58,950,234	55,320,000	55,320,000

(1)
United has certain rights to substitute other aircraft if, on or prior to the Issuance Date, an aircraft contemplated to be financed with the proceeds of this Offering ceases to be in the condition required for such financing. See “— Substitute Aircraft”.

(2)
The appraised value of each aircraft set forth above is the lesser of the average and median values of such aircraft as appraised by the Appraisers.

For purposes of the foregoing chart, ASG, BK and MBA were each asked to provide its opinion as to the appraised full life base value of each aircraft, adjusted for maintenance status, as of the date set forth in such appraisal. As part of this process, all three Appraisers performed “desktop” appraisals without any physical inspection of the aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The appraised values were determined as of March 31, 2023 for each of ASG, BK and MBA. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this Prospectus Supplement as Appendix II. For a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such summaries.
An appraisal is only an estimate of value. It is not indicative of the price at which an Aircraft may be purchased from the manufacturer. Nor should it be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on such Equipment Notes or the Certificates. See “Risk Factors — Risk Factors Relating to the Certificates and the Offering — The Appraisals are only estimates of Aircraft value.”
Substitute Aircraft
If, on or prior to the Issuance Date, an aircraft contemplated to be financed with the proceeds of this Offering ceases to be in the condition required for such financing, United may identify for such financing one or more substitute aircraft (each, together with the substitute aircraft referred to below, a “Substitute Aircraft”) therefor meeting the applicable conditions described below.
In the case of a Substitute Aircraft that is of the same model as the aircraft being replaced, United will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the expected ratings of the Certificates.
In the case of Substitute Aircraft that consist of one or more aircraft of a different model and/or manufacturer from the aircraft being replaced, the following conditions must be satisfied:

•
Each Substitute Aircraft shall have a date of manufacture no earlier than one year prior to the date of manufacture of the aircraft being replaced (each such date of manufacture to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe);

•
United will be obligated to obtain written confirmation from each Rating Agency that substituting such Substitute Aircraft for the replaced aircraft will not result in a withdrawal, suspension or downgrading of the expected ratings of the Certificates; and

•
The Substitute Aircraft shall have an appraised current market value, adjusted for its maintenance status, (or, in the case of multiple Substitute Aircraft, the sum of their current market values shall be), at least equal to the sum of the current market values of the aircraft being replaced.

If any Substitute Aircraft will be substituted on other than a one for one basis with an aircraft, prior to the effectiveness of such substitution the Note Purchase Agreement and affected Indenture (or forms thereof) will be modified to allocate among such Substitute Aircraft the amortization schedules with respect to the aircraft being replaced in a manner consistent with, and as would preserve the aggregate amortization profile of, the original amortization schedules.
For purposes of any Substitute Aircraft, current market value means the “current market value” (as defined by the International Society of Transport Aircraft Trading or any successor organization) adjusted for the maintenance status of the Substitute Aircraft and the Aircraft being replaced by the Substitute Aircraft, as applicable, such maintenance status to be based upon maintenance data provided by United to the applicable appraiser with respect to the Substitute Aircraft and such Aircraft being replaced as of the same date within the 60-day period prior to the substitution for both the Substitute Aircraft and such Aircraft being replaced.

DESCRIPTION OF THE EQUIPMENT NOTES
The following summary describes the material terms of the Equipment Notes. The summary makes use of terms defined in, and is qualified in its entirety by reference to all of the provisions of, the Equipment Notes, the Indentures, the Participation Agreements and the Note Purchase Agreement. The Note Purchase Agreement and the forms of the Equipment Notes, the Indentures and the Participation Agreements each will be filed as an exhibit to a Current Report on Form 8-K to be filed by United with the Commission. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture and the Participation Agreement that may be applicable to each Aircraft.
General
Under the Note Purchase Agreement, on the Issuance Date, the Trustee will purchase, using the proceeds from the issuance of the Certificates, and United will issue and sell to the Trustee, Equipment Notes secured by the Aircraft, and United will enter into a secured debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into a Participation Agreement and an Indenture relating to the financing of each Aircraft.
Equipment Notes will be issued in one series with respect to each Aircraft (the “Equipment Notes”). United may elect to issue one or more series of Additional Equipment Notes with respect to an Aircraft at any time, which will be funded from sources other than this Offering and will be subordinated in right of payment to the Equipment Notes. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”. The Equipment Notes with respect to each Aircraft will be issued under a separate Indenture among United and Wilmington Trust, National Association, as indenture trustee thereunder (each, a “Loan Trustee”).
United’s obligations under the Equipment Notes will be general obligations of United.
Subordination
If United elects to issue Additional Equipment Notes with respect to an Aircraft, they will be subordinated in right of payment to the Equipment Notes issued with respect to such Aircraft. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.
Principal and Interest Payments
Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes will be passed through to the Certificateholders on the dates and at the rate per annum set forth on the cover page of this Prospectus Supplement with respect to Certificates until the final expected Regular Distribution Date. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes will be passed through to the Certificateholders in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date.
Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on July 15 and January 15 of each year, commencing on January 15, 2024. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.
Scheduled principal payments on the Equipment Notes will be made on July 15 and January 15 of each year, commencing on July 15, 2024. See “Description of the Certificates — Pool Factors” for a discussion of the scheduled payments of principal of the Equipment Notes and possible revisions thereto.
If any date scheduled for a payment of principal, premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day, without any additional interest.
United is also required to pay under each Indenture such Indenture’s pro rata share of:
•
the fees, the interest payable on drawings under the Liquidity Facility in excess of earnings on cash deposits from such drawings plus certain other amounts and certain other payments due to the Liquidity Provider under the Liquidity Facility; and

•
compensation and certain expenses payable to the Pass Through Trustee and the Subordination Agent.

Redemption
If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by United under the related Indenture, the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, but without premium, on a Special Distribution Date. (Indentures, Section 2.10)
All of the Equipment Notes issued with respect to an Aircraft may be redeemed prior to maturity at any time, at the option of United, only if all outstanding Equipment Notes with respect to all other Aircraft are simultaneously redeemed. The redemption price for any optional redemption will be the unpaid principal amount of the relevant Equipment Notes, together with accrued and unpaid interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 2.11) See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”.
“Make-Whole Premium” means, with respect to any Equipment Note, an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus the applicable Make-Whole Spread over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. The “Make-Whole Spread” applicable to the Equipment Notes is    %.
For purposes of determining the Make-Whole Premium, “Treasury Yield” means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15 Page or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported in the most recent H.15 Page, such weekly average yield to maturity as published in such H.15 Page. “H.15 Page” means the H.15 page, published by the Board of Governors of the Federal Reserve System on its website (or successor publication of such information by such Board of Governors). The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment or redemption date and the “most recent H.15 Page” means the H.15 Page published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.
“Average Life Date” for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note.
“Remaining Weighted Average Life” on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.
Security
Aircraft
The Equipment Notes issued with respect to each Aircraft will be secured by a security interest in such Aircraft and each of the other Aircraft for which Equipment Notes are outstanding and an assignment to the Loan Trustee of certain of United’s rights under warranties with respect to the Aircraft.

Since the Equipment Notes are cross-collateralized, any proceeds from the sale of an Aircraft securing Equipment Notes or other exercise of remedies under an Indenture with respect to such Aircraft will (subject to the provisions of the U.S. Bankruptcy Code) be available for application to shortfalls with respect to obligations due under the other Equipment Notes at the time such proceeds are received. In the absence of any such shortfall, excess proceeds will be held as additional collateral by the Loan Trustee under such Indenture for such other Equipment Notes. However, if an Equipment Note ceases to be held by the Subordination Agent (as a result of sale upon the exercise of remedies or otherwise), it ceases to be entitled to the benefits of cross-collateralization.
See Appendix III to this Prospectus Supplement for tables setting forth the projected loan to value ratios for each of the Aircraft.
Cash
Cash, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft, will be invested and reinvested by such Loan Trustee, at the direction of United, in investments described in the related Indenture. (Indentures, Section 6.06)
Limitation of Liability
Except as otherwise provided in the Indentures, each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. (Indentures, Section 7.01)
Indenture Defaults, Notice and Waiver
Events of default under each Indenture (“Indenture Defaults”) will include:
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The failure by United to pay any amount, when due, under such Indenture or under any Equipment Note issued thereunder that continues for more than fifteen days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, thirty days after United receives written notice from the related Loan Trustee.

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Any representation or warranty made by United in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or any holder of an Equipment Note pursuant thereto being false or incorrect in any material respect when made that continues to be material and adverse to the interests of the Loan Trustee or registered holders of the Equipment Notes (in such capacity, the “Note Holders”) and remains unremedied after notice and specified cure periods.

•
Failure by United to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents that continues after notice and specified cure periods.

•
The lapse or cancellation of insurance required under such Indenture; provided that no such lapse or cancellation of insurance will constitute an Indenture Default until the earlier of (i) the date such lapse or cancellation has continued unremedied for a period of thirty days after the Loan Trustee receives notice of the lapse or cancellation of such insurance or (ii) the date such insurance is not in effect as to the Loan Trustee.

•
The occurrence of an Indenture Default under any other Indenture.

•
The occurrence of certain events of bankruptcy, reorganization or insolvency of United.

Notwithstanding anything to the contrary set forth in the foregoing, any failure of United to perform or observe any covenant, condition or agreement shall not constitute an Indenture Default if such failure arises by reason of an event referred to in the definition of “Event of Loss” so long as United is continuing to comply with all of the terms set forth under “— Certain Provisions of the Indentures — Events of Loss.” (Indentures, Section 5.01)

The holders of a majority in principal amount of the outstanding Equipment Notes issued with respect to any Aircraft, by notice to the Loan Trustee, may on behalf of all the holders waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, or premium or interest on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes. (Indentures, Section 5.06) See “Description of the Intercreditor Agreement — Voting of Equipment Notes” regarding the persons entitled to direct the vote of Equipment Notes.
Remedies
If an Indenture Default (other than certain events of bankruptcy, reorganization or insolvency) occurs and is continuing under an Indenture, the related Loan Trustee or the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture may declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon. If certain events of bankruptcy, reorganization or insolvency occur with respect to United, such amounts shall be due and payable without any declaration or other act on the part of the related Loan Trustee or holders of Equipment Notes. The holders of a majority in principal amount of Equipment Notes outstanding under an Indenture may rescind any declaration of acceleration of such Equipment Notes at any time before the judgment or decree for the payment of the money so due shall be entered if (i) there has been paid to the related Loan Trustee an amount sufficient to pay all principal, interest and premium, if any, on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (ii) all other Indenture Defaults and incipient Indenture Defaults with respect to any covenant or provision of such Indenture have been cured. (Indentures, Section 5.02(b))
Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law.
In the case of Chapter 11 bankruptcy proceedings in which an air carrier is a debtor, Section 1110 of the U.S. Bankruptcy Code (“Section 1110”) provides special rights to holders of security interests with respect to “equipment” (defined as described below). Under Section 1110, the right of such holders to take possession of such equipment in compliance with the provisions of a security agreement is not affected by any provision of the U.S. Bankruptcy Code or any power of the bankruptcy court. Such right to take possession may not be exercised for 60 days following the date of commencement of the reorganization proceedings. Thereafter, such right to take possession may be exercised during such proceedings unless, within the 60-day period or any longer period consented to by the relevant parties, the debtor agrees to perform its future obligations and cures all existing and future defaults on a timely basis. Defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor need not be cured.
“Equipment” is defined in Section 1110, in part, as an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49 of the U.S. Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that, at the time such transaction is entered into, holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. Rights under Section 1110 are subject to certain limitations in the case of equipment first placed in service on or prior to October 22, 1994.
It is a condition to the Trustee’s obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to United, which is expected to be Hughes Hubbard & Reed LLP, provide its opinion to the Trustee that the Loan Trustees will be entitled to the benefits of Section 1110 with respect to the airframe and engines comprising such Aircraft, assuming that, at the time of such transaction, United holds an air carrier operating certificate issued pursuant to chapter 447 of Title 49 of the U.S. Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo. For a description of certain limitations on the Loan Trustee’s exercise of rights contained in the Indenture, see “— Indenture Defaults, Notice and Waiver”.
The opinion of Hughes Hubbard & Reed LLP will not address the possible replacement of an Aircraft after an Event of Loss in the future, the consummation of which is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee will be entitled to Section 1110 benefits with respect to such replacement unless there is a change in law or court interpretation that results in Section 1110 not being available. See “— Certain Provisions of the Indentures — Events of Loss”. The opinion of Hughes Hubbard & Reed LLP will also not address the availability of Section 1110 with respect to any possible lessee of an Aircraft if it is leased by United.
If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 3.03)
Modification of Indentures
Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and the related Participation Agreement may not be amended or modified, except to the extent indicated below.
Without the consent of the Liquidity Provider and the holder of each Equipment Note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may, among other things, (a) reduce the principal amount of, or premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable, (b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto or (c) modify the percentage of holders of Equipment Notes issued under such Indenture required to take or approve any action under such Indenture. (Indentures, Section 10.01(a))
Any Indenture may be amended without the consent of the holders of Equipment Notes to, among other things, cure any defect or inconsistency in such Indenture or the Equipment Notes issued thereunder (provided that such change does not adversely affect the interests of any such holder), subject to the lien of such Indenture the applicable Airframe or Engines or a replacement airframe or engine in connection with an Event of Loss or exercise by United of its right of substitution under such Indenture, provide for the replacement of one or more Airframes by one or more substitute airframes pursuant to Section 4.04(f) of such Indenture and replacement of related Engines (see “Description of the Equipment Notes — Certain Provisions of the Indentures — Substitution of Airframe or Engine”), or provide for the issuance or successive repayment and issuance from time to time thereunder of one or more series of Additional Equipment Notes (and the issuance of one or more series of Additional Equipment Notes under other Indentures) and any related credit support arrangements. See “Possible Issuance of Additional Junior Certificates and Refinancing of Certificates”. (Indentures, Section 10.01(b))
Indemnification
United will be required to indemnify each Loan Trustee, the Liquidity Provider, the Subordination Agent and the Trustee, but not the holders of Certificates, for certain losses, claims and other matters.
Certain Provisions of the Indentures
Maintenance
United is obligated under each Indenture, among other things and at its expense, to keep each Aircraft duly registered and insured, and to maintain, service, repair and overhaul the Aircraft so as to keep it in as good an operating condition as when delivered to United, ordinary wear and tear excepted, and in such condition as required to maintain the airworthiness certificate for the Aircraft in good standing at all times, except during periods of storage, maintenance or governmental grounding. (Indentures, Section 4.02)
Possession, Lease and Transfer
Each Aircraft may be operated by United or, subject to certain restrictions, by certain other persons. Interchange agreements with respect to the Airframe and interchange, pooling and borrowing agreements with respect to any Engine, in each case entered into in the ordinary course of business, are permitted. Leases are also permitted to U.S. air carriers and foreign air carriers that have their principal executive office in certain specified countries, subject to a reasonably satisfactory legal opinion that, among other things, such country would recognize the Loan Trustee’s security interest in respect of the applicable Aircraft. In addition, a lessee may not be subject to insolvency or similar proceedings at the commencement of such lease. (Indentures, Section 4.02) Permitted foreign air carriers are not limited to those based in a country that is a party to the Convention on the International Recognition of Rights in Aircraft (Geneva 1948) (the “Convention”) or the Cape Town Convention on International Interests in Mobile Equipment and the related Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment (the “Cape Town Treaty”). It is uncertain to what extent the relevant Loan Trustee’s security interest would be recognized if an Aircraft is registered or located in a jurisdiction not a party to the Convention or the Cape Town Treaty. Moreover, in the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an Aircraft could be adversely affected as a legal or practical matter if such Aircraft were registered or located outside the United States.
Registration
United is required to keep each Aircraft duly registered under the Transportation Code with the FAA and to record each Indenture and certain other documents under the Transportation Code. In addition, United is required to register the “international interests” created pursuant to the Indenture under the Cape Town Treaty. (Indentures, Section 4.02(e)) Such recordation of the Indenture and certain other documents with respect to each Aircraft will give the relevant Loan Trustee a first-priority, perfected security interest in such Aircraft under U.S. law. If such Aircraft is located outside the United States, under U.S. law the effect of such perfection and the priority of such security interest will be governed by the law of the jurisdiction where such Aircraft is located. The Convention provides that such security interest will be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention. The Cape Town Treaty provides that a registered “international interest” has priority over a subsequently registered interest and over an unregistered interest for purposes of the law of those jurisdictions that have ratified the Cape Town Treaty. There are many jurisdictions in the world that have not ratified either the Convention or the Cape Town Treaty, and the Aircraft may be located in any such jurisdiction from time to time.
So long as no Indenture Default exists, United has the right to register any Aircraft in a country other than the United States at its own expense in connection with a permitted lease of the Aircraft to a permitted foreign air carrier, subject to certain conditions set forth in the related Indenture. These conditions include a requirement that an opinion of counsel be provided that the lien of the applicable Indenture will continue as a first priority security interest in the applicable Aircraft. (Indentures, Section 4.02(e))
Liens
United is required to maintain each Aircraft free of any liens, other than the rights of the relevant Loan Trustee, the holders of the Equipment Notes and United arising under the applicable Indenture or the other operative documents related thereto, and other than certain limited liens permitted under such documents, including but not limited to (i) liens for taxes either not yet due or being contested in good faith by appropriate proceedings; (ii) materialmen’s, mechanics’ and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than 60 days or are being contested in good faith by appropriate proceedings; (iii) judgment liens so long as such judgment is discharged or vacated within 60 days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within 60 days after expiration of such stay; and (iv) any other lien as to which United has provided a bond or other security adequate in the reasonable opinion of the Loan Trustee; provided that in the case of each of the liens described in the foregoing clauses (i), (ii) and (iii), such liens and proceedings do not involve any material risk of the sale, forfeiture or loss of such Aircraft or the interest of the Loan Trustee therein or impair the lien of the relevant Indenture. (Indentures, Section 4.01)
Replacement of Parts; Alterations
United is obligated to replace all parts at its expense that may from time to time be incorporated or installed in or attached to any Aircraft and that may become lost, damaged beyond repair, worn out, stolen, seized, confiscated or rendered permanently unfit for use. United or any permitted lessee has the right, at its own expense, to make such alterations, modifications and additions with respect to each Aircraft as it deems desirable in the proper conduct of its business and to remove parts which it deems to be obsolete or no longer suitable or appropriate for use, so long as such alteration, modification, addition or removal does not materially diminish the fair market value, utility or condition of the related Aircraft or Engine or invalidate the Aircraft’s airworthiness certificate. United or any permitted lessee may remove any part from an Aircraft without replacing it if such part is in addition to (and not in replacement of) any part originally incorporated in an Aircraft at the time of delivery under the Indenture, is not required to be incorporated in the Aircraft under applicable law, regulatory mandate or other obligation and may be removed without materially diminishing the fair market value or utility of such Aircraft (assuming such part had not been incorporated in such Aircraft). (Indentures, Section 4.04(d))
Insurance
United is required to maintain, at its expense (or at the expense of a permitted lessee), all-risk aircraft hull insurance covering each Aircraft, at all times in an amount not less than the unpaid principal amount of the Equipment Notes relating to such Aircraft together with six months of interest accrued thereon (the “Debt Balance”). However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the Equipment Notes. In the event of a loss involving insurance proceeds in excess of $8,000,000 per occurrence in the case of a Boeing 737 MAX 8 Aircraft or a Boeing 737 MAX 9 Aircraft, such proceeds up to the Debt Balance of the relevant Aircraft will be payable to the applicable Loan Trustee, for so long as the relevant Indenture shall be in effect. In the event of a loss involving insurance proceeds of up to the amount per occurrence set forth in the preceding sentence with respect to the relevant model of Aircraft, such proceeds will be payable directly to United so long as no Indenture Default exists under the related Indenture. So long as the loss does not constitute an Event of Loss, insurance proceeds will be applied to repair or replace the property. (Indentures, Section 4.06 and Annex B)
In addition, United is obligated to maintain commercial airline liability insurance at its expense (or at the expense of a permitted lessee), including, without limitation, passenger liability, baggage liability, cargo and mail liability, hangarkeeper’s liability and contractual liability insurance with respect to each Aircraft. Such liability insurance must be underwritten by insurers of nationally or internationally recognized responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of commercial airline liability insurance from time to time applicable to aircraft owned or leased and operated by United (or a permitted lessee) of the same type and operating on similar routes as such Aircraft. (Indentures, Section 4.06 and Annex B)
United is also required to maintain war risk, hijacking and allied perils insurance if it (or any permitted lessee) operates any Aircraft, Airframe or Engine in any area of recognized hostilities or if United (or any permitted lessee) maintains such insurance with respect to other aircraft operated on the same international routes or areas on or in which the Aircraft is operated. (Indentures, Section 4.06 and Annex B)
United (or a permitted lessee) may self-insure under a program applicable to all aircraft in its fleet, but the amount of such self-insurance in the aggregate may not exceed 100% of the largest replacement value of any single aircraft in United’s fleet or 1 1∕2% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which United carries insurance, whichever is less, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case United may self-insure the Aircraft to such higher level. In addition, United (or a permitted lessee) may self-insure to the extent of any applicable deductible per Aircraft that does not exceed industry standards for major U.S. airlines. (Indentures, Section 4.06 and Annex B)
In respect of each Aircraft, United is required to name as additional insured parties the Loan Trustees, the holders of the Equipment Notes and the Liquidity Provider under all liability insurance policies required with respect to such Aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance shall not be invalidated or impaired by any act or omission of United, any permitted lessee or any other person. (Indentures, Section 4.06 and Annex B)

Events of Loss
If an Event of Loss occurs with respect to the Airframe or the Airframe and Engines of an Aircraft, United must elect within 45 days after such occurrence either to make payment with respect to such Event of Loss or to replace such Airframe and any such Engines. Not later than the first Business Day following the earlier of (i) the 120th day following the date of occurrence of such Event of Loss, and (ii) the fourth Business Day following the receipt of the insurance proceeds in respect of such Event of Loss, United must either (i) pay to the Loan Trustee the outstanding principal amount of the Equipment Notes, together with certain additional amounts, but, in any case, without any Make-Whole Premium or (ii) unless an Indenture Default or failure to pay principal or interest under the Indenture or certain bankruptcy defaults shall have occurred and is continuing, substitute an airframe (or airframe and one or more engines, as the case may be) for the Airframe, or Airframe and Engine(s), that suffered such Event of Loss. (Indentures, Sections 2.10 and 4.05(a))
If United elects to replace an Airframe (or Airframe and one or more Engines, as the case may be) that suffered such Event of Loss, it shall subject an airframe (or airframe and one or more engines) to the lien of the Indenture. Such replacement airframe must be the same model as the Airframe to be replaced or a comparable or improved model manufactured by the same airframe manufacturer as with respect to such Airframe, each replacement engine must be the same model as the Engine to be replaced or a comparable or improved model, manufactured by the same engine manufacturer as with respect to such Engine or another manufacturer, and such replacement airframe and engines, if any, shall have a value and utility (without regard to hours or cycles) at least equal to the Airframe or Airframe and Engines to be replaced, assuming that such Airframe and such Engines had been maintained in accordance with the related Indenture. United is also required to provide to the relevant Loan Trustee reasonably acceptable opinions of counsel to the effect, among other things, that (i) certain specified documents have been duly filed under the Transportation Code and (ii) such Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Indentures, Section 4.05(c))
If United elects not to replace such Airframe, or Airframe and Engine(s), then upon payment of the outstanding principal amount of the Equipment Notes issued with respect to such Aircraft, together with accrued and unpaid interest thereon and all additional amounts then due and unpaid with respect to such Aircraft, the lien of the Indenture shall terminate with respect to such Aircraft, and the obligation of United thereafter to make interest and principal payments with respect thereto shall cease. (Indentures, Sections 2.10, 3.02 and 4.05(a)(ii))
If an Event of Loss occurs with respect to an Engine alone, United will be required to replace such Engine within 60 days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). Such replacement engine shall be the same model as the Engine to be replaced, or a comparable or improved model manufactured by the same engine manufacturer as with respect to such Engine, or another manufacturer, suitable for installation and use on the Airframe, and having a value and utility (without regard to hours or cycles) at least equal to the Engine to be replaced, assuming that such Engine had been maintained in accordance with the relevant Indenture. (Indentures, Section 4.04(e))
An “Event of Loss” with respect to an Aircraft, Airframe or any Engine means any of the following events with respect to such property:
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The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

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The actual or constructive total loss of such property or any damage to such property or requisition of title or use of such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

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Any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more.

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Any seizure, condemnation, confiscation, taking or requisition of title to such property by any governmental entity or purported governmental entity (other than a U.S. government entity) for a period exceeding 180 consecutive days.

•
As a result of any law, rule, regulation, order or other action by the FAA or any governmental entity, the use of such property in the normal course of United’s business of passenger air transportation is prohibited for 180 consecutive days, unless United, prior to the expiration of such 180-day period, shall have undertaken and shall be diligently carrying forward steps which are necessary or desirable to permit the normal use of such property by United, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to United’s entire U.S. registered fleet of similar property and United, prior to the expiration of such two-year period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same and shall be diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by United, but in any event if such use shall have been prohibited for a period of three years.

•
With respect to any Engine, any divestiture of title to such Engine in connection with pooling or certain other arrangements shall be treated as an Event of Loss. (Indentures, Annex A)

Substitution of Airframe or Engine
United may elect to release any Airframe from the security interest of the related Indenture and substitute for it (1) an airframe of the same model as such Airframe or a comparable or improved model manufactured by the same airframe manufacturer as with respect to such Airframe or (2) one or more airframes with a different model (other than as referred to in clause (1) of this sentence) and/or manufacturer than such Airframe, free and clear of all liens (other than certain permitted liens), so long as:
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no Indenture Default has occurred and is continuing at the time of substitution;

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the substitute airframe has a date of manufacture no earlier than one year prior to the date of manufacture of the Airframe subject to the lien of such Indenture on the issuance date of the Equipment Notes under such Indenture (each such date of manufacture to be deemed to be the date of original delivery of the applicable airframe to a customer by the manufacturer of such airframe);

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the substitute airframe has an appraised current market value, adjusted for its maintenance status, (or, in the case of multiple substitute airframes, the sum of such current market values of such substitute airframes shall be) at least equal to the sum of the current market values of each released Airframe (assuming that each such released Airframe had been maintained in accordance with the terms of the related Indenture); and

•
in the case of any substitute airframe referred to in clause (2) above in this sentence, United shall have obtained written confirmation from each Rating Agency that substituting such substitute airframe for such released Airframe(s) will not result in a withdrawal, suspension or downgrading of the ratings of the Certificates.

If any airframe will be substituted on other than a one for one basis with an Airframe, prior to the effectiveness of such substitution the applicable Indenture will be amended to allocate among such substitute airframes the principal amount of the Equipment Notes issued under each applicable Indenture and remaining amortization schedules in a manner consistent with, and as would preserve the aggregate amortization profile of, the original Equipment Notes.
If United elects to substitute an Airframe, United is required to provide to the relevant Loan Trustee opinions of counsel (i) to the effect that the Loan Trustee will be entitled to the benefits of Section 1110 with respect to the substitute airframe (unless, as a result of a change in law or governmental or judicial interpretation, such benefits were not available with respect to the Aircraft immediately prior to such substitution), and (ii) as to the due registration of the aircraft of which such substitute airframe is part, the due recordation by the FAA of a supplement to the Indenture relating to such substitute airframe and the registration of the lien of the Indenture on such substitute airframe with the international registry under the Cape Town Treaty, if applicable. (Indentures, Section 4.04(f))
Upon effectiveness of the substitution of an airframe, the Loan Trustee is required to provide notice of such substitution to the Note Holders. If the Subordination Agent, in its capacity as a Note Holder, receives such notice of substitution of an airframe, the Subordination Agent will promptly:

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provide a copy of such notice to the Trustee, the Liquidity Provider and each Rating Agency; and

•
on behalf of the Trustee post such notice on DTC’s internet bulletin board.

United may elect to release any Engine from the security interest of the related Indenture and substitute for it a replacement engine on substantially the same terms as if an Event of Loss had occurred with respect to such Engine alone. (Indentures, Section 4.04(e)) See “— Certain Provisions of the Indentures — Events of Loss”.

POSSIBLE ISSUANCE OF ADDITIONAL JUNIOR CERTIFICATES AND REFINANCING OF CERTIFICATES
Issuance of Additional Junior Certificates
United may elect to issue one or more additional series of equipment notes (each, a series of “Additional Equipment Notes”) with respect to any Aircraft at any time on or after the Issuance Date, each of which will be funded from sources other than this offering (this “Offering”) but will be issued under the same Indenture as the Equipment Notes for such Aircraft. Any Additional Equipment Note issued under an Indenture will be subordinated in right of payment to the Equipment Notes issued under such Indenture and may also be subordinated in right of payment to other Additional Equipment Notes that rank senior in right of payment to such Additional Equipment Notes. United will fund the sale of any series of Additional Equipment Notes through the sale of related pass through certificates (the “Additional Junior Certificates” and, in the case of certificates generally subordinated to the Certificates, but no other Additional Junior Certificates, the “Class B Certificates” and, in the case of certificates generally subordinated to the Certificates and Class B Certificates, but no other Additional Junior Certificates, the “Class C Certificates”) issued by a single related United Airlines pass through trust (each such trust, an “Additional Trust”).
The trustee of, and the liquidity provider (if any) for, any Additional Trust (each, an “Additional Trustee”) will become a party to the Intercreditor Agreement. Except in the case of Class B Certificates issued on the same date as the Certificates (in which case the original Intercreditor Agreement will cover both classes of Certificates), the Intercreditor Agreement will be amended by written agreement of United and the Subordination Agent to provide for the subordination of the Additional Junior Certificates to the Administration Expenses, the Liquidity Obligations, the Certificates and, if applicable, any other Additional Junior Certificates that rank senior in right of payment to such Additional Junior Certificates. The priority of distributions under the Intercreditor Agreement may be revised, however, to provide for distribution of “Adjusted Interest” with respect to each issued class of Additional Junior Certificates (calculated in a manner substantially similar to the calculation of Adjusted Interest but with respect to the applicable class of Additional Junior Certificates) after accrued interest on the Certificates, but before Expected Distributions on the Certificates.
The holders of Additional Junior Certificates will have the right to purchase all of the Certificates and, if applicable, a previously issued or concurrently issued class of Additional Junior Certificates under certain circumstances after a bankruptcy of United. See “Description of the Certificates — Purchase Rights of Holders of Additional Junior Certificates”. In addition, the applicable Additional Trustee may be the Controlling Party upon payment of Final Distributions to the holders of the Certificates, subject to the rights of the Liquidity Provider to be the Controlling Party under certain circumstances. See “Description of the Intercreditor Agreement — Intercreditor Rights”.
Any such issuance of Additional Equipment Notes and Additional Junior Certificates after the Issuance Date, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such issuance) are contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension or downgrading of the rating of the Certificates. The issuance of Additional Equipment Notes and Additional Junior Certificates in compliance with the foregoing conditions will not require the consent of the Trustee or any holders of the Certificates.
Refinancing of Certificates
United may elect to repay (either pursuant to a redemption or at Final Maturity) and at such time or subsequently re-issue any series of Additional Equipment Notes if so provided under the terms thereof (any such re-issued equipment notes, the “Refinancing Equipment Notes”) in respect of all (but not less than all) of the Aircraft secured by such refinanced notes at any time after the Issuance Date. Refinancing Equipment Notes may have the same series designation as, and the same or differing terms as, the corresponding repaid equipment notes. In such case, United will fund the sale of such Refinancing Equipment Notes through the sale of pass through certificates (any such certificates, the “Refinancing Certificates”) issued by a United Airlines pass through trust (any such trust, the “Refinancing Trust”).

The trustee of each Refinancing Trust will become a party to the Intercreditor Agreement and the Intercreditor Agreement will be amended by written agreement of United and the Subordination Agent to provide for the subordination of the Refinancing Certificates to the Administration Expenses, the Liquidity Obligations and the Certificates and each other class of certificates that ranks senior in right of payment to such Refinancing Certificates, in the same manner that the corresponding class of refinanced certificates were subordinated. Any such issuance of Refinancing Equipment Notes and Refinancing Certificates, and any such amendment of the Intercreditor Agreement (and any amendment of an Indenture in connection with such re-issuance), are contingent upon each Rating Agency providing written confirmation that such actions will not result in a withdrawal, suspension or downgrading of the rating of any class of certificates that remains outstanding. The issuance of Refinancing Certificates in compliance with the foregoing conditions will not require the consent of the Trustee or any holders of Certificates.
Additional Liquidity Facilities
Class B Certificates and Refinancing Certificates in respect of refinanced Class B Certificates may have the benefit of credit support similar to the Liquidity Facility or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facility, so long as the prior written consent of the Liquidity Provider shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of the Certificates if then rated by such Rating Agency and that remains outstanding.
Class C Certificates and Refinancing Certificates in respect of refinanced Class C Certificates may have the benefit of credit support similar to the Liquidity Facility or different therefrom and claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support may rank equally with similar claims in respect of the Liquidity Facility, so long as the prior written consent of the Liquidity Provider shall have been obtained and each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of the Certificates if then rated by such Rating Agency and that remains outstanding.
Additional Junior Certificates that are subordinate to the Class C Certificates and Refinancing Certificates in respect of such refinanced Additional Junior Certificates may have the benefit of credit support similar to the Liquidity Facility or different therefrom (provided that claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses, the Liquidity Obligations, the Certificates, the Class B Certificates, the Class C Certificates and any Additional Junior Certificates that rank senior in right of payment to the applicable Additional Junior Certificates or Refinancing Certificates), so long as each Rating Agency shall have provided written confirmation to the effect that such actions will not result in a withdrawal, suspension, or downgrading of the rating of the Certificates if then rated by such Rating Agency and that remains outstanding.

CERTAIN U.S. FEDERAL TAX CONSEQUENCES
General
The following summary describes all material generally applicable U.S. federal income tax consequences, as well as certain Medicare tax considerations, to Certificateholders of the purchase, ownership and disposition of the Certificates. Except as otherwise specified, the summary is addressed to beneficial owners of Certificates that are (i) citizens or residents of the United States, (ii) corporations created or organized in or under the laws of the United States or any state therein or the District of Columbia, (iii) estates the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) trusts that (1) meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (2) were in existence on August 20, 1996 and treated as U.S. persons and have validly elected to continue to be so treated (“U.S. Persons”) that will hold the Certificates as capital assets (“U.S. Certificateholders”). This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, partnerships, holders subject to the mark-to-market rules, tax-exempt entities, holders that are required to accelerate the recognition of any item of gross income as a result of such income being recognized on applicable financial statements, holders that will hold Certificates as part of a straddle or holders that have a “functional currency” other than the U.S. Dollar, nor, except as otherwise specified, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the public offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.
The summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus Supplement, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. We have not sought any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the tax consequences described below, and we cannot assure you that the IRS will not take contrary positions. The Trust is not indemnified for any U.S. federal income taxes that may be imposed upon it, and the imposition of any such taxes on the Trust could result in a reduction in the amounts available for distribution to the Certificateholders of the Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.
Tax Status of the Trust
Although there is no authority addressing the characterization of entities that are similar to the Trust in all material respects, United believes that the Trust will be classified as a grantor trust for U.S. federal income tax purposes. If the Trust is not classified as a grantor trust, it will be classified as a partnership for U.S. federal income tax purposes and will not be classified as a publicly traded partnership taxable as a corporation provided that at least 90% of the Trust’s gross income for each taxable year of its existence is “qualifying income” (which is defined to include, among other things, interest income, gain from the sale or disposition of capital assets held for the production of interest income, and income derived with respect to a business of investing in securities). Income derived by the Trust from the Equipment Notes will constitute qualifying income and the Trust therefore will meet the 90% test described above, assuming that the Trust operates in accordance with the terms of the Pass Through Trust Agreement and other agreements to which it is a party. The remainder of this discussion assumes that the Trust will be treated as a grantor trust.
Taxation of Certificateholders Generally
Assuming that the Trust is classified as a grantor trust, a U.S. Certificateholder will be treated as owning its pro rata undivided interest in each of the Equipment Notes held by the Trust and any other property held by the Trust. Accordingly, each U.S. Certificateholder’s share of interest paid on the Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder’s method of accounting for U.S. federal income tax purposes except as noted in the next paragraph, and a U.S. Certificateholder’s share of premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Any amounts received by the Trust under the Liquidity Facility in order to make interest payments will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.
In the case of a subsequent purchaser of a Certificate, the purchase price for the Certificate should be allocated among the Equipment Notes and any other assets held by the Trust in accordance with their relative fair market values at the time of purchase. A U.S. Certificateholder who is treated as purchasing an interest in an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the “market discount” rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred or continued to purchase or carry a debt instrument that has market discount. A U.S. Certificateholder who is treated as purchasing an interest in an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.
Each U.S. Certificateholder that is a corporation (other than an S corporation) generally will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the Trust. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that payments related to such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and, in the case of a U.S. Certificateholder that is a corporation (other than an S corporation), generally will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, a deduction for such holder’s share of such fees or expenses generally will not be allowed for tax years beginning prior to January 1, 2026 and will be subject to limitations applicable to investment expenses in subsequent years.
Sale or Other Disposition of the Certificates
Upon the sale, exchange or other disposition of a Certificate, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) and the U.S. Certificateholder’s adjusted tax basis in the Equipment Notes and any other property held by the Trust. Any such gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of tax on net long-term capital gains generally is 20%.
3.8% Medicare Tax on “Net Investment Income”
U.S. Certificateholders that are individuals, estates, and certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the Equipment Notes, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, estate or trust, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. Certificateholders should consult their advisors with respect to the 3.8% Medicare tax.
Foreign Certificateholders
Subject to the discussion of FATCA and backup withholding below, payments of principal, interest and premium on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is for U.S. federal income tax purposes a nonresident alien (other than certain former United States citizens or residents), foreign corporation, foreign trust, or foreign estate (a “non-U.S. Certificateholder”) will not be subject to U.S. federal withholding tax provided that:

•
the non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of United;

•
the non-U.S. Certificateholder is not a bank receiving interest pursuant to a loan agreement entered into in the ordinary course of its trade or business, or a controlled foreign corporation for U.S. tax purposes that is related to United; and

•
certain certification requirements (including identification of the beneficial owner of the Certificate) are complied with.

Subject to the discussion of FATCA and backup withholding below, any capital gain (not including any amount treated as interest) realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (i) such gain is not effectively connected with a U.S. trade or business of the holder and (ii) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt.
Sections 1471 through 1474 of the Code (“FATCA”) generally impose a withholding tax of 30% on U.S. sourced interest paid on, and the gross proceeds of a disposition of, debt obligations paid to (i) a foreign financial institution, as defined for purposes of FATCA (whether as a beneficial owner or an intermediary), unless (a) such institution enters into an agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners), (b) such institution is resident in a country that has entered into an agreement with the United States regarding the exchange of certain information with respect to United States account holders and complies with local legislation enacted to give effect to such agreement, or (c) such institution otherwise establishes an exemption from FATCA withholding or (ii) a foreign entity that is not a financial institution, unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any U.S. Person who directly or indirectly owns more than 10% of the entity, or otherwise establishes an exemption from FATCA withholding. Under proposed regulations, upon which taxpayers are entitled to rely until further guidance is provided, FATCA withholding tax will not apply to gross proceeds from the disposition of debt instruments. Investors are encouraged to consult with their own tax advisors regarding the implications of this legislation on their investment in the Certificates.
Backup Withholding
Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to backup withholding tax unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code. Backup withholding is not an additional tax. A Certificateholder generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability or to obtain a refund of the amounts withheld, provided the required information is furnished to the IRS in a timely manner.

CERTAIN DELAWARE TAXES
The Trustee is a national banking association with its corporate trust office in Delaware. In the opinion of Morris James LLP, Wilmington, Delaware, counsel to the Trustee, under currently applicable law, assuming that the Trust will not be taxable as a corporation, but, rather, will be classified as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, (i) the Trust will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof and (ii) Certificateholders that are not residents of or otherwise subject to tax in Delaware will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Delaware or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.
Neither the Trust nor the Certificateholders will be indemnified for any state or local taxes imposed on them, and the imposition of any such taxes on the Trust could result in a reduction in the amounts available for distribution to the Certificateholders of the Trust. In general, should a Certificateholder or the Trust be subject to any state or local tax which would not be imposed if the Trustee were located in a different jurisdiction in the United States, the Trustee will resign and a new Trustee in such other jurisdiction will be appointed.

CERTAIN ERISA CONSIDERATIONS
The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), imposes certain requirements on employee benefit plans subject to Title I of ERISA (“ERISA Plans”), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA’s general fiduciary requirements, including, but not limited to, the requirements of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the Plan.
Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, “Plans”)) and certain persons (referred to as “parties in interest” or “disqualified persons”) having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.
The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the “Plan Asset Regulation”), describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, as modified by Section 3(42) of ERISA, if a Plan invests (directly or indirectly) in a Certificate, the Plan’s assets will include both the Certificate and an undivided interest in each of the underlying assets of the Trust, including the Equipment Notes held by the Trust, unless it is established that equity participation in the Trust by Plans and entities whose underlying assets include Plan assets by reason of a Plan’s investment in the entity is not “significant” within the meaning of the Plan Asset Regulation, as modified by Section 3(42) of ERISA. In this regard, the extent to which there is equity participation in the Trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of the Trust are deemed to constitute the assets of a Plan, transactions involving the assets of the Trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.
The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve a direct or indirect (i) extension of credit to a party in interest or a disqualified person, (ii) sale or exchange of any property between a Plan and a party in interest or a disqualified person, or (iii) transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, United and its affiliates, the Underwriters, the Loan Trustee, the Trustee and the Liquidity Provider. In addition, in the event Additional Junior Certificates are issued, if Certificates are purchased by a Plan and a class of Additional Junior Certificates is held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of a class of Additional Junior Certificates of its right to purchase the Certificates upon the occurrence and during the continuation of a Certificate Buyout Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption (“PTCE”) 91-38 (relating to investments by a bank collective investment fund), PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by an insurance company pooled separate account) (collectively, the “Class Exemptions”) could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.
Governmental plans, certain church plans, and foreign plans (collectively, “Similar Law Plans”) while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.
Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (i) no assets of a Plan or any Similar Law Plan have been used to purchase or hold such Certificate or an interest therein or (ii) the purchase and holding of such Certificate or an interest therein either (a) in the case of Plan assets, are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions or (b) in the case of Similar Law Plan assets, will not violate any similar state, local or foreign law.
If the purchaser or transferee of a Certificate or an interest therein is a Plan, it will be deemed to represent, warrant and agree that (i) none of UAL, United, or the Underwriters, nor any of their affiliates, has provided any investment recommendation or investment advice on which it, or any fiduciary or other person investing the assets of the Plan (“Plan Fiduciary”), has relied in connection with its decision to invest in Certificates, and they are not otherwise acting as a fiduciary, as defined in Section 3(21) of ERISA or Section 4975(e)(3) of the Code, to the Plan or the Plan Fiduciary in connection with the Plan’s acquisition of Certificates; and (ii) the Plan Fiduciary is exercising its own independent judgment in evaluating the transaction.

UNDERWRITING
Under the terms and subject to the conditions contained in an underwriting agreement (the “Underwriting Agreement”) dated the date of this Prospectus Supplement among United and Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC, as representatives of the several underwriters listed below (collectively, the “Underwriters”), United has agreed to cause the Trust to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase, the following respective face amounts of the Certificates:
Underwriter	Face Amount of Certificates
Citigroup Global Markets Inc.	$
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
BofA Securities, Inc.
Barclays Capital Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
BNP Paribas Securities Corp.
Credit Agricole Securities (USA) Inc.
Natixis Securities Americas LLC
Academy Securities, Inc.
AmeriVet Securities, Inc.
Loop Capital Markets LLC
Total		$1,320,110,000
The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters are obligated to purchase all of the Certificates if any are purchased. If an Underwriter defaults on its purchase commitment, the purchase commitments of the non-defaulting Underwriters may be increased or the offering of the Certificates may be terminated. The Certificates are offered subject to receipt and acceptance by the Underwriters and to certain other conditions, including the right to reject orders in whole or in part.
The aggregate proceeds from the sale of the Certificates will be $1,320,110,000. United will pay the Underwriters a commission of $      . United estimates that its expenses associated with the offer and sale of the Certificates will be approximately $4,300,000.
The Underwriters propose to offer the Certificates to the public initially at the public offering prices on the cover page of this Prospectus Supplement and to selling group members at those prices less the concessions set forth below. The Underwriters and selling group members may allow a discount to other broker/dealers as set forth below. After the initial public offering, the public offering prices and concessions and discounts may be changed by the Underwriters.
Pass Through Certificates	Concession To Selling Group Members	Discount To Broker/Dealers
2023-1A	%	%
The Certificates are a new issue of securities with no established trading market. United does not intend to apply for the listing of the Certificates on a national securities exchange.
The Underwriters have advised United that one or more of the Underwriters currently intend to make a market in the Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Certificates and any such market making may be discontinued at any time at their sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the Certificates.
United has agreed to indemnify the several Underwriters against certain liabilities including liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in that respect.
From time to time, the several Underwriters or their affiliates have performed and are performing investment banking and advisory services for, and have provided and are providing general financing and banking services to, UAL and United and their affiliates. In particular, affiliates of Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc. and Natixis Securities Americas LLC are liquidity facility providers to United. In addition, an affiliate of Natixis Securities Americas LLC will be the initial liquidity facility provider for the Certificates. Affiliates of each of the Underwriters are lenders to UAL and/or United. An affiliate of J.P. Morgan Securities LLC is a merchant processing bank and a counterparty to certain agreements with UAL to process customer credit card transactions for the sale of air travel and other services. Under certain circumstances, such affiliate may have the right to require that UAL establish additional cash or other collateral reserves or additional withholding of payments related to receivables collected if UAL does not maintain certain minimum levels of unrestricted cash, cash equivalents and short-term investments.
In addition, in the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of United. The Underwriters and their respective affiliates that have a lending relationship with United may hedge their credit exposure to United. Such Underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in United’s securities, including potentially the Certificates offered hereby. Any such short positions could adversely affect future trading prices of the Certificates offered hereby. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
United expects that delivery of the Certificates will be made against payment therefor on or about the closing date specified on the cover page of this Prospectus Supplement, which will be the      business day following the date hereof (this settlement cycle being referred to as T+      ). Under Rule 15c6-1 of the Commission under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Certificates on a day prior to the second business day before the date of initial delivery of the Certificates will be required, by virtue of the fact that the Certificates initially will settle on a delayed basis, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement and should consult their own advisor.
To facilitate the offering of the Certificates, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriters may overallot in connection with this Offering, creating a short position in the Certificates for their own account. To cover overallotments or to stabilize the price of the Certificates, the Underwriters may bid for, and purchase, Certificates in the open market. Finally, the Underwriters may reclaim selling concessions allowed to an agent or a dealer for distributing Certificates in this Offering, if the Underwriters repurchase previously distributed Certificates in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Certificates above independent market levels. The Underwriters are not required to engage in these activities, and may end any of these activities at any time.
Selling Restrictions
This Prospectus Supplement and the accompanying Prospectus do not constitute an offer of, or a solicitation of an offer by or on behalf of us or the Underwriters to subscribe for or purchase, any of the

Certificates in any jurisdiction to or from any person to whom or from whom it is unlawful to make such an offer or solicitation in that jurisdiction. This distribution of this Prospectus Supplement and the accompanying Prospectus and the offering of the Certificates in certain jurisdictions may be restricted by law. We and the Underwriters require persons into whose possession this Prospectus Supplement and the accompanying Prospectus come to observe the following restrictions.
European Economic Area
This Prospectus Supplement has been prepared on the basis that any offer of the securities referred to herein in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the Certificates. Accordingly, any person making or intending to make an offer in a Member State of Certificates which are the subject of the offering contemplated in this Prospectus Supplement may only do so in circumstances in which no obligation arises for United or any of the Underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, in each case, in relation to such offer. Neither United nor the Underwriters have authorized, nor do they authorize, the making of any offer of Certificates in circumstances in which an obligation arises for United or the Underwriters to publish a prospectus for such offer. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129. This paragraph is subject to the paragraph below.
The Certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”), (ii) a customer within the meaning of Directive 2016/97/EU (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Certificates or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Certificates or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
The expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Certificates.
United Kingdom
This Prospectus Supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This Prospectus Supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Prospectus Supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
The Certificates are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA.

Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Certificates or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Certificates or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
The expression an offer includes the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe for the Certificates.
Canada
The Certificates may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Certificates must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this Prospectus Supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Offering.
Hong Kong
The Certificates may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Certificates may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Certificates which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This Prospectus Supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Prospectus Supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Certificates may not be circulated or distributed, nor may the Certificates be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Certificates are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Certificates under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.
Singapore Securities and Futures Act Product Classification
Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the Certificates are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Japan
The Certificates have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each Underwriter has agreed that it will not offer or sell any Certificates, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
Switzerland
The Certificates may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Certificates to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this Prospectus Supplement nor any other offering or marketing material relating to the Certificates constitutes a prospectus pursuant to the FinSA, and neither this Prospectus Supplement nor any other offering or marketing material relating to the Certificates may be publicly distributed or otherwise made publicly available in Switzerland.

LEGAL MATTERS
The validity of the Certificates is being passed upon for United by Hughes Hubbard & Reed LLP, New York, New York, and for the Underwriters by Milbank LLP, New York, New York. Morris James LLP, Wilmington, Delaware, counsel for Wilmington Trust, National Association, as Trustee, will pass upon certain matters of Delaware law relating to the Pass Through Trust Agreement, including that the Certificates are binding obligations of the Trustee, and Milbank LLP will rely on such opinion.
EXPERTS
The consolidated financial statements of United appearing in our Annual Report on Form 10-K for the year ended December 31, 2022 (including the financial statement schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The references to ASG, BK and MBA, and to their appraisal reports, dated March 31, 2023, May 9, 2023 and May 9, 2023, respectively, are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
This Prospectus Supplement incorporates by reference the following documents previously filed by United with the Commission (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act) that are not delivered with this Prospectus Supplement:
Filing	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2022	February 16, 2023
Quarterly Report on Form 10-Q for the quarter ended March 31, 2023	April 20, 2023
Current Report on Form 8-K	May 31, 2023
United’s Commission file number is 1-10323.
Reference is made to the information under “Incorporation of Certain Documents by Reference” in the accompanying Prospectus. All documents filed under the Exchange Act with the Commission prior to January 1, 2023, and incorporated by reference in the Prospectus have been superseded by the above-listed documents and shall not be deemed to constitute a part of the Prospectus or this Prospectus Supplement. In addition, for the avoidance of doubt, the Annual Report on Form 10-K for the year ended December 31, 2022 of UAL is not incorporated by reference in this Prospectus Supplement.

APPENDIX I — INDEX OF TERMS
Page
60-Day Period	S-28
Actual Disposition Event	S-46
Additional Equipment Notes	S-61
Additional Junior Certificates	S-61
Additional Trust	S-61
Additional Trustee	S-61
Adjusted Interest	S-61
Administration Expenses	S-43
Aircraft	S-48
Airframe	S-48
Appraisal	S-43
Appraised Current Market Value	S-43
Appraisers	S-48
ASG	S-48
Assumed Amortization Schedule	S-24
Average Life Date	S-52
Base Rate	S-39
Basic Agreement	S-22
BK	S-48
Boeing	S-18
Business Day	S-24
Cape Town Treaty	S-56
CARES Act	S-16
Cash Collateral Account	S-36
Cede	S-31
Certificate Account	S-24
Certificate Buyout Event	S-28
Certificate Owner	S-32
Certificateholders	S-22
Certificates	S-22
citizen of the United States	S-28
Class B Certificates	S-61
Class C Certificates	S-61
Class Exemptions	S-67
clearing agency	S-32
clearing corporation	S-32
Code	S-29
Commission	S-1
Company	S-18
Controlling Party	S-41
Convention	S-56
Current Distribution Date	S-44
Debt Balance	S-57
Deemed Disposition Event	S-46
default	S-27
disqualified persons	S-67
Distribution Date	S-43
Downgrade Drawing	S-36
Page
Downgrade Event	S-36
Draft Securitization RTS	S-19
DTC	S-31
DTC Participants	S-31
EEA	S-71
Engines	S-48
Equipment	S-54
Equipment Note Special Payment	S-43
Equipment Notes	S-51
ERISA	S-67
ERISA Plans	S-67
EU Securitization Laws	S-19
EU Securitization Regulation	S-19
EUWA	S-71
Event of Loss	S-58
Exchange Act	S-32
Expected Distributions	S-44
FATCA	S-65
Final Distributions	S-41
Final Drawing	S-37
Final Maturity Date	S-23
Financial Promotion Order	S-71
FinSA	S-73
Form 10-K	S-15
Form 10-Q	S-15
H.15 Page	S-52
Indenture	S-31
Indenture Defaults	S-53
Indirect DTC Participants	S-32
Insurance Distribution Directive	S-71
Intercreditor Agreement	S-41
Interest Drawing	S-35
Investment Company Act	S-1
IRS	S-63
Issuance Date	S-20
Liquidity Event of Default	S-40
Liquidity Expenses	S-44
Liquidity Facility	S-35
Liquidity Obligations	S-44
Liquidity Provider	S-35
Liquidity Threshold Rating	S-36
Loan Trustee	S-51
Long-Term Rating	S-37
LTVs	S-7
Make-Whole Premium	S-52
Make-Whole Spread	S-52
Maximum Available Commitment	S-35
Maximum Commitment	S-35

I-1

Page
MBA	S-48
MiFID II	S-71
Minimum Sale Price	S-42
Moody’s	S-36
most recent H.15 Page	S-52
Non-Extension Drawing	S-37
non-U.S. Certificateholder	S-64
Note Holders	S-53
Note Purchase Agreement	S-31
Offering	S-61
Participation Agreement	S-31
parties in interest	S-67
Pass Through Trust Agreement	S-22
Performing Equipment Note	S-36
Plan Asset Regulation	S-67
Plan Fiduciary	S-68
Plans	S-67
Pool Balance	S-24
Pool Factor	S-24
Post Default Appraisals	S-43
Preferred Pool Balance	S-45
PRIIPs Regulation	S-71
Prospectus Regulation	S-71
PSP2 and PSP3 Agreements	S-16
PTC Event of Default	S-28
PTCE	S-67
qualifying income	S-63
Rating Agencies	S-36
Refinancing Certificates	S-61
Refinancing Equipment Notes	S-61
Refinancing Trust	S-61
Regular Distribution Dates	S-23
relevant persons	S-71
Remaining Weighted Average Life	S-52
Replacement Facility	S-38
Required Amount	S-35
S&P	S-36
Scheduled Payments	S-23
Page
Section 1110	S-54
Section 2.4 Fraction	S-44
SFA	S-72
Similar Law Plans	S-67
SOFR	S-39
Special Distribution Date	S-23
Special Payment	S-23
Special Payments Account	S-24
Special Termination Drawing	S-37
Special Termination Notice	S-37
Stated Interest Rate	S-35
Subordination Agent	S-41
Substitute Aircraft	S-49
Term SOFR	S-39
Term SOFR Administrator	S-39
Term SOFR Reference Rate	S-39
Termination Notice	S-40
Transportation Code	S-28
Treasury	S-16
Treasury Yield	S-52
Triggering Event	S-23
Trust	S-22
Trust Indenture Act	S-29
Trust Property	S-22
Trust Supplement	S-22
Trustee	S-22
U.S. Certificateholders	S-63
U.S. Government Securities Business Day	S-39
U.S. Persons	S-63
UAL	S-18
UK	S-71
UK PRIIPs Regulation	S-72
UK Securitization Laws	S-20
Underwriters	S-69
Underwriting Agreement	S-69
United	S-18
United Bankruptcy Event	S-42

I-2

APPENDIX II—APPRAISAL LETTERS

Adjusted Desktop Valuation Report

Aviation Specialists Group, Inc. (“ASG”) has been engaged by United Airlines, Inc. (“Client”) to provide an adjusted desktop valuation setting forth ASG’s opinions of unadjusted and adjusted Base Values for those 39 Boeing 737 MAX aircraft which are described in further detail in the Aircraft Values section below. In reaching its value opinions, ASG has relied upon data provided to it by Client.

This valuation report contains the following sections:

▶	Adjusted Desktop Valuation Assumptions	▶	Aircraft Values
▶	Value Definition and Explanations	▶	Covenants

Adjusted Desktop Valuation Assumptions

In an adjusted desktop valuation, the appraiser neither sees the subject aircraft nor reviews its specifications and technical documents. Instead, the appraiser is furnished with certain maintenance status information by the client or aircraft operator. In preparing its value opinions, ASG relies on that data and, unless specifically stated otherwise, makes the following assumptions about the aircraft itself:

▶	It is of average specification for its type and age and has no special equipment or characteristics which would materially affect its value.

▶	Its utilization in terms of hours and cycles is average for its type and age.

▶	It is in passenger or freighter configuration as appropriate.

▶	It is certificated and operated under the aegis of a major airworthiness authority such as the FAA or EASA.

▶	It is in average physical condition and its maintenance records and documents comply with all applicable regulations and good industry practices. Required back to birth records are on hand and in good order and only original equipment manufacturer parts are in use in the aircraft and engines.

▶	It has no history of major damage.

▶	It complies with applicable Airworthiness Directives and mandatory Service Bulletins.

ASG first develops the subject aircraft’s Base and/or Current Market Value assuming that the airframe, engines, engine life limited parts, landing gears and other major life- and time-limited components are in halflife, halftime condition. ASG then uses the maintenance data provided to it to adjust for the aircraft’s variance from that status. For example, if the aircraft has had a recent heavy check or engine shop visit, ASG will add to the halflife value.

Regarding adjusted Base/Market Values, ASG uses the following value convention. A new aircraft is considered to be factory new with 100% life remaining on all components, that is, it is full life. The aircraft then ages based on typical utilization for its type until it becomes mature and reaches halflife condition. ASG’s unadjusted values for mature aircraft assume them to be in halflife condition. Time to reach mature halflife status depends on the aircraft and engine combination and typical utilization for that aircraft type. For many (but not all) jetliners, mature halflife status is reached when they are 4-5 years old. For aircraft between factory new and mature, ASG’s Current Market and Base Values already assume the aircraft to be in better than halflife condition and therefore no further adjustments are needed to their values. All of the subject aircraft in this report are young and none have reached mature halflife status. Accordingly, no maintenance status adjustments are required for any of them and unadjusted Base Values equal adjusted Base Values.

In developing its values, ASG also makes two further assumptions:

United Airlines, Inc.

March 31, 2023

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▶	that the aircraft has been bought and will be sold as a single unit or as part of a small lot. It is not part of a launch purchase nor will it be the subject of a fleet sale which could result in a price discount.

▶	that the aircraft is not subject to an existing lease. ASG’s opinion of values excludes the effects of attached lease rental streams and tax benefits, either of which can have a material effect on an aircraft’s actual purchase price.

Value Definition and Explanations

ASG uses the ISTAT definitions for Base Value which is:

▶	Base Value is an appraiser’s opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its “highest and best use”. An aircraft’s Base Value is founded in the historical trend of values and in the projection of value trends and presumes an arm’s length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. In most cases, the Base Value of an aircraft assumes its physical condition is average for an aircraft of its type and age, and its maintenance time status is at mid-life, mid-time (or benefitting from an above average maintenance status if it is new or nearly new, as the case may be).

ASG also uses the term adjusted Base Value to indicate that it has adjusted Base Value to reflect the data which it has regarding the aircraft’s maintenance status.

Aircraft Values

ASG’s value opinions for the subject aircraft are set forth in millions of U.S. dollars in the following table. As noted above, all of the subject aircraft are young, not yet mature, and therefore adjusted Base Values are the same as unadjusted values.

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Aircraft Descriptions and Values (US$ millions), March 2023

Serial #	Type	FAA #	Mfr. Date	Engine Type	MTOW (lbs.)	Unadj Base Value	Adjustments	Adjusted Base Val
67523	737 MAX 8	N27268	08/23/22	LEAP-1B28	182,200	$51.3	$0.0	$51.3
67526	737 MAX 8	N27271	09/19/22	LEAP-1B28	182,200	$51.3	$0.0	$51.3
67524	737 MAX 8	N27269	09/26/22	LEAP-1B28	182,200	$51.3	$0.0	$51.3
64610	737 MAX 8	N47275	09/27/22	LEAP-1B28	182,200	$51.3	$0.0	$51.3
67525	737 MAX 8	N27270	09/28/22	LEAP-1B28	182,200	$51.3	$0.0	$51.3
67522	737 MAX 8	N27267	09/29/22	LEAP-1B28	182,200	$51.3	$0.0	$51.3
67527	737 MAX 8	N17272	09/29/22	LEAP-1B28	182,200	$51.3	$0.0	$51.3
67528	737 MAX 8	N27273	10/12/22	LEAP-1B28	182,200	$52.1	$0.0	$52.1
62535	737 MAX 8	N47281	10/18/22	LEAP-1B28	182,200	$52.1	$0.0	$52.1
64612	737 MAX 8	N27277	11/28/22	LEAP-1B28	182,200	$52.1	$0.0	$52.1
61861	737 MAX 8	N47282	12/13/22	LEAP-1B28	182,200	$52.1	$0.0	$52.1
61863	737 MAX 8	N47284	12/15/22	LEAP-1B28	182,200	$52.1	$0.0	$52.1
64613	737 MAX 8	N17279	12/28/22	LEAP-1B28	182,200	$52.1	$0.0	$52.1
64611	737 MAX 8	N27276	12/29/22	LEAP-1B28	182,200	$52.1	$0.0	$52.1
61853	737 MAX 8	N17285	12/29/22	LEAP-1B28	182,200	$52.1	$0.0	$52.1
61854	737 MAX 8	N57286	02/13/23	LEAP-1B28	182,200	$52.9	$0.0	$52.9
64614	737 MAX 8	N47280	02/20/23	LEAP-1B28	182,200	$52.9	$0.0	$52.9
61859	737 MAX 8	N37278	02/24/23	LEAP-1B28	182,200	$52.9	$0.0	$52.9
61856	737 MAX 8	N47288	03/27/23	LEAP-1B28	182,200	$52.9	$0.0	$52.9
60709	737 MAX 8	N27287	03/31/23	LEAP-1B28	182,200	$52.9	$0.0	$52.9
61857	737 MAX 8	N27283	04/01/23	LEAP-1B28	182,200	$53.1	$0.0	$53.1

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Serial #	Type	FAA #	Mfr. Date	Engine Type	MTOW (lbs.)	Unadj Base Value	Adjustments	Adjusted Base Val
60712	737 MAX 8	N17289	04/01/23	LEAP-1B28	182,200	$53.1	$0.0	$53.1
64468	737 MAX 9	N27539	10/24/22	LEAP-1B28	194,700	$53.2	$0.0	$53.2
64470	737 MAX 9	N37542	11/01/22	LEAP-1B28	194,700	$53.2	$0.0	$53.2
64469	737 MAX 9	N37541	11/15/22	LEAP-1B28	194,700	$53.2	$0.0	$53.2
64467	737 MAX 9	N37538	11/17/22	LEAP-1B28	194,700	$53.2	$0.0	$53.2
64474	737 MAX 9	N77543	12/06/22	LEAP-1B28	194,700	$53.2	$0.0	$53.2
64473	737 MAX 9	N77544	12/15/22	LEAP-1B28	194,700	$53.2	$0.0	$53.2
64472	737 MAX 9	N37545	12/23/22	LEAP-1B28	194,700	$53.2	$0.0	$53.2
64478	737 MAX 9	N27546	12/23/22	LEAP-1B28	194,700	$53.2	$0.0	$53.2
64477	737 MAX 9	N37547	12/28/22	LEAP-1B28	194,700	$53.2	$0.0	$53.2
64476	737 MAX 9	N37548	12/28/22	LEAP-1B28	194,700	$53.2	$0.0	$53.2
67578	737 MAX 9	N37554	02/24/23	LEAP-1B28	194,700	$54.3	$0.0	$54.3
67181	737 MAX 9	N37551	03/06/23	LEAP-1B28	194,700	$54.3	$0.0	$54.3
67180	737 MAX 9	N37553	03/15/23	LEAP-1B28	194,700	$54.3	$0.0	$54.3
67179	737 MAX 9	N77552	03/23/23	LEAP-1B28	194,700	$54.3	$0.0	$54.3
67182	737 MAX 9	N37555	03/24/23	LEAP-1B28	194,700	$54.3	$0.0	$54.3
67579	737 MAX 9	N37556	03/30/23	LEAP-1B28	194,700	$54.3	$0.0	$54.3
67584	737 MAX 9	N17557	05/05/23	LEAP-1B28	194,700	$54.5	$0.0	$54.5

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Covenants

In accordance with ISTAT’s Principles of Appraisal Practice and Code of Ethics, this report has been prepared for the exclusive use of Client; ASG will not provide it to any other party without the express consent of Client. ASG has no present or contemplated interest in the subject equipment or any similar equipment, it has no current, past or contemplated interest in Client or any companies related to Client nor does it have any other interest which might tend to prevent it making a fair and unbiased appraisal.

This report fairly represents ASG’s opinion of the subject equipment’s value. In reaching its value opinions, ASG has relied upon information provided by Client. ASG does not assume responsibility or legal liability for any actions taken, or not taken, by Client or other parties with regard to the equipment. By accepting this report, all parties agree that ASG shall bear no such responsibility or legal liability including liability for special or consequential damages.

For Aviation Specialists Group, Inc.

Fred J. Klein

ISTAT-certified Senior Appraiser Fellow

International Society of Transport Aircraft Trading

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VALUATION OF A 39 AIRCRAFT PORTFOLIO

As of March 31, 2023   Client: United Airlines, Inc.

Report Date: May 9, 2023

7315 Wisconsin Ave, Ste 800W Bethesda, MD 20814

VALUATION SUMMARY	2
DEFINITIONS	3
ASSUMPTIONS	4
MARKET OUTLOOK	5
AIRCRAFT MARKET ANALYTICS	9
COVID-19 IMPACT & RECOVERY	12
VALUATION METHODOLOGY	14
DISCLAIMER	16
APPENDIX	17

1

I.            VALUATION SUMMARY

BK Associates, Inc. (“BK”) has been engaged by United Airlines, Inc. (“Client”) to provide a desktop valuation, setting forth BK’s opinions of current base values (BV) for a portfolio of 39 aircraft, as of March 31, 2023.

AIRCRAFT DESCRIPTION

The Portfolio aircraft are identified by type, registration number, serial number, date of manufacture, engine model/variant, and maximum takeoff weight (MTOW) in the attached figure. The figure reflects the current BVs in millions, as of March 31, 2023.

PURPOSE OF THE VALUATION ENGAGEMENT

It is understood by BK that the Conclusion of Value will be used by Client to present to potential investors in this portfolio of aircraft. This report was prepared solely for the purposes described herein and, accordingly, should not be used for any other purpose. In addition, this report should not be distributed to any party other than client, without the express knowledge and written consent of the client or BK.

RELEVANT DATES

BK was engaged to value the subject aircraft as of the Valuation Date, March 31, 2023. In this valuation, BK considered only circumstances that existed as of and events that occurred up to the Valuation Date. However, events occurring after the Valuation Date but before the date of this report (i.e., subsequent events) were taken into account to the extent that they were indicative of conditions that were known or knowable as of the Valuation Date.

PREMISE OF VALUE

The valuation premise may be either in-use (i.e., going concern) or liquidation. The determining factor being the highest and best use as considered from a market participant’s perspective. The values issued in this report are based on an in-use valuation premise, which assumes that the aircraft will continue to operate.

CONCLUSIONS

Based upon our knowledge of these various aircraft types, our knowledge of the capabilities and uses to which they have been put in various parts of the world, our knowledge of the marketing of used aircraft, and our knowledge of aircraft in general, it is our opinion that the values are in 2023 U.S. dollars as found in the attached figure. These values reflect the impact of COVID-19, which will be discussed in more detail later in the report. The values provided in this report and figure are subject to change after BK finalizes its 2023 values update. BK valued 2022 and 2023 vintages, assuming typical utilization.

2

II.            DEFINITIONS

According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Base Value, to which BK Associates subscribes, the base value is the Appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledgeable parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing. The base value normally refers to a transaction involving a single aircraft. When multiple aircraft are acquired in the same transaction, the trading price of each unit may be discounted.

For comparison purposes, it is the convention to assign “half-time, half-life” values to aircraft or engines, which represent the value of an aircraft or engine that is halfway between the expense major maintenance events. As a starting point the base value of a tangible asset typically assumes its maintenance status is at half-life/half-time, or benefiting from an above half-life/half-time maintenance status if the asset is new or young.

3

III.            ASSUMPTIONS

We have made the following assumptions and determinations with respect to these aircraft, in preparing this valuation:

1.	The aircraft are in good physical condition.

2.	The historical maintenance documentation has been maintained to acceptable international standards.

3.	The specifications of the aircraft are those most common for aircraft of their type and vintage.

4.	The aircraft are in standard passenger configurations, unless specifically stated otherwise.

5.	The aircraft are current as to all Airworthiness Directives and Service Bulletins.

6.	Their modification statuses are comparable to those of aircraft of their type and vintage.

7.	They are operated under an appropriate civil airworthiness authority.

8.	Their utilization is comparable to industry averages.

9.	There is no history of accident or incident damage we are aware of.

4

IV.            MARKET OUTLOOK

The performance and value of any aircraft or engine is affected to varying degrees by conditions in the global economy. Some of the key influences include gross domestic product, fuel price, and the lending environment. This section of the report will analyze what the current outlook is for each.

GROSS DOMESTIC PRODUCT (GDP) 1

GDP & Traffic Growth
140
120
100
80
60
40
20
0
-20
-40
-60
-80
-100
-120
-140
70%
60%
50%
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
-50%
-60%
-70%
-80%
-90%
-100%
-110%
-120%
2005
2006
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021E
2022F
2023F
World Airline Profit ($ Bils)
RPK % Growth
GDP Growth %

Source: IATA.org

Aviation is a highly cyclical industry, marked with high highs and low lows. Historically, GDP and traffic have been good indicators of the health of the industry, as they are highly correlated. Economic prosperity leads to an increase in disposable income and subsequently an increase in demand for air travel. An increase in demand for air travel means an increase in demand for aircraft and related equipment.

The aviation industry, along with the global economy at large, has been severely impacted by the COVID-19 pandemic. As a result of travel restrictions and broader economic downturns, both traffic and GDP sharply dropped. However, access to the COVID-19 vaccine brought down caseloads and brightened economic prospects for advanced economies. According to the IMF, global growth is forecast to fall from 3.4 percent in 2022 to 2.9 percent in 2023 and then rise to 3.1 percent in 2024 with advanced economies to moderate at 1.2% in 2023 and developing economies at 4.0%. In addition, there are more difficult near-term prospects due in part to tight monetary policy tackling inflation, the impacts of the war in Ukraine, and the supply chain disruptions within manufacturing countries.

1 https://www.imf.org/en/Publications/WEO/Issues/2023/01/31/world-economic-outlook-update-january-2023

5

FUEL ENVIRONMENT  2 3 4 5 6 7

Fuel
140
120
100
80
60
40
20
0
4.5
4
3.5
3
2.5
2
1.5
1
0.5
0
Sep-10
Mar-11
Sep-11
Mar-12
Sep-12
Mar-13
Sep-13
Mar-14
Sep-14
Mar-15
Sep-15
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18
Mar-19
Sep-19
Mar-20
Sep-20
Mar-21
Sep-21
Mar-22
Sep-22
Mar-23
Brent Crude ($ USD)
Jet Fuel A ($ USD)

Source: Indexmundi.com

The chart above shows the volatility in the fuel market over the last decade. Brent crude has a strong correlation with Jet Fuel A prices. After a period of high prices, crude oil began to decline in the fall of 2014. Prices remained low through early 2016 and then steadily rose until reaching a four-year high in October 2018. Following a sharp price drop in November 2018, crude oil prices remained relatively stable through January 2020, averaging around $63 per barrel. As a result of the COVID-19 pandemic, along with the price war between Russia and Saudi Arabia, both Brent Crude and Jet Fuel A saw severe drops in price in early 2020. Crude and Fuel hit the lowest points in April 2020, and both have begun recovery. From April 2020 to March 2023, Jet Fuel A had a compound monthly growth rate (CMGR) of 4.20% and Brent Crude had a CMGR of 3.43%. According to Airlines for America’s U.S. Jet Fuel Index, fuel was trading at $2.55 per gallon as of April 13, 2023.

According to the Department of Energy’s short-term outlook, crude oil prices are expected to remain high in 2023, averaging $83 per barrel, which is an 18% decline from 2022’s drastic increase in prices.

Historically, jet fuel and airline profitability have had an inverse relationship. Higher fuel means higher fares, worse profitability and in turn, lower demand. As of the valuation date, oil prices are high and expected to remain high as we head further into a recession.

2 https://www.ft.com/content/bc938195-82d3-43eb-b031-740028451382

3 https://www.bloomberg.com/news/articles/2020-04-01/saudi-arabia-resists-trump-s-attempt-to-broker-an-oil-war-truce

4 https://www.airlines.org/argus-us-jet-fuel-index/

5 https://www.nbcnews.com/politics/politics-news/us-ban-russian-oil-imports-rcna19119

6 https://apnews.com/article/gas-prices-record-high-russia-ukraine-ac7fcc350ad1f1c71db4185b99fef112

7 https://www.eia.gov/outlooks/steo/

6

LENDING LANDSCAPE 8 9 10 11 12 13 14 15 16

The lending environment is also a material consideration when evaluating the current market. The last 10 years have been marked with historically low interest rates. However, while, indicators of economic activity and employment have continued to strengthen, inflation remains elevated. This reflects pandemic-related supply and demand imbalances, higher energy prices, and broader price pressures.

In March of 2022, the Federal Reserve raised interest rates for the first time since 2018. On June 1, 2022, the Fed began reducing its holdings of Treasury securities and agency mortgage-backed securities. As of March 22, 2023, the Committee announced its plan to continue to reduce its holding of Treasury securities. For Treasury securities, a $30 billion per month cap will be set for the first three months and $60 billion per month after. The decline under this cap will include Treasury coupon securities and Treasury bills. For agency mortgage-backed securities, the cap is $17.5 billion per month for the first three months, which will increase to $35 billion per month after that. In doing this, they hope to support the flow of credit to households and businesses.

Over the past year, rates have risen faster than originally anticipated. On March 22, 2023, the Federal Reserve’s policy-making arm, the Federal Open Market Committee (FOMC), again raised rates, bringing the federal funds rate to a range of 4.75% to 5%. The Fed has further indicated that they anticipate another quarter point hike to a peak range of between 5% to 5.25%. As of now, the FOMC projects rates to fall to 4.3%, but this is an increase from the previous estimate for 2024.

The Fed has signaled its continuous pursuit of maximum employment and inflation at 2% over the longer run and it is achievable with appropriate and firm monetary policies. The Fed has acknowledged that inflation has risen above predictions throughout 2021. As of March 2023, the median FOMC inflation projection for year-end 2022 has gone from 3.1% to 3.3%. Additionally, the FOMC projects the median PCE inflation to be 3.6% in 2023 and 2.6% in 2024.

One factor that may weigh on the Fed’s decision to continue raising rates is that a few banks have collapsed. Silicon Valley Bank and Signature Bank are two banks that have collapsed in March 2023. As of March 2023, banks have borrowed almost $153 billion from the Fed, far surpassing the previous record of when the Fed handed out $112 billion

8 https://www.federalreserve.gov/newsevents/speech/powell20220321a.htm

9 https://www.federalreserve.gov/newsevents/pressreleases/monetary20220504a.htm

10 https://www.federalreserve.gov/newsevents/pressreleases/monetary20220504b.htm

11 https://www.wsj.com/articles/fed-raises-interest-rates-for-first-time-since-2018-11647453603?mod=trending_now_news_5

12 https://www.federalreserve.gov/newsevents/pressreleases/monetary20230322a.htm

13 https://www.cnbc.com/2023/03/22/the-fed-projections-call-for-just-one-more-rate-hike-this-year.html?&doc=107213115

14 https://www.federalreserve.gov/monetarypolicy/fomcprojtabl20220921.htm

15 https://www.federalreserve.gov/monetarypolicy/files/fomcprojtabl20230322.pdf

16 https://www.cnn.com/2023/03/17/business/global-banking-crisis-explained/index.html

7

during the crisis of 2008. Goldman Sachs announced that the growing stress in the banking sector has increased the probability of an American economy recession to 35% likelihood within the year. This is increased from 25% likelihood, prior to the collapse of the banking sector.

8

V.            AIRCRAFT MARKET ANALYTICS

AIRCRAFT DEMAND 17

Source: Boeing.com; Airbus.com

The number of orders placed in a given year is a good indicator of where we are in the cycle. An aircraft type launched in the right business cycle can lead to a large order stream and ultimately, a strong residual value. In 2022, the number of orders placed increased compared to 2021. In 2022, Airbus delivered a total of 663 aircraft and received 820 new orders (net in year of cancellation). Most of its orders were for the Airbus 321Neo, followed by the Airbus 320Neo aircraft. Of the orders Airbus had in 2022, its largest was with China Eastern Airlines for 32 Airbus 320Neos and 68 Airbus 321Neos. By comparison, Boeing delivered 480 aircraft, which is 41% more than their 2021 amount. Net orders for Boeing were positive again this year, with 935 annual gross orders.

According to IATA, aircraft demand remained strong in 2022 across multiple regions. Deliveries increased in North America by 40% and in Latin America by 30%. New airlines in Latin America, such as Arajet, emphasize the positive recovery in the region. Aircraft deliveries continued to grow in Europe, remained stable in Africa but slowed in the Asia Pacific region.

17 https://www.iata.org/en/iata-repository/publications/economic-reports/airlines-financial-monitor---april-2020/

9

GEOGRAPHIC DIVERSITY

Source: JetInventory.com

The aircraft in this portfolio are popular all over the world with a dominance in Asia and North America, on a regional level. The Boeing 737 MAX 8 is in 41 countries and the Boeing 737 MAX 9 is in 8 countries. The United States has the most Boeing 737 MAX 8 and Boeing 737 MAX 9 aircraft with 173 and 70 of them, respectively. Regional diversification is also a major influence on value. The more diverse the operation of the aircraft, the easier it is to remarket it.

10

OPERATOR BASE

Source: JetInventory.com

The graph above illustrates the operator base of each aircraft type compared with the age of the global fleet. Airbus 320s and Boeing 737-800s are typically viewed as the most liquid aircraft types, in terms of ability to convert to cash. The Boeing 737 MAX 8 has 75 operators and the Boeing 737 MAX 9 has 9 operators. The largest operator of Boeing 737 MAX 8 aircraft is Southwest Airlines with 101 of them. The largest operator of Boeing 737 MAX 9 aircraft is United Airlines with 37 of them. Operator base, like region diversification, is an important influence on value. The more operators there are, the easier it is to remarket the aircraft.

11

VI.            COVID-19 IMPACT & RECOVERY

INDUSTRY OVERVIEW 18 19 20 21

The global economic shock resulting from the COVID-19 pandemic has dramatically impacted the aviation industry. Airlines around the world saw financial positions deteriorate as passenger revenues for the industry fell more than 60% during 2020, while net losses exceeded $118 billion. As airlines faced substantial levels of cash burn, many carriers were forced to cease operations or declare bankruptcy. Carriers that survived generally did so through some combination of debt, emergency cost reductions, and governmental support. The story in the cargo market has been quite different. While industry-wide cargo demand, as measured by cargo tonne kilometers (CTKs), fell 10% in 2020, overall, the recovery has been much more robust.

In February 2021, pharmaceutical companies Pfizer-BioNTech, Moderna, Oxford-AstraZeneca began to rollout vaccines and as a result, travel recovery began. As of January 2023, 199 countries have adopted the easing of travel restrictions, only requiring proof of vaccination for travel, while 10 countries remain closed to international travelers. As of November 2022, global RPKs increased by 41.3% year-over-year and has recovered to 75.3% of November 2019 levels. Airline net loss is forecasted to be $9.7 billion with North America being the only region to actually break a profit at $8.8 billion. Additionally, North American demand (RPKs) is projected to be 95% of 2019 levels with capacity at 99.5%.

While there are some new variants and subvariants around the world, both domestic and international travel have recovered significantly and COVID-19 has become less of a concern.

AIRCRAFT AND ENGINE MARKET 22 23

In addition to COVID-19’s direct impacts on traffic and demand, the pandemic has also led to deferrals and cancellations of new equipment deliveries and storage of existing fleets. At the low point of the pandemic in April 2020, IATA reported that roughly 2/3 of the global commercial fleet was grounded and that deliveries of new aircraft were practically non-existent. Since then, many future deliveries have been cancelled or delayed, but more of the fleet is starting to come back into service as demand slowly recovers.

All of these factors have impaired the marketability of commercial aircraft and engines. Given our knowledge of previous crises such as 9-11, SARS, and the 2008 recession, as well as the data currently available, BK has developed a position of the impact of COVID-

[18]	https://www.iata.org/contentassets/c81222d96c9a4e0bb4ff6ced0126f0bb/annual-review-2022.pdf
[19]	https://www.iata.org/en/pressroom/2022-releases/2022-06-20-02/
[20]	https://www.kayak.com/travel-restrictions?
[21]	https://www.iata.org/en/pressroom/2023-releases/2023-01-09-02/
[22]	https://www.iata.org/en/iata-repository/publications/economic-reports/air-passenger-monthly-analysis---august-2020/
[23]	https://www.iata.org/en/iata-repository/publications/economic-reports/airlines-financial-monitor-july-2020/

12

19 on the current market values (CMV) of the world’s fleets of commercial aircraft and engines. Specifically, we have reduced our CMVs by 5% to 25%, depending on the age, type, and production status of the asset.

The CMVs have been reduced more severely for widebody aircraft than for narrowbody and regional aircraft. Older or out of production aircraft have been reduced more severely. We have not impaired the marketability of freighter aircraft that are in production, but we have impaired marketability for those out of production. For engines, the CMVs have been cut in proportion to the haircut applied to the host aircraft type, albeit by a lesser percentage.

In addition to the reductions made to the CMVs, we have also reduced the base values (BV) for certain aircraft types, including the Boeing 777-200s, Boeing 777-200ERs, Boeing 777-300ERs, Airbus 330-300s, Airbus 330-200s, Embraer 190s, Embraer 195s, and Airbus 380s. Based on early retirements and falling activity rates, we believe these aircraft types have had permanent impairment to their BVs. Please note that these changes to our BVs also reflect the typical updates we make to our value tables throughout the year. The reductions should not be interpreted as solely being a result of COVID-19. With the Boeing 737 MAX returning to service, we have also raised the CMVs for that aircraft type. As trading begins to pick up again, we will continue to monitor the values of various aircraft and engine types and adjust as needed.

13

VII.            VALUATION METHODOLOGY

Current values are normally based on comparison to recent sales of comparable aircraft. Unfortunately, there have been few recent transactions involving comparable aircraft for which the price was divulged. Since the 1990s, the major airlines and other aviation industry entities in the United States have claimed, with support of the government and the courts that the realizations in their aircraft sales should be kept confidential. Prior to that, all transactions were reported to the government and the prices were available to the public. Now, we are only aware of transactions that are occasionally reported in the press, when we are involved in the transaction or when our clients sometimes share the prices of recent transactions. Equipment manufacturers also share with us confidential cost data related to their products. We are aware of some sales of similar aircraft to those subject of this appraisal.

In the absence of more recent sales data, alternative methodologies must be used. One approach is to determine the base value or what the value should be in a balanced market and then adjust that base value to reflect the impact of current market conditions.

As the definition implies, the base value is determined from long-term historical trends. BK Associates has accumulated a database of over 13,000 data points of aircraft sales that occurred since 1970. From analysis of these data we know, for example, what the average aircraft should sell for as a percentage of its new price, as well as the high and low values that have occurred in strong and weak markets.

Based on these data, we have developed relationships between aircraft age and sale price for wide-bodies, narrow-bodies, large turboprops and, more recently, regional jet and freighter aircraft. Within these groups we have developed further refinements for such things as derivative aircraft, aircraft still in production versus no longer in production, and aircraft early in the production run versus later models. Within each group variations are determined by the performance capabilities of each aircraft relative to the others. We now track some 150 different variations of aircraft types and models and determine current and forecast base values. These relationships are verified, and changed or updated if necessary, when actual sales data becomes available.

This relationship between sale price as a function of age and the new price is depicted in the following figure.

14

Regarding the current market values, based on our analysis of numbers of aircraft available for sale, numbers in storage, fleet size, operator base and short-term projected traffic demand, we have determined the likely current market value as a percentage of the current base value. These percentages are modified, of course, as actual sales data becomes available.

One of the most important factors affecting the current market is supply and demand, as evidenced by the numbers of aircraft available for sale and in storage. The following, consolidated from online sources, lists aircraft similar to those in the Portfolio, which are publicly advertised for sale or lease. Additionally, aircraft currently active, scrapped, and in storage are quantified, per Jet Inventory data. However, it should be understood that some operators and lessors do not publicize their aircraft availability and the list of stored aircraft does not directly compliment the availability listing.

As of February 2023				Available	% of
	Active	Stored	Scrapped	For Sale	Fleet
B737-8MAX	737	129	2	-	0.0%
B737-9MAX	138	3	-	-	0.0%

Experience has shown that when more than one percent of the fleet is available for sale, downward pressure begins on current market values. However, COVID-19 has led to impaired marketability across the board. 24

24 BK valued aircraft that are yet to be delivered as current full-life values at expected dates of delivery.

15

VIII. DISCLAIMER

It should be understood that BK Associates has neither inspected the Aircraft nor the maintenance records, but has relied upon the information provided by the addressee and in the BK Associates database. The assumptions have been made that all Airworthiness Directives have been complied with; and accident damage has not been incurred that would affect market values. Further, we have assumed unless otherwise stated, that the Aircraft is in typical configuration for the type. Deviations from these assumptions can change significantly our opinion regarding the values.

BK Associates, Inc. has no present or contemplated future interest in the Aircraft, nor any interest that would preclude our making a fair and unbiased estimate. This appraisal represents the opinion of BK Associates, Inc. and reflects our best judgment based on the information available to us at the time of preparation and the time and budget constraints imposed by the client. It is not given as a recommendation, or as an inducement, for any financial transaction and further, BK Associates, Inc. assumes no responsibility or legal liability for any action taken or not taken by the addressee, or any other party, with regard to the appraised equipment. By accepting this appraisal, the addressee agrees that BK Associates, Inc. shall bear no such responsibility or legal liability. This appraisal is prepared for the use of the addressee and shall not be provided to other parties without the express consent of the addressee.

Sincerely,

BK ASSOCIATES, INC.

Christopher Snow
Financial Analyst

Mariz Helal, CVA
Senior Associate

Pooja Gardemal, CPA/ABV
Managing Director
ISTAT Certified Appraiser

CS/MH/PG

16

IV.            APPENDIX

FIGURE

UNITED AIRLINES

BASE VALUES (BV)

ALL VALUES IN U.S. $ MILLIONS

VALUES AS MARCH 31, 2023

Aircraft No.	Aircraft Type	Registration Number	Manufacturer's Serial Number	Engine Type	MTOW (Ibs)	Delivery Date	Base* Value
1	737 MAX 8	N27268	67523	LEAP-1B28	182,200	Aug-22	54.48
2	737 MAX 8	N27271	67526	LEAP-1B28	182,200	Sep-22	54.79
3	737 MAX 8	N27269	67524	LEAP-1B28	182,200	Sep-22	54.79
4	737 MAX 8	N47275	64610	LEAP-1B28	182,200	Sep-22	54.79
5	737 MAX 8	N27270	67525	LEAP-1B28	182,200	Sep-22	54.79
6	737 MAX 8	N27267	67522	LEAP-1B28	182,200	Sep-22	54.79
7	737 MAX 8	N17272	67527	LEAP-1B28	182,200	Sep-22	54.79
8	737 MAX 8	N27273	67528	LEAP-1B28	182,200	Oct-22	55.10
9	737 MAX 8	N47281	62535	LEAP-1B28	182,200	Oct-22	55.10
10	737 MAX 8	N27277	64612	LEAP-1B28	182,200	Nov-22	55.40
11	737 MAX 8	N47282	61861	LEAP-1B28	182,200	Dec-22	55.71
12	737 MAX 8	N47284	61863	LEAP-1B28	182,200	Dec-22	55.71
13	737 MAX 8	N17279	64613	LEAP-1B28	182,200	Dec-22	55.71
14	737 MAX 8	N27276	64611	LEAP-1B28	182,200	Dec-22	55.71
15	737 MAX 8	N17285	61853	LEAP-1B28	182,200	Dec-22	55.71
16	737 MAX 8	N57286	61854	LEAP-1B28	182,200	Feb-23	57.77
17	737 MAX 8	N47280	64614	LEAP-1B28	182,200	Feb-23	57.77
18	737 MAX 8	N37278	61859	LEAP-1B28	182,200	Feb-23	57.77
19	737 MAX 8	N47288	61856	LEAP-1B28	182,200	Mar-23	58.08
20	737 MAX 8	N27287	60709	LEAP-1B28	182,200	Mar-23	58.08
21	737 MAX 8	N27283	61857	LEAP-1B28	182,200	Apr-23	58.25
22	737 MAX 8	N17289	60712	LEAP-1B28	182,200	Apr-23	58.25
23	737 MAX 9	N27539	64468	LEAP-1B28	194,700	Oct-22	55.07
24	737 MAX 9	N37542	64470	LEAP-1B28	194,700	Nov-22	55.38
25	737 MAX 9	N37541	64469	LEAP-1B28	194,700	Nov-22	55.38
26	737 MAX 9	N37538	64467	LEAP-1B28	194,700	Nov-22	55.38
27	737 MAX 9	N77543	64474	LEAP-1B28	194,700	Dec-22	55.69
28	737 MAX 9	N77544	64473	LEAP-1B28	194,700	Dec-22	55.69
29	737 MAX 9	N37545	64472	LEAP-1B28	194,700	Dec-22	55.69
30	737 MAX 9	N27546	64478	LEAP-1B28	194,700	Dec-22	55.69
31	737 MAX 9	N37547	64477	LEAP-1B28	194,700	Dec-22	55.69
32	737 MAX 9	N37548	64476	LEAP-1B28	194,700	Dec-22	55.69
33	737 MAX 9	N37554	67578	LEAP-1B28	194,700	Feb-23	58.29
34	737 MAX 9	N37551	67181	LEAP-1B28	194,700	Mar-23	58.60
35	737 MAX 9	N37553	67180	LEAP-1B28	194,700	Mar-23	58.60
36	737 MAX 9	N77552	67179	LEAP-1B28	194,700	Mar-23	58.60
37	737 MAX 9	N37555	67182	LEAP-1B28	194,700	Mar-23	58.60
38	737 MAX 9	N37556	67579	LEAP-1B28	194,700	Mar-23	58.60
39	737 MAX 9	N17557	67584	LEAP-1B28	194,700	May-23	58.95

* BK valued 2022 and 2023 vintages, assuming typical utilization.

17

Desktop Appraisal of:

Thirty-nine (39) Boeing 737 MAX Aircraft

Client:

United Airlines, Inc.

Date:

May 9, 2023

Headquarters:

2101 Wilson Boulevard
Suite 1001
Arlington, Virginia 22201
USA
Tel: +17032763200
Email: mba@mba.aero
Americas | Europe | Asia

I.	INTRODUCTION AND EXECUTIVE SUMMARY	1

II.	QUALIFICATIONS	2

III.	CURRENT MARKET CONDITIONS	3

IV.	DEFINITIONS	24

V.	METHODOLOGY	25

VI.	VALUATION	26

VII.	COVENANTS	29

I.            Introduction and Executive Summary

mba Aviation (mba) has been retained by United Airlines, Inc. (the “Client”) to provide a Desktop Appraisal to determine the Current Base Values of 39 Boeing 737 MAX aircraft (collectively, the “Subject Aircraft”) as of March 31, 2023. The Subject Aircraft are fully identified in Section VI of this Report.

In performing this Appraisal, mba relied on industry knowledge and intelligence, confidentially-obtained data points, market expertise and current analysis of market trends and conditions, along with value information from its quarterly publication REDBOOK– 1Q 2023.

Based on the information set forth in this Report, it is mba’s opinion that the total Current Base Values of the Subject Aircraft are as follows and as set forth in Section VI.

Current Base Value (US$)
(39) 737 MAX Aircraft	$2,114,500,000

Section IV of this report presents definitions of various terms, such as Current Base Value as promulgated by the Appraisal Program of the International Society of Transport Aircraft Trading (ISTAT). ISTAT is a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

United Airlines, Inc.
Job File #23029

II.            Qualifications

mba is a recognized provider of aircraft and aviation-related asset appraisals and inspections. mba and its principals have been providing appraisal services to the aviation industry for over 30 years, and its employees adhere to the rules and ethics set forth by the International Society of Transport Aircraft Trading (ISTAT). mba employs a team of ISTAT Certified Appraisers and ISTAT Certified Senior Appraisers. mba’s clients include most of the world’s major airlines, lessors, financial institutions, and manufacturers and suppliers. mba maintains offices in North America and Europe.

mba publishes quarterly values updates on its online platform REDBOOK, which provides current and projected aircraft values for the next 20 years for over 150 types of jet, turboprop, and cargo aircraft in addition to engines and helicopters.

mba also provides consulting services to the industry relating to operations, marketing, and management with an emphasis on financial/operational analysis, airline safety audits and certification, utilizing hands-on solutions to current situations. mba also provides expert testimony and witness support on cases involving collateral/asset disputes, bankruptcies, financial operations, safety, regulatory, and maintenance concerns.

United Airlines, Inc.
Job File #23029

III.            Current Market Conditions

GENERAL PASSENGER MARKET OBSERVATIONS – 1ST QUARTER 2023

A key component of any appraisal is an understanding of the market at the time the valuation is rendered, contextualized by recent notable developments. Previous years have been filled with uncertainty, but the industry heads into 2023 with hopes that indications of a global recession, supply-chain constraints, and climbing interest and inflation rates do not hinder further recovery. However, the International Air Transport Association (IATA) has forecasted airlines’ return to profitability in 2023, and positive signs are emerging even among a slowing economy. Economic outlook in Asia also remains positive, providing potential means for further recovery. In the following sections, mba defines current and recent passenger air market conditions, highlights major factors influencing aircraft values, and offers mba’s view of the current market situation for each aircraft type examined in this valuation.

HISTORIC AND CURRENT PASSENGER TRAFFIC

Air traffic growth is measured by Revenue Passenger Kilometers (RPKs), the number of kilometers traveled by paying passengers, and has historically been a fundamental indicator of the health of the industry. Annual macroeconomic factors like Gross Domestic Product (GDP) growth and microeconomic metrics like the number of new aircraft orders have typically been highly correlated to RPK growth and retraction, as seen in the chart below. While 2018 marked the ninth consecutive year of above-trend growth in RPKs, all regions began retracting in 2019, with North America and Europe stagnating. GDP rates, too, had begun flattening in 2018 and shrank further in 2019, especially in advanced economies.

Sources: mba REDBOOK FLEET; Original Equipment Manufacturers (OEMs); International Monetary Fund (IMF); International Air Transport Association (IATA)

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RPKs are also regularly analyzed alongside other airline monthly trailing indicators like Passenger Load Factors (PLF), a measure of how much capacity is filled, and Available Seat Miles (ASMs), which IATA defines as a measure of carrying capacity available to generate revenue. After the precipitous decline in all metrics after the onset of the COVID-19 pandemic in March and April 2020, RPKs, PLFs, and ASMs have grown in fits and starts vis-à-vis their figures in 2019. Both international and domestic RPKs still remain below pre-pandemic highs going into 2023. Even with easing travel restrictions and the reopening of routes, global RPKs are still not expected to return to 2019 levels until 2024 (IATA, Global Outlook for Air Transport).

Source: IATA, December 31, 2022

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MACROECONOMIC INDICATORS

Air traffic strengthened throughout 2022, but interest rates rapidly increased as a result of high levels of inflation. mba continues to monitor inflation’s impact on aircraft values and recognizes that it has temporarily influenced aircraft Market Values in the near term. mba expects this trend to continue as inflation remains elevated. Whether this will result in a sustained effect on residual values for aircraft has yet to be determined. Furthermore, as inflation and interest rates rapidly rose throughout 2022, escalation costs on new aircraft, engines, and parts were affected. This is exemplified by the Aircraft Producer Price Index, which measures the average change over time in the selling prices received by domestic producers for their output (U.S. Bureau of Labor Statistics). The index saw stagnation in the latter half of 2022, providing hope that continual increases in interest rates will slow escalation costs and price increases for new deliveries.

Inflation and Interest Rates
Interest Rate
Inflation Rate
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
2.0%
1.0%
0.0%
Oct-19
Dec-19
Feb-20
Apr-20
Jun-20
Aug-20
Oct-20
Dec-20
Feb-21
Apr-21
Jun-21
Aug-21
Oct-21
Dec-21
Feb-22
Apr-22
Jun-22
Aug-22
Oct-22
Dec-22
U.S. Core Inflation
Eurozone Core Inflation
Fed Funds Rate
ECB Fixed Rate
% Change - Aircraft Producer Price Index

Source: Federal Reserve Economic Data (FRED)

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AIR TRAFFIC RECOVERY

mba expects a continual uptick in ASMs throughout 2023 as travel demand and capacity recover. However, it is still undetermined when both international and domestic ASMs will realize their previous 2019 highs. During the height of the pandemic in 2020 and 2021, mba conducted a study forecasting the expected recovery in both domestic and international ASMs. The 2021 study forecasted 2022 domestic ASMs would be 22.5% below 2019 levels and recover fully in 2024 while international ASMs would lag behind and reach pre-pandemic highs by 2026. However, with domestic ASMs showing a sharp rebound in 2021 and 2022 global domestic ASMs only 5.1% below their 2019 highs, according to OAG, mba now expects domestic ASMs to recover completely in 2023. mba’s forecast projected 2022 international ASMs at 64.1% below 2019 highs, whereas the actual numbers were 33.3% below 2019 highs. Though the forecast indicated international ASMs well below their actual 2022 numbers, mba still foresees ASMs reaching their pre-pandemic highs well into 2025 and 2026.

Source: OAG

The major headwind that could impact recovery would be softening travel demand due to a slowing economy in the West. The polarity in economic outlook between the Asia and Western nations could also be an influential factor for the strength of recovery heading into 2023. Asia has primarily lagged in air traffic as a result of strict testing and quarantine. However, there is currently little concern for an economic downturn in the region, as it has not needed to aggressively fight inflation like most Western nations. If a downturn were to occur, aviation may also be better insulated as the industry has loosened its concentration and dependence on Western economies compared to the past.

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EFFECTS OF OIL PRICES ON AVIATION

Historically, oil prices have strongly influenced aircraft values, as they typically constitute upwards of 20.0– 30.0% of operators’ total expenses. Previous spikes led OEMs to quickly introduce more fuel-efficient aircraft, while drops in fuel price have typically kept older aircraft in service longer. High and volatile fuel prices can have significant impacts on airlines’ balance sheets and, in some cases, have been the final nail in a cash-strapped airline’s coffin.

After a period of volatility between 2007 and 2011, oil prices remained over US$100.00 per barrel until the end of 2014, leading to the launch of the A320neo in December 2010 and the 737 MAX in mid-2011 as prices surged. Next generation widebodies, too, were announced when oil prices were high, as the 787 was in 2004 when prices were climbing, and as the A330neo family was in July 2014, right at the tail end of another era of high oil prices. However, by January 2016, Brent Crude had fallen to a new 13-year low, dropping to US$26.00 per barrel. During this period, larger, older, less-efficient widebody aircraft were utilized in larger numbers, keeping residual values for such aircraft higher than one would expect in higher-fuel-price environments.

Source: EIA, www.eia.gov

Oil prices in 2020 briefly fell to new 20-year lows but have since rebounded strongly; in 2022, oil prices rose above US$120.00 per barrel for the first time since 2015. Now, prices are quite volatile and have been decreasing steadily since June 2022. As of January 2023, the price of oil is around US$80.00 per barrel. Furthermore, the outlook on prices is highly uncertain due to Russia’s war on Ukraine limiting supply and OPEC holding back increasing output significantly. A potential recession in the West could further limit demand in the near term.

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EFFECTS OF ENVIRONMENTAL POLICIES ON AVIATION

Another major factor impacting aircraft values has been the change in policies and regulations aimed at Environmental, Social, and Governance (ESG) practices with an eye toward decreasing dependency on fossil fuels and lowering net carbon emissions. According to the International Energy Agency (IEA), aviation accounted for approximately 2.1% of global CO2 emissions in 2021. Though emissions substantially decreased in 2020 as a result of the drastic drop in air travel, the IEA expects emissions to grow rapidly and surpass their 2019 highs as air traffic levels recover. The agency also published a forecast depicting a net zero scenario by 2030. Though unlikely, it demonstrates that concentrated measures to limit fossil fuel emissions will be required to effect such change. With sustainability now at the forefront of the industry’s mind, the appetite for more fuel-efficient, newer-generation aircraft over the long term should intensify. Though this will influence values, mba does not forsee it having a substantial impact in the present as the industry still faces a multitude of obstacles for current aircraft, such as delivery delays and supply chain constraints.

Aviation CO2 Emissions — Net Zero Scenario
Mt CO2
650
600
550
500
450
400
350
300
250
200
2000
2005
2010
2015
2020
2025
2030
Domestic Emissions
International Emissions
Domestic Net Zero Forecast

Source: IEA, Direct CO2 emissions from aviation in the Net Zero Scenario, 2000–2030

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During its annual general meeting in Boston, in October 2021, IATA announced that airline members passed a resolution committing to achieve net zero carbon emission by 2050. IATA’s approach to achieving this focuses primarily on the use of SAF[1] along with other strategies, such as new electric and hydrogen technology, infrastructure and operational improvements, and carbon capture. IATA expects 65.0% of the reduction in emissions by 2050 to be contributed to SAF, indicating a substantial increase in demand for the fuel over the coming decades. The organization expects demand for SAF to increase from 8 billion liters in 2025 to 449 billion liters in 2050.	Source: IATA

In addition to regulatory authorities and organizations in aviation placing a heavier focus on ESG, aircraft manufacturers have begun to follow suit as well. Boeing released its first-ever Sustainability Report in July 2021 and committed to delivering commercial airplanes capable of flying on 100.0% sustainable fuels by 2030, amongst other goals. Airbus has committed to having a zero-emissions, hydrogen-powered aircraft in service by 2035, and Embraer committed to carbon-neutral operations fleetwide by 2040. Multiple oil companies, including Neste, Shell, and Total, have also announced their intentions to ramp up production of SAF in the coming years, initiatives that, according to McKinsey’s “Clean Skies for Tomorrow,” could scale capacity of SAF from 200,000 tons in 2019 to four million tons by 2030. More importantly for aircraft values, there has been a large number of airlines pledging net-zero flights through a combination of voluntary carbon offset purchases, the use of newer technologies within their infrastructure and operations, and building up their use of SAF. This points towards an unrelenting trend to operate newer and more efficient fleets in the coming years.

1 Sustainable Aviation Fuels (SAF) are renewable or waste-derived aviation fuels that meet sustainability criteria as determined by ICAO’s Committee on Aviation and Environmental Protection.

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COMMERCIAL AIRCRAFT SUPPLY CHAIN AND DELIVERIES

With Boeing and Airbus impacted by supply chain constraints, as witnessed in the Global Supply Chain Pressure Index (GSCPI)[2], new deliveries of aircraft are seeing further delays heading into 2023. In December 2022, Boeing received certification from the FAA for its 737 MAX 7 and MAX 10 aircraft after talks of the two programs possibly being canceled if the FAA did not give an extension for certification. Furthermore, Boeing could not deliver a single 787 between July 2021 and July 2022, as production was halted by new certification standards imposed by the FAA.	Source: Federal Reserve Bank of New York, GSCPI

Source: Boeing Commercial, Airbus Orders and Deliveries	In late 2022, Airbus announced plans to ramp up production of its A320 aircraft from 45 to 65 per month by the middle of 2023, yet continual delays on new deliveries have made this goal difficult. The A321neo has been seeing delays of six months or more, with a large number of 737 MAX deliveries delayed as well (Airline Weekly). These delays have forced some operators to reactivate aircraft they were planning to retire, in order to meet increasing capacity needs. One example is Lufthansa, which announced in January 2023 that it would be reactivating all ten of its Airbus A340-600 aircraft in the second quarter of 2023. Further, in June 2022, after facing further delivery delays on widebody orders from both Boeing and Airbus, Lufthansa announced it would be reactivating some of its A380s. If supply chain constraints persist and new deliveries see further delays, current generation aircraft may be positively impacted on a short-term basis and CO2 emissions may rise above anticipated levels. However, it is doubtful that delivery delays will have a long-term impact on values as operators seek more efficient and sustainable aircraft as they work toward the industry-wide Net Zero goal.

2 The GSCPI integrates a number of commonly used metrics, measured by employing data from the Baltic Dry Index (BDI) and the Harpex index, as well as airfreight cost indices from the U.S. Bureau of Labor Statistics.

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737 MAX 8

OVERVIEW

The 737 MAX is the fourth generation of the Boeing 737 family, preceded by the Originals (i.e., -100 and -200), the Classics (i.e., -300, -400, and -500), and the Next Generation (NG) (i.e., the -600, -700, -800, -900 and -900ER). The 737 MAX 8, typically referred to as the 737-8 as part of Boeing’s refreshed marketing campaign, was the first delivered member of the MAX generation as the successor to the exceedingly popular 737-800. The aircraft was certified by the Federal Aviation Administration (FAA) in March 2017 and delivered to Malaysian carrier Malindo Air that May. The 737 MAX 8 is fitted with sole-sourced CFM LEAP-1B engines, while its competitor, the A320neo, offers both CFM LEAP-1A engines and Pratt & Whitney PW1100 Geared Turbofan (GTF) engines. In addition to fuel-burn, noise, and emissions improvements, the MAX also offers longer airframe-check intervals, extending the C Check from 24 months to 36 months, the Heavy Check from 96 months to 108 months, and the Landing Gear Overhaul from 120 months to 144 months.

In March 2019, nearly two years into service, the MAX fleet was grounded by all major civil aviation authorities after the second fatal crash of the aircraft in six months. On November 18, 2020, 20 months after the grounding, the FAA published an Airworthiness Directive (AD) specifying “design changes that must be made before the aircraft returns to service,” which finally opened up the path for the aircraft to return to service. Most other civil aviation authorities followed suit; although, notably, China’s regulatory authorities have been unclear as to when the aircraft will be considered recertified.

Positives

+	Successor to the highly popular 737-800.

+	Order book holds a large, geographically diverse operator base.

+	Longer airframe maintenance intervals decrease operator costs over the life of the aircraft.

+	Sole-source engines ease remarketing to secondary operators.

+	LEAP-1B is marketed to have a 15.0% fuel-burn improvement over current technology engines.

Neutral

o	Not a clean-sheet replacement as originally intended.

Negatives

-	Some airlines and lessors have canceled or delayed orders due to extended ground delays and the due to consequences of the pandemic.

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FLEET STATUS

As of January 2023, there have been 944 commercial passenger 737 MAX 8 aircraft delivered, of which 217 are currently in storage; while a large share, it must be considered that 150 of these aircraft are based in China, and therefore are not certificated. Boeing’s backlog of built but undelivered MAX 8s has continued to shrink, down to approximately 211. The 737 MAX 8 has slightly more orders than its closest competitor, the A320neo, which, according to Airbus, has 3,955 orders and 1,643 deliveries as of January 2023. However, the A320neo family as a whole has 8,689 orders compared to the 737 MAX family’s 5,320 orders. The actual total number of MAX 8 orders is unknown as Boeing does not differentiate between variants in its order book, but the total backlog for the family stands at 4,287 aircraft, having lost over 1,400 orders since the height of the order book. Boeing currently states that its production rate for the MAX aircraft is approximately 31 per month.

Approximate Net Orders	4,756*
Approximate Backlog	3,812*
Delivered	944
Destroyed/Retired	2
Produced, but Not Yet Delivered**	211
Stored Aircraft	217
Active Aircraft	725
Number of Active Operators	65
Number of Customers with Backlog	63
Average Active Fleet Age (Yrs)	3.00

*Actual net orders for each variant are unknown. Orders and backlog based on approximately 90.0% of all published MAX orders being 737 MAX 8 and are subject to change due to Boeing’s policy of operators choosing variant 18 months ahead of delivery.

**Not Yet Delivered Fleet number is based on the result of the worldwide grounding of the MAX family in March 2019 and slow delivery of the built but parked aircraft Boeing manufactured during the grounding.

Sources: mba REDBOOK FLEET, January 2023; Boeing Orders – December 31, 2022

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NOTABLE DEVELOPMENTS

✈	In January 2023, China Southern Airlines was the first Chinese carrier to operate the 737 MAX 8 since the grounding of the aircraft in 2019 (Simple Flying).

✈	In November 2022, the European Union Aviation Safety Agency (EASA) made indications that it may demand safety retrofits to the 737 MAX regardless of whether or not the United States Congress decides to mandate them. The two retrofits involve an additional angle of attack measuring system and a stall warning silencing switch. (Seattle Times)

✈	In September 2022, the Civil Aviation Administration of China (CAAC) organized a meeting with Boeing to discuss the MAX’s return but did not subsequently issue a date for the aircraft to be recertified. (Aerotime Hub)

✈	In May 2022, China Southern Airlines announced its intention to remove 100 MAX aircraft due to be delivered in the next two years from its order book with Boeing. (Flight Global)

✈	In May 2022, AerCap announced its decision to keep an order for up to 68 Boeing 737 MAX jets placed by lessor GECAS, choosing not to exercise cancellation rights granted by AerCap’s acquisition of GECAS. (Financial Post)

✈	In April 2022, Air Lease Corp (ALC) confirmed its order for 32 Boeing 737 MAX jets, bringing its MAX backlog to 130. (ALC)

✈	In January 2022, GOL Linhas Aéreas Inteligentes signed financing for 12 new 737 MAX 8 aircraft, bringing the carrier’s total backlog to 102 MAX aircraft. (Aerotime)

✈	In January 2022, the Civil Aviation Department of Hong Kong announced the ungrounding of MAX aircraft in the country after nearly three years. (Reuters)

✈	In January 2022, Allegiant Air announced the purchase of 50 new 737 MAX aircraft, including 30 737 MAX 7 and 20 737 MAX 8 aircraft. (The Hill)

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FLEET DEMOGRAPHICS

Southwest Airlines is the largest operator of its type with 139 aircraft delivered and also holds the second largest backlog with 400 (unknown variants), which accounts for 9.3% of Boeing’s published backlog for MAX aircraft as of December 31, 2022. United Airlines holds the largest share of the backlog, with 431 unfilled orders for MAX aircraft, although the majority of the aircraft the airline has accepted are MAX 9s, which is a likely indicator of the composition of the rest of its order book. While the number of delivered MAX aircraft continues to grow, operators are beginning to reintroduce previously parked fleet into active service; for example, nearly half of Southwest’s MAX fleet was parked as of October 2021, while none are stored as of January 2023. The largest operator holding a relatively small percentage of the total fleet is a strong indication that the aircraft will have a highly diverse operator base.

The 737 MAX 8 is a popular aircraft with both low-cost and network carriers and had been used on both domestic and short-haul international flights. Though short- to medium-haul international routes have been predominately served by widebody aircraft, the 737 MAX 8 allowed operators to decrease capacity and boost load factors on thinner routes. It should be noted that three of the five largest customers for the MAX have order books that will potentially double and, in some cases, triple their existing fleets. There have been concerns that low-cost carriers with large order books may cancel or defer part of their orders for both the MAX and Airbus A320neo family as passenger traffic is likely to take several years to return to pre-COVID levels.

Five Largest 737 MAX 8 Current Operators (Delivered Fleet)3

Sources: mba REDBOOK FLEET, January 2023; Boeing Orders – December 31, 2022

3 Data for United Airlines delivered fleet was provided by the Client and is as of March 31, 2023.

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Five Largest 737 MAX (All Variants) Operators by Current Backlog4

Source: mba REDBOOK FLEET, March 2023; Boeing Orders, March 31, 2023

Current Fleet by Region

North America is currently home to the largest fleet of 737 MAX 8, with 35.2% of the total delivered fleet. Asia hosts 20.9% of the fleet, followed by Europe with 20.4%. As the aircraft is relatively new, the regional diversity represented in the chart below is a positive indicator, as future deliveries could see the number of operators and geographical diversity increase.

4 Percentages are reflective of Boeings backlog as of March 31, 2023

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Source: mba REDBOOK FLEET, January 2023

DELIVERIES BY YEAR

In May 2020, in anticipation of the MAX grounding being lifted in 2H 2020, Boeing restarted production of the MAX with new procedures in place to reduce incidences of foreign object debris (FOD) damage and increase production efficiency. While 2019 saw the most 737 MAX 8 aircraft assembled, a portion of these aircraft have not yet been delivered due to the grounding of the 737 MAX family. The current production rate is stated to be 31 MAX aircraft per month.

Source: mba REDBOOK FLEET, January 2023

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AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The 737 MAX 8 ranks lower than the A320neo but has improved its score with recent deliveries. As more aircraft are delivered and entered back into service, mba anticipates the 737 MAX 8 will exhibit one of the highest-ranking scores. However, the aircraft will continue to be held back slightly by the low number of seats compared to larger narrowbody aircraft.

OUTLOOK

Despite the grounding dilemma and multiple cancellations, the MAX 8 still maintains a healthy backlog and an opportunity for future orders, as passenger traffic, especially on domestic routes, begins to normalize; though the 737 MAX family’s competitor, the A320neo family, has been more successful to date. Due to its size, the 737 MAX 8 aircraft is well positioned to eventually replace the 737-800, of which there were 4,989 delivered. However, several years of low-priced oil hindered the 737 MAX 8’s initial success as operators delayed their transition to the 737 MAX 8 in favor of the lower acquisition cost of the 737-800; though with oil prices rising and the importance of efficiency returning to the bottom line, this will likely be shifting. A different factor that may affect MAX 8 sales is the number of other variants of the MAX family, which may cannibalize some MAX 8 orders while also not offering the range and passenger capacity to compete with the larger Airbus A321neo.

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It is also worth noting that, unlike the previous generation A320ceo and 737NG, the 737 MAX 8 may face competition from Russian manufacturer Irkut and Chinese manufacturer COMAC. Both introduced clean-sheet aircraft into the market that will attempt to go toe-to-toe with the 737 MAX 8 and the A320neo. The Irkut MC-21’s market appears limited to the CIS and other post-Soviet republics, especially in light of current sanctions on Russia. However, COMAC appears to have a healthy order book in place in China, having announced nearly 1,000 provisional orders for the C919 narrowbody, potentially hurting Boeing’s sales in China, which has historically been fertile ground for the American manufactuer. However, it remains to be seen if either of these new players in the market will be able to take a considerable amount of market share from the 737 MAX in the medium term.

Despite COVID-19 causing continued disruption to airlines globally, trades for the 737 MAX 8 reemerged at the end of 2020 as the aircraft was due to reenter service and operators looked towards the sale-leaseback market to help finance deliveries of the type. Boeing’s first full year post-grounding proved to be relatively successful with 181 orders placed in 2021 for the MAX 8 aircraft and nearly 400 net orders placed for all MAX variants combined. 2022 was even stronger, with a published 626 firm orders booked by Boeing. Furthermore, the current backlog indicates a strong future and regained confidence among operators. Since the aircraft has returned to service, mba’s long-term outlook for the 737 MAX 8 has been favorable in regards to the medium to long term.

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737 MAX 9

OVERVIEW

The 737 MAX 9 is a stretched version of the 737 MAX 8 and is the intended successor to the Boeing 737-900ER. The 737 MAX 9’s first flight was completed on April 13, 2017, and the first aircraft was delivered to Lion Air (Indonesia) in March 2018. While offering the same number of seats as the 737-900ER (178 standard, 220 maximum), the 737 MAX 9 provides an increased Maximum Take-off Weight (MTOW) of 194,700 lb. over the -900ER’s 187,700 lb. and an increased range of nearly 600 nautical miles (NM), up to 3,515 NM. The 737 MAX 9 is powered by two CFM LEAP-1B engines, which offer up to 14.0% fuel burn improvements over the current generation CFM56-7B engines. Although the exact backlog for the variant is not disclosed among the backlog of 4,287 MAX orders and Boeing does not disclose which variant of 737 MAX aircraft has been ordered by customers, the MAX 9 variant appears to trail behind the other variants.

In March 2019, nearly two years into service, the MAX fleet was grounded by all major civil aviation authorities after the second fatal crash of the aircraft in six months. On November 18, 2020, 20 months after the grounding, the FAA published an Airworthiness Directive (AD) specifying “design changes that must be made before the aircraft returns to service.” The FAA also published the MAX training requirements that must be met before commercial operations may resume in the U.S., stating that these actions alone do not allow the plane to return to service immediately. The FAA must approve each U.S.-based operator’s pilot training revisions, and FAA-mandated maintenance will be required of each parked aircraft. On January 2021, EASA, the U.K. CAA, and Transport Canada also announced approval of Boeing’s software and training updates to allow the 737 MAX to return to service, followed shortly thereafter by the CAAs of India, Brazil, and several other countries. China has not yet recertified the aircraft, but significant progress has been made towards these efforts and recertification is imminent in the country.

Positives

+	Sole-source engines will ease remarketing to secondary operators.

+	The new engine technology of the CFM LEAP-1B provides better fuel economy over the previous generation of aircraft.

+	Increased MTOW and range over the 737-900ER provides operators new route opportunities.

Negatives

−	As of January 2023, the MAX 9’s direct competitor, the A321neo, has sold significantly more aircraft, with 4,608 orders and 929 deliveries.

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FLEET STATUS

During the worst of the pandemic and MAX grounding, Boeing saw over 700 cancellations of MAX. However, as Boeing does not publish the MAX order book by variant, it is difficult to establish exact numbers by variant. The 737 MAX 9 was originally designed to compete with Airbus’s A321neo. Sensing that the 737 MAX 9 was struggling to compete against the A321neo, Boeing launched the 737 MAX 10. Although the 737 MAX 10 could draw more orders to the 737 MAX family overall, it has negatively impacted the 737 MAX 9 order book as many customers have converted their 737 MAX 9 orders to the larger 737 MAX 10.

737 MAX 9[5]
Net Orders	228
Backlog	100
Delivered	128
Destroyed/Retired	0
Not in Service/Parked	4
Active Aircraft	124
Number of Identified Customers[6]	10

Source: mba REDBOOK Fleet, January 2023, Boeing, Airline Press Releases

NOTABLE DEVELOPMENTS

✈	In February 2023, Hong Kong-based airlines, Greater Bay Airlines, announced its consideration for an order of 15 737 MAX 9 aircraft. (Bloomberg)

✈	In October 2022, Alaska Airlines announced an order for 52 additional aircraft orders for the MAX family, with the variant split to be later determined. (Alaska)

✈	In January 2022, Boeing partnered with Alaska Airlines to launch the ecoDemonstrator, a 737 MAX 9 aircraft outfitted with experimental technology aimed at reducing operating costs and lower emissions for a more sustainable industry. (Business Insider)

[5]	Confirmed orders.

[6]	Includes aircraft lessors, which will place their aircraft with a number of different operators.

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FLEET DEMOGRAPHICS

United Airlines is currently the largest operator of the MAX 9, with 43 active aircraft. The number of MAX 9 aircraft in service has been a slow increase over the last year, from 71 in January 2022 to 124 as of January 2023. Due to Boeing’s policy allowing operators to choose variants closer to production, the number of MAX 9 operators is likely to grow over the coming years as both domestic and international air traffic return to normal levels.

Six Largest 737 MAX 9 Operators by Active Fleet

Sources: mba REDBOOK FLEET, January 2023; Boeing, Airline Press Releases

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Current Fleet by Region

North American operators operate more than half of all delivered MAX 9s, led by United’s fleet. With a small operator base and relatively sparse geographical distribution, should the order book not expand, remarking opportunities for the MAX 9 aircraft may be unfavorable compared to the MAX 8 and MAX 10 variants.

Sources: mba REDBOOK Fleet, January 2023, Boeing, Airline Press Releases

AIRCRAFT RANKING

mba’s Aircraft Ranking model takes into account numerous factors that affect an aircraft’s market standing on a scale specifically developed for each asset class. These ranking factors are individually weighted and compared against each other to develop mba’s overall ranking score for each aircraft type, which is expressed on a scale of 1.00 to 10.00. The most prevalent aircraft configurations are used in the ranking analysis, which can be further identified in mba’s REDBOOK publication or web-based valuation service.

The 737 MAX 9 currently scores lower than its current generation competitors. This is due to the very small number of known orders, operators and delivered fleet. The 737 MAX 9 is still a very capable aircraft, and it scores high marks for its engine technology, max payload range, and passenger capacity. The 737 MAX 9’s score will increase if Boeing wins additional orders for the aircraft in the near future.

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OUTLOOK

It is still too early to develop a solid long-term outlook of the 737 MAX 9 at this point in the aircraft’s life cycle. Due to Boeing’s flexibility with regards to changing between the 737 MAX variants, it is unclear what the total 737 MAX 9 orders are and will be in the future. Based on new orders as of January 2023, the MAX 9 appears to be the least sought after, with only 5.8% of the known orders going to the variant. Without a defined market segment, the aircraft is in a unique situation where it can compete on range but not in size with Airbus. Given the continuted need for larger, more seat-cost efficient narrowbody aircraft, the 737 MAX 9 has become a niche aircraft in Boeing’s portfolio and does not provide the versatility many airlines seek in the narrowbody space. However, with top airlines and flag carriers taking initial deliveries of the aircraft, the 737 MAX 9 may retain value similar to the 737-900ER as operators hold onto the aircraft for the majority of its economic life. mba has a cautious outlook on the values for the MAX 9 but believes there is potential for the aircraft to perform well in the long term.

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IV.	Definitions

Desktop Appraisal

A desktop appraisal is one which does not include any inspection of the aircraft or review of its maintenance records. It is based upon assumed aircraft condition and maintenance status or information provided to the appraiser or from the appraiser's own database. A desktop appraisal would normally provide a value for a mid-time, mid-life aircraft (ISTAT Handbook).

Base Value

ISTAT defines Base Values as the Appraiser’s opinion of the value of an aircraft in a stable market with a reasonable balance of supply and demand. The Base Value of a tangible asset typically assumes its physical condition is average for an asset of its type and age, and its maintenance status is as described.

Base Value assumes that the value is for an unencumbered single-unit transaction valued for the asset’s highest and best use (as defined by the Appraiser), that the parties to the potential sale would be willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm’s-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers. As Base Value pertains to a somewhat idealized market it will often not be the same as Market Value. As a starting point the Base Value of a tangible asset typically assumes its maintenance status is at half-life/half-time.

United Airlines, Inc. Job File #23029 Page 24 of 29

V.	Methodology

In developing the values of the Subject Aircraft, mba did not inspect the Subject Aircraft or the records and documentation associated with the Subject Aircraft but relied on partial information supplied by the Client. This information was not independently verified by mba. Therefore, mba used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available.

The principal assumptions for the Subject Aircraft are as follows:

1.	The aircraft is in good overall condition;

2.	The overhaul status of the airframe, engines, landing gear, and other major components are the equivalent of mid-time/mid-life, or new, unless otherwise stated;

3.	The historical maintenance documentation has been maintained to acceptable international standards;

4.	The specifications of the aircraft are those most common for an aircraft of its type and vintage;

5.	The aircraft is in a standard airline configuration;

6.	The aircraft is current as to all Airworthiness Directives and Service Bulletins;

7.	Its modification status is comparable to that most common for an aircraft of its type and vintage;

8.	Its utilization is comparable to industry averages;

9.	There is no history of accident or incident damage;

10.	In the case of the Base Value, no accounting is made for lease revenues, obligations, or terms of ownership unless otherwise specified; and

11.	Young aircraft have inherent maintenance included and therefore are valued above half time. Future delivery aircraft are valued at full Life.

United Airlines, Inc. Job File #23029 Page 25 of 29

VI.	Valuation

Aircraft Portfolio
No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lb.)	Engine Type	ESN 1	ESN 2	Operator
1	737 MAX 8	67523	N27268	Aug-22	182,200	LEAP-1B28	60A306	60A327	United Airlines
2	737 MAX 8	67526	N27271	Sep-22	182,200	LEAP-1B28	60A392	60A490	United Airlines
3	737 MAX 8	67524	N27269	Sep-22	182,200	LEAP-1B28	60A687	60A697	United Airlines
4	737 MAX 8	64610	N47275	Sep-22	182,200	LEAP-1B28	603066	603075	United Airlines
5	737 MAX 8	67525	N27270	Sep-22	182,200	LEAP-1B28	60A691	60A692	United Airlines
6	737 MAX 8	67522	N27267	Sep-22	182,200	LEAP-1B28	60A661	60A662	United Airlines
7	737 MAX 8	67527	N17272	Sep-22	182,200	LEAP-1B28	60A050	60A762	United Airlines
8	737 MAX 8	67528	N27273	Oct-22	182,200	LEAP-1B28	60A768	60A775	United Airlines
9	737 MAX 8	62535	N47281	Oct-22	182,200	LEAP-1B28	603523	603551	United Airlines
10	737 MAX 8	64612	N27277	Nov-22	182,200	LEAP-1B28	603460	603492	United Airlines
11	737 MAX 8	61861	N47282	Dec-22	182,200	LEAP-1B28	603555	603628	United Airlines
12	737 MAX 8	61863	N47284	Dec-22	182,200	LEAP-1B28	603591	603791	United Airlines
13	737 MAX 8	64613	N17279	Dec-22	182,200	LEAP-1B28	603731	603733	United Airlines
14	737 MAX 8	64611	N27276	Dec-22	182,200	LEAP-1B28	603383	60A908	United Airlines
15	737 MAX 8	61853	N17285	Dec-22	182,200	LEAP-1B28	603049	603053	United Airlines
16	737 MAX 8	61854	N57286	Feb-23	182,200	LEAP-1B28	603153	603204	United Airlines
17	737 MAX 8	64614	N47280	Feb-23	182,200	LEAP-1B28	603947	603976	United Airlines
18	737 MAX 8	61859	N37278	Feb-23	182,200	LEAP-1B28	60A595	603280	United Airlines
19	737 MAX 8	61856	N47288	Mar-23	182,200	LEAP-1B28	603237	603243	United Airlines
20	737 MAX 8	60709	N27287	Mar-23	182,200	LEAP-1B28	603132	603144	United Airlines
21	737 MAX 8	61857	N27283	Apr-23[7]	182,200	LEAP-1B28	603311	603391	United Airlines
22	737 MAX 8	60712	N17289	Apr-23[7]	182,200	LEAP-1B28	60A365	603039	United Airlines
23	737 MAX 9	64468	N27539	Oct-22	194,700	LEAP-1B28	60A063	60A763	United Airlines
24	737 MAX 9	64470	N37542	Nov-22	194,700	LEAP-1B28	603730	603757	United Airlines

7 Values for future deliveries are based on market conditions at the date of valuations and may vary depending on market conditions at date of actual delivery.

United Airlines, Inc. Job File #23029 Page 26 of 29

Aircraft Portfolio
No.	Aircraft Type	Serial Number	Registration	Manufacture Date	MTOW (lb.)	Engine Type	ESN 1	ESN 2	Operator
25	737 MAX 9	64469	N37541	Nov-22	194,700	LEAP-1B28	60A730	60A817	United Airlines
26	737 MAX 9	64467	N37538	Nov-22	194,700	LEAP-1B28	603545	60A705	United Airlines
27	737 MAX 9	64474	N77543	Dec-22	194,700	LEAP-1B28	60A699	60A842	United Airlines
28	737 MAX 9	64473	N77544	Dec-22	194,700	LEAP-1B28	60A850	60A860	United Airlines
29	737 MAX 9	64472	N37545	Dec-22	194,700	LEAP-1B28	603017	603899	United Airlines
30	737 MAX 9	64478	N27546	Dec-22	194,700	LEAP-1B28	60A907	60A894	United Airlines
31	737 MAX 9	64477	N37547	Dec-22	194,700	LEAP-1B28	60A896	60A897	United Airlines
32	737 MAX 9	64476	N37548	Dec-22	194,700	LEAP-1B28	60A792	60A940	United Airlines
33	737 MAX 9	67578	N37554	Feb-23	194,700	LEAP-1B28	60B041	60B022	United Airlines
34	737 MAX 9	67181	N37551	Mar-23	194,700	LEAP-1B28	60A461	60A048	United Airlines
35	737 MAX 9	67180	N37553	Mar-23	194,700	LEAP-1B28	603609	60B006	United Airlines
36	737 MAX 9	67179	N77552	Mar-23	194,700	LEAP-1B28	603889	60B001	United Airlines
37	737 MAX 9	67182	N37555	Mar-23	194,700	LEAP-1B28	603219	603661	United Airlines
38	737 MAX 9	67579	N37556	Mar-23	194,700	LEAP-1B28	603975	60B057	United Airlines
39	737 MAX 9	67584	N17557	May-23[7]	194,700	LEAP-1B28	60B087	60B128	United Airlines

United Airlines, Inc. Job File #23029 Page 27 of 29

Portfolio Valuations
(US$ Million)
No.	Aircraft Type	Serial Number	Spec Adj.	CBV
1	737 MAX 8	67523	$0.86	$52.80
2	737 MAX 8	67526	$0.86	$53.08
3	737 MAX 8	67524	$0.86	$53.08
4	737 MAX 8	64610	$0.86	$53.08
5	737 MAX 8	67525	$0.86	$53.08
6	737 MAX 8	67522	$0.86	$53.08
7	737 MAX 8	67527	$0.86	$53.08
8	737 MAX 8	67528	$0.86	$53.35
9	737 MAX 8	62535	$0.86	$53.35
10	737 MAX 8	64612	$0.86	$53.62
11	737 MAX 8	61861	$0.86	$53.89
12	737 MAX 8	61863	$0.86	$53.89
13	737 MAX 8	64613	$0.86	$53.89
14	737 MAX 8	64611	$0.86	$53.89
15	737 MAX 8	61853	$0.86	$53.89
16	737 MAX 8	61854	$0.89	$54.23
17	737 MAX 8	64614	$0.89	$54.23
18	737 MAX 8	61859	$0.89	$54.23
19	737 MAX 8	61856	$0.89	$54.28
20	737 MAX 8	60709	$0.89	$54.28
21	737 MAX 8	61857	$0.89	$54.32
22	737 MAX 8	60712	$0.89	$54.32
23	737 MAX 9	64468	$0.80	$54.28
24	737 MAX 9	64470	$0.80	$54.55
25	737 MAX 9	64469	$0.80	$54.55
26	737 MAX 9	64467	$0.80	$54.55
27	737 MAX 9	64474	$0.80	$54.83
28	737 MAX 9	64473	$0.80	$54.83
29	737 MAX 9	64472	$0.80	$54.83
30	737 MAX 9	64478	$0.80	$54.83
31	737 MAX 9	64477	$0.80	$54.83
32	737 MAX 9	64476	$0.80	$54.83
33	737 MAX 9	67578	$0.83	$55.18
34	737 MAX 9	67181	$0.83	$55.23
35	737 MAX 9	67180	$0.83	$55.23
36	737 MAX 9	67179	$0.83	$55.23
37	737 MAX 9	67182	$0.83	$55.23
38	737 MAX 9	67579	$0.83	$55.23
39	737 MAX 9	67584	$0.83	$55.32
	Total		$32.94	$2,114.50

Legend for Portfolio Valuation:

Spec Adj. -	Adjustment for Aircraft Specifications
CBV -	Current Base Value (including inherent maintenance if young/applicable)

United Airlines, Inc. Job File #23029 Page 28 of 29

VII.	Covenants

This Report has been prepared for the exclusive use of United Airlines, Inc. and shall not be provided to other parties by mba without the express consent of United Airlines, Inc. mba certifies that this report has been independently prepared and that it fully and accurately reflects mba’s and the signatory’s opinion of the values of the Subject Aircraft as requested. mba further certifies that it does not have, and does not expect to have, any financial or other interest in the Subject Aircraft. Neither mba nor the signatory has provided the OEMs of the airframe or engines with pro bono or paid consulting or advice in the design or development of the assets valued herein.

This Report represents the opinion of mba of the values of the Subject Aircraft as requested and is intended to be advisory only. Therefore, mba assumes no responsibility or legal liability for any actions taken, or not taken, by United Airlines, Inc. or any other party with regard to the Subject Aircraft and engines. By accepting this Report, all parties agree that mba shall bear no such responsibility or legal liability.

PREPARED BY:

Monika Talastas
Senior Analyst – Asset Valuations
mba Aviation

May 9, 2023

REVIEWED BY:

Lindsey Webster
SVP – Asset Valuations
mba Aviation
ISTAT Certified Appraiser

United Airlines, Inc. Job File #23029 Page 29 of 29

APPENDIX III — LOAN TO VALUE RATIO TABLES
The following tables set forth loan to Aircraft value ratios for the Equipment Notes that may be issued in respect of each of the 39 aircraft that may be financed pursuant to this Offering, as of the Issuance Date and the Regular Distribution Dates thereafter. The loan to value ratio was obtained by dividing (i) the outstanding balance (assuming no payment default) of such Equipment Notes, determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (ii) the appraised value of the Aircraft securing such Equipment Notes (see “Description of the Aircraft and the Appraisals — The Appraisals”), subject to the “Depreciation Assumption”. The Depreciation Assumption contemplates that the value of each Aircraft at issuance of the Equipment Notes included in each table depreciates by approximately 3% per year after the year of original delivery of such Aircraft by Boeing, in each case prior to the final expected Regular Distribution Date. Other rates or methods of depreciation may result in materially different loan to Aircraft value ratios, and no assurance can be given (i) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (ii) as to the actual future value of any Aircraft. Thus, the tables should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios, but simply a mathematical calculation based on one set of assumptions.
A.
Boeing 737 MAX 8

Date	Assumed Aircraft Value	N27268
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$52,800,000.00	$33,000,000.00	$0.00	62.5%
January 15, 2024	51,995,939.09	33,000,000.00	0.00	63.5%
July 15, 2024	51,191,878.17	32,262,681.17	737,318.83	63.0%
January 15, 2025	50,387,817.26	31,525,362.34	737,318.83	62.6%
July 15, 2025	49,583,756.35	30,788,043.51	737,318.83	62.1%
January 15, 2026	48,779,695.43	30,050,724.68	737,318.83	61.6%
July 15, 2026	47,975,634.52	29,313,405.85	737,318.83	61.1%
January 15, 2027	47,171,573.60	28,576,087.02	737,318.83	60.6%
July 15, 2027	46,367,512.69	27,838,768.19	737,318.83	60.0%
January 15, 2028	45,563,451.78	27,101,449.36	737,318.83	59.5%
July 15, 2028	44,759,390.86	26,364,130.53	737,318.83	58.9%
January 15, 2029	43,955,329.95	25,626,811.70	737,318.83	58.3%
July 15, 2029	43,151,269.04	24,889,492.87	737,318.83	57.7%
January 15, 2030	42,347,208.12	24,152,174.04	737,318.83	57.0%
July 15, 2030	41,543,147.21	23,414,855.21	737,318.83	56.4%
January 15, 2031	40,739,086.29	22,677,536.38	737,318.83	55.7%
July 15, 2031	39,935,025.38	21,940,217.55	737,318.83	54.9%
January 15, 2032	39,130,964.47	21,202,898.72	737,318.83	54.2%
July 15, 2032	38,326,903.55	20,465,579.89	737,318.83	53.4%
January 15, 2033	37,522,842.64	19,728,261.06	737,318.83	52.6%
July 15, 2033	36,718,781.73	18,990,942.23	737,318.83	51.7%
January 15, 2034	35,914,720.81	18,253,623.40	737,318.83	50.8%
July 15, 2034	35,110,659.90	17,516,304.57	737,318.83	49.9%
January 15, 2035	34,306,598.98	16,778,985.74	737,318.83	48.9%
July 15, 2035	33,502,538.07	16,041,666.91	737,318.83	47.9%
January 15, 2036	32,698,477.16	0.00	16,041,666.91	0.0%

III-1

Date	Assumed Aircraft Value	N27271
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,053,028.22	$33,158,000.00	$0.00	62.5%
January 15, 2024	52,245,114.08	33,158,000.00	0.00	63.5%
July 15, 2024	51,437,199.95	32,417,150.97	740,849.03	63.0%
January 15, 2025	50,629,285.81	31,676,301.94	740,849.03	62.6%
July 15, 2025	49,821,371.68	30,935,452.91	740,849.03	62.1%
January 15, 2026	49,013,457.54	30,194,603.88	740,849.03	61.6%
July 15, 2026	48,205,543.41	29,453,754.85	740,849.03	61.1%
January 15, 2027	47,397,629.27	28,712,905.82	740,849.03	60.6%
July 15, 2027	46,589,715.14	27,972,056.79	740,849.03	60.0%
January 15, 2028	45,781,801.00	27,231,207.76	740,849.03	59.5%
July 15, 2028	44,973,886.87	26,490,358.73	740,849.03	58.9%
January 15, 2029	44,165,972.73	25,749,509.70	740,849.03	58.3%
July 15, 2029	43,358,058.60	25,008,660.67	740,849.03	57.7%
January 15, 2030	42,550,144.46	24,267,811.64	740,849.03	57.0%
July 15, 2030	41,742,230.33	23,526,962.61	740,849.03	56.4%
January 15, 2031	40,934,316.19	22,786,113.58	740,849.03	55.7%
July 15, 2031	40,126,402.05	22,045,264.55	740,849.03	54.9%
January 15, 2032	39,318,487.92	21,304,415.52	740,849.03	54.2%
July 15, 2032	38,510,573.78	20,563,566.49	740,849.03	53.4%
January 15, 2033	37,702,659.65	19,822,717.46	740,849.03	52.6%
July 15, 2033	36,894,745.51	19,081,868.43	740,849.03	51.7%
January 15, 2034	36,086,831.38	18,341,019.40	740,849.03	50.8%
July 15, 2034	35,278,917.24	17,600,170.37	740,849.03	49.9%
January 15, 2035	34,471,003.11	16,859,321.34	740,849.03	48.9%
July 15, 2035	33,663,088.97	16,118,472.31	740,849.03	47.9%
January 15, 2036	32,855,174.84	0.00	16,118,472.31	0.0%
Date	Assumed Aircraft Value	N27269
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,053,028.22	$33,158,000.00	$0.00	62.5%
January 15, 2024	52,245,114.08	33,158,000.00	0.00	63.5%
July 15, 2024	51,437,199.95	32,417,150.97	740,849.03	63.0%
January 15, 2025	50,629,285.81	31,676,301.94	740,849.03	62.6%
July 15, 2025	49,821,371.68	30,935,452.91	740,849.03	62.1%
January 15, 2026	49,013,457.54	30,194,603.88	740,849.03	61.6%
July 15, 2026	48,205,543.41	29,453,754.85	740,849.03	61.1%
January 15, 2027	47,397,629.27	28,712,905.82	740,849.03	60.6%
July 15, 2027	46,589,715.14	27,972,056.79	740,849.03	60.0%
January 15, 2028	45,781,801.00	27,231,207.76	740,849.03	59.5%
July 15, 2028	44,973,886.87	26,490,358.73	740,849.03	58.9%
January 15, 2029	44,165,972.73	25,749,509.70	740,849.03	58.3%
July 15, 2029	43,358,058.60	25,008,660.67	740,849.03	57.7%
January 15, 2030	42,550,144.46	24,267,811.64	740,849.03	57.0%
July 15, 2030	41,742,230.33	23,526,962.61	740,849.03	56.4%
January 15, 2031	40,934,316.19	22,786,113.58	740,849.03	55.7%
July 15, 2031	40,126,402.05	22,045,264.55	740,849.03	54.9%
January 15, 2032	39,318,487.92	21,304,415.52	740,849.03	54.2%
July 15, 2032	38,510,573.78	20,563,566.49	740,849.03	53.4%
January 15, 2033	37,702,659.65	19,822,717.46	740,849.03	52.6%
July 15, 2033	36,894,745.51	19,081,868.43	740,849.03	51.7%
January 15, 2034	36,086,831.38	18,341,019.40	740,849.03	50.8%
July 15, 2034	35,278,917.24	17,600,170.37	740,849.03	49.9%
January 15, 2035	34,471,003.11	16,859,321.34	740,849.03	48.9%
July 15, 2035	33,663,088.97	16,118,472.31	740,849.03	47.9%
January 15, 2036	32,855,174.84	0.00	16,118,472.31	0.0%

III-2

Date	Assumed Aircraft Value	N47275
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,053,028.22	$33,158,000.00	$0.00	62.5%
January 15, 2024	52,245,114.08	33,158,000.00	0.00	63.5%
July 15, 2024	51,437,199.95	32,417,150.97	740,849.03	63.0%
January 15, 2025	50,629,285.81	31,676,301.94	740,849.03	62.6%
July 15, 2025	49,821,371.68	30,935,452.91	740,849.03	62.1%
January 15, 2026	49,013,457.54	30,194,603.88	740,849.03	61.6%
July 15, 2026	48,205,543.41	29,453,754.85	740,849.03	61.1%
January 15, 2027	47,397,629.27	28,712,905.82	740,849.03	60.6%
July 15, 2027	46,589,715.14	27,972,056.79	740,849.03	60.0%
January 15, 2028	45,781,801.00	27,231,207.76	740,849.03	59.5%
July 15, 2028	44,973,886.87	26,490,358.73	740,849.03	58.9%
January 15, 2029	44,165,972.73	25,749,509.70	740,849.03	58.3%
July 15, 2029	43,358,058.60	25,008,660.67	740,849.03	57.7%
January 15, 2030	42,550,144.46	24,267,811.64	740,849.03	57.0%
July 15, 2030	41,742,230.33	23,526,962.61	740,849.03	56.4%
January 15, 2031	40,934,316.19	22,786,113.58	740,849.03	55.7%
July 15, 2031	40,126,402.05	22,045,264.55	740,849.03	54.9%
January 15, 2032	39,318,487.92	21,304,415.52	740,849.03	54.2%
July 15, 2032	38,510,573.78	20,563,566.49	740,849.03	53.4%
January 15, 2033	37,702,659.65	19,822,717.46	740,849.03	52.6%
July 15, 2033	36,894,745.51	19,081,868.43	740,849.03	51.7%
January 15, 2034	36,086,831.38	18,341,019.40	740,849.03	50.8%
July 15, 2034	35,278,917.24	17,600,170.37	740,849.03	49.9%
January 15, 2035	34,471,003.11	16,859,321.34	740,849.03	48.9%
July 15, 2035	33,663,088.97	16,118,472.31	740,849.03	47.9%
January 15, 2036	32,855,174.84	0.00	16,118,472.31	0.0%
Date	Assumed Aircraft Value	N27270
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,053,028.22	$33,158,000.00	$0.00	62.5%
January 15, 2024	52,245,114.08	33,158,000.00	0.00	63.5%
July 15, 2024	51,437,199.95	32,417,150.97	740,849.03	63.0%
January 15, 2025	50,629,285.81	31,676,301.94	740,849.03	62.6%
July 15, 2025	49,821,371.68	30,935,452.91	740,849.03	62.1%
January 15, 2026	49,013,457.54	30,194,603.88	740,849.03	61.6%
July 15, 2026	48,205,543.41	29,453,754.85	740,849.03	61.1%
January 15, 2027	47,397,629.27	28,712,905.82	740,849.03	60.6%
July 15, 2027	46,589,715.14	27,972,056.79	740,849.03	60.0%
January 15, 2028	45,781,801.00	27,231,207.76	740,849.03	59.5%
July 15, 2028	44,973,886.87	26,490,358.73	740,849.03	58.9%
January 15, 2029	44,165,972.73	25,749,509.70	740,849.03	58.3%
July 15, 2029	43,358,058.60	25,008,660.67	740,849.03	57.7%
January 15, 2030	42,550,144.46	24,267,811.64	740,849.03	57.0%
July 15, 2030	41,742,230.33	23,526,962.61	740,849.03	56.4%
January 15, 2031	40,934,316.19	22,786,113.58	740,849.03	55.7%
July 15, 2031	40,126,402.05	22,045,264.55	740,849.03	54.9%
January 15, 2032	39,318,487.92	21,304,415.52	740,849.03	54.2%
July 15, 2032	38,510,573.78	20,563,566.49	740,849.03	53.4%
January 15, 2033	37,702,659.65	19,822,717.46	740,849.03	52.6%
July 15, 2033	36,894,745.51	19,081,868.43	740,849.03	51.7%
January 15, 2034	36,086,831.38	18,341,019.40	740,849.03	50.8%
July 15, 2034	35,278,917.24	17,600,170.37	740,849.03	49.9%
January 15, 2035	34,471,003.11	16,859,321.34	740,849.03	48.9%
July 15, 2035	33,663,088.97	16,118,472.31	740,849.03	47.9%
January 15, 2036	32,855,174.84	0.00	16,118,472.31	0.0%

III-3

Date	Assumed Aircraft Value	N27267
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,053,028.22	$33,158,000.00	$0.00	62.5%
January 15, 2024	52,245,114.08	33,158,000.00	0.00	63.5%
July 15, 2024	51,437,199.95	32,417,150.97	740,849.03	63.0%
January 15, 2025	50,629,285.81	31,676,301.94	740,849.03	62.6%
July 15, 2025	49,821,371.68	30,935,452.91	740,849.03	62.1%
January 15, 2026	49,013,457.54	30,194,603.88	740,849.03	61.6%
July 15, 2026	48,205,543.41	29,453,754.85	740,849.03	61.1%
January 15, 2027	47,397,629.27	28,712,905.82	740,849.03	60.6%
July 15, 2027	46,589,715.14	27,972,056.79	740,849.03	60.0%
January 15, 2028	45,781,801.00	27,231,207.76	740,849.03	59.5%
July 15, 2028	44,973,886.87	26,490,358.73	740,849.03	58.9%
January 15, 2029	44,165,972.73	25,749,509.70	740,849.03	58.3%
July 15, 2029	43,358,058.60	25,008,660.67	740,849.03	57.7%
January 15, 2030	42,550,144.46	24,267,811.64	740,849.03	57.0%
July 15, 2030	41,742,230.33	23,526,962.61	740,849.03	56.4%
January 15, 2031	40,934,316.19	22,786,113.58	740,849.03	55.7%
July 15, 2031	40,126,402.05	22,045,264.55	740,849.03	54.9%
January 15, 2032	39,318,487.92	21,304,415.52	740,849.03	54.2%
July 15, 2032	38,510,573.78	20,563,566.49	740,849.03	53.4%
January 15, 2033	37,702,659.65	19,822,717.46	740,849.03	52.6%
July 15, 2033	36,894,745.51	19,081,868.43	740,849.03	51.7%
January 15, 2034	36,086,831.38	18,341,019.40	740,849.03	50.8%
July 15, 2034	35,278,917.24	17,600,170.37	740,849.03	49.9%
January 15, 2035	34,471,003.11	16,859,321.34	740,849.03	48.9%
July 15, 2035	33,663,088.97	16,118,472.31	740,849.03	47.9%
January 15, 2036	32,855,174.84	0.00	16,118,472.31	0.0%
Date	Assumed Aircraft Value	N17272
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,053,028.22	$33,158,000.00	$0.00	62.5%
January 15, 2024	52,245,114.08	33,158,000.00	0.00	63.5%
July 15, 2024	51,437,199.95	32,417,150.97	740,849.03	63.0%
January 15, 2025	50,629,285.81	31,676,301.94	740,849.03	62.6%
July 15, 2025	49,821,371.68	30,935,452.91	740,849.03	62.1%
January 15, 2026	49,013,457.54	30,194,603.88	740,849.03	61.6%
July 15, 2026	48,205,543.41	29,453,754.85	740,849.03	61.1%
January 15, 2027	47,397,629.27	28,712,905.82	740,849.03	60.6%
July 15, 2027	46,589,715.14	27,972,056.79	740,849.03	60.0%
January 15, 2028	45,781,801.00	27,231,207.76	740,849.03	59.5%
July 15, 2028	44,973,886.87	26,490,358.73	740,849.03	58.9%
January 15, 2029	44,165,972.73	25,749,509.70	740,849.03	58.3%
July 15, 2029	43,358,058.60	25,008,660.67	740,849.03	57.7%
January 15, 2030	42,550,144.46	24,267,811.64	740,849.03	57.0%
July 15, 2030	41,742,230.33	23,526,962.61	740,849.03	56.4%
January 15, 2031	40,934,316.19	22,786,113.58	740,849.03	55.7%
July 15, 2031	40,126,402.05	22,045,264.55	740,849.03	54.9%
January 15, 2032	39,318,487.92	21,304,415.52	740,849.03	54.2%
July 15, 2032	38,510,573.78	20,563,566.49	740,849.03	53.4%
January 15, 2033	37,702,659.65	19,822,717.46	740,849.03	52.6%
July 15, 2033	36,894,745.51	19,081,868.43	740,849.03	51.7%
January 15, 2034	36,086,831.38	18,341,019.40	740,849.03	50.8%
July 15, 2034	35,278,917.24	17,600,170.37	740,849.03	49.9%
January 15, 2035	34,471,003.11	16,859,321.34	740,849.03	48.9%
July 15, 2035	33,663,088.97	16,118,472.31	740,849.03	47.9%
January 15, 2036	32,855,174.84	0.00	16,118,472.31	0.0%

III-4

Date	Assumed Aircraft Value	N27273
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,350,000.00	$33,344,000.00	$0.00	62.5%
January 15, 2024	52,537,563.45	33,344,000.00	0.00	63.5%
July 15, 2024	51,725,126.90	32,598,995.18	745,004.82	63.0%
January 15, 2025	50,912,690.36	31,853,990.36	745,004.82	62.6%
July 15, 2025	50,100,253.81	31,108,985.54	745,004.82	62.1%
January 15, 2026	49,287,817.26	30,363,980.72	745,004.82	61.6%
July 15, 2026	48,475,380.71	29,618,975.90	745,004.82	61.1%
January 15, 2027	47,662,944.16	28,873,971.08	745,004.82	60.6%
July 15, 2027	46,850,507.61	28,128,966.26	745,004.82	60.0%
January 15, 2028	46,038,071.07	27,383,961.44	745,004.82	59.5%
July 15, 2028	45,225,634.52	26,638,956.62	745,004.82	58.9%
January 15, 2029	44,413,197.97	25,893,951.80	745,004.82	58.3%
July 15, 2029	43,600,761.42	25,148,946.98	745,004.82	57.7%
January 15, 2030	42,788,324.87	24,403,942.16	745,004.82	57.0%
July 15, 2030	41,975,888.32	23,658,937.34	745,004.82	56.4%
January 15, 2031	41,163,451.78	22,913,932.52	745,004.82	55.7%
July 15, 2031	40,351,015.23	22,168,927.70	745,004.82	54.9%
January 15, 2032	39,538,578.68	21,423,922.88	745,004.82	54.2%
July 15, 2032	38,726,142.13	20,678,918.06	745,004.82	53.4%
January 15, 2033	37,913,705.58	19,933,913.24	745,004.82	52.6%
July 15, 2033	37,101,269.04	19,188,908.42	745,004.82	51.7%
January 15, 2034	36,288,832.49	18,443,903.60	745,004.82	50.8%
July 15, 2034	35,476,395.94	17,698,898.78	745,004.82	49.9%
January 15, 2035	34,663,959.39	16,953,893.96	745,004.82	48.9%
July 15, 2035	33,851,522.84	16,208,889.14	745,004.82	47.9%
January 15, 2036	33,039,086.29	0.00	16,208,889.14	0.0%
Date	Assumed Aircraft Value	N47281
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,350,000.00	$33,344,000.00	$0.00	62.5%
January 15, 2024	52,537,563.45	33,344,000.00	0.00	63.5%
July 15, 2024	51,725,126.90	32,598,995.18	745,004.82	63.0%
January 15, 2025	50,912,690.36	31,853,990.36	745,004.82	62.6%
July 15, 2025	50,100,253.81	31,108,985.54	745,004.82	62.1%
January 15, 2026	49,287,817.26	30,363,980.72	745,004.82	61.6%
July 15, 2026	48,475,380.71	29,618,975.90	745,004.82	61.1%
January 15, 2027	47,662,944.16	28,873,971.08	745,004.82	60.6%
July 15, 2027	46,850,507.61	28,128,966.26	745,004.82	60.0%
January 15, 2028	46,038,071.07	27,383,961.44	745,004.82	59.5%
July 15, 2028	45,225,634.52	26,638,956.62	745,004.82	58.9%
January 15, 2029	44,413,197.97	25,893,951.80	745,004.82	58.3%
July 15, 2029	43,600,761.42	25,148,946.98	745,004.82	57.7%
January 15, 2030	42,788,324.87	24,403,942.16	745,004.82	57.0%
July 15, 2030	41,975,888.32	23,658,937.34	745,004.82	56.4%
January 15, 2031	41,163,451.78	22,913,932.52	745,004.82	55.7%
July 15, 2031	40,351,015.23	22,168,927.70	745,004.82	54.9%
January 15, 2032	39,538,578.68	21,423,922.88	745,004.82	54.2%
July 15, 2032	38,726,142.13	20,678,918.06	745,004.82	53.4%
January 15, 2033	37,913,705.58	19,933,913.24	745,004.82	52.6%
July 15, 2033	37,101,269.04	19,188,908.42	745,004.82	51.7%
January 15, 2034	36,288,832.49	18,443,903.60	745,004.82	50.8%
July 15, 2034	35,476,395.94	17,698,898.78	745,004.82	49.9%
January 15, 2035	34,663,959.39	16,953,893.96	745,004.82	48.9%
July 15, 2035	33,851,522.84	16,208,889.14	745,004.82	47.9%
January 15, 2036	33,039,086.29	0.00	16,208,889.14	0.0%

III-5

Date	Assumed Aircraft Value	N27277
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,620,000.00	$33,513,000.00	$0.00	62.5%
January 15, 2024	52,803,451.78	33,513,000.00	0.00	63.5%
July 15, 2024	51,986,903.55	32,764,219.21	748,780.79	63.0%
January 15, 2025	51,170,355.33	32,015,438.42	748,780.79	62.6%
July 15, 2025	50,353,807.11	31,266,657.63	748,780.79	62.1%
January 15, 2026	49,537,258.88	30,517,876.84	748,780.79	61.6%
July 15, 2026	48,720,710.66	29,769,096.05	748,780.79	61.1%
January 15, 2027	47,904,162.44	29,020,315.26	748,780.79	60.6%
July 15, 2027	47,087,614.21	28,271,534.47	748,780.79	60.0%
January 15, 2028	46,271,065.99	27,522,753.68	748,780.79	59.5%
July 15, 2028	45,454,517.77	26,773,972.89	748,780.79	58.9%
January 15, 2029	44,637,969.54	26,025,192.10	748,780.79	58.3%
July 15, 2029	43,821,421.32	25,276,411.31	748,780.79	57.7%
January 15, 2030	43,004,873.10	24,527,630.52	748,780.79	57.0%
July 15, 2030	42,188,324.87	23,778,849.73	748,780.79	56.4%
January 15, 2031	41,371,776.65	23,030,068.94	748,780.79	55.7%
July 15, 2031	40,555,228.43	22,281,288.15	748,780.79	54.9%
January 15, 2032	39,738,680.20	21,532,507.36	748,780.79	54.2%
July 15, 2032	38,922,131.98	20,783,726.57	748,780.79	53.4%
January 15, 2033	38,105,583.76	20,034,945.78	748,780.79	52.6%
July 15, 2033	37,289,035.53	19,286,164.99	748,780.79	51.7%
January 15, 2034	36,472,487.31	18,537,384.20	748,780.79	50.8%
July 15, 2034	35,655,939.09	17,788,603.41	748,780.79	49.9%
January 15, 2035	34,839,390.86	17,039,822.62	748,780.79	48.9%
July 15, 2035	34,022,842.64	16,291,041.83	748,780.79	47.9%
January 15, 2036	33,206,294.42	0.00	16,291,041.83	0.0%
Date	Assumed Aircraft Value	N47282
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,890,000.00	$33,681,000.00	$0.00	62.5%
January 15, 2024	53,069,340.10	33,681,000.00	0.00	63.5%
July 15, 2024	52,248,680.20	32,928,465.59	752,534.41	63.0%
January 15, 2025	51,428,020.30	32,175,931.18	752,534.41	62.6%
July 15, 2025	50,607,360.41	31,423,396.77	752,534.41	62.1%
January 15, 2026	49,786,700.51	30,670,862.36	752,534.41	61.6%
July 15, 2026	48,966,040.61	29,918,327.95	752,534.41	61.1%
January 15, 2027	48,145,380.71	29,165,793.54	752,534.41	60.6%
July 15, 2027	47,324,720.81	28,413,259.13	752,534.41	60.0%
January 15, 2028	46,504,060.91	27,660,724.72	752,534.41	59.5%
July 15, 2028	45,683,401.02	26,908,190.31	752,534.41	58.9%
January 15, 2029	44,862,741.12	26,155,655.90	752,534.41	58.3%
July 15, 2029	44,042,081.22	25,403,121.49	752,534.41	57.7%
January 15, 2030	43,221,421.32	24,650,587.08	752,534.41	57.0%
July 15, 2030	42,400,761.42	23,898,052.67	752,534.41	56.4%
January 15, 2031	41,580,101.52	23,145,518.26	752,534.41	55.7%
July 15, 2031	40,759,441.62	22,392,983.85	752,534.41	54.9%
January 15, 2032	39,938,781.73	21,640,449.44	752,534.41	54.2%
July 15, 2032	39,118,121.83	20,887,915.03	752,534.41	53.4%
January 15, 2033	38,297,461.93	20,135,380.62	752,534.41	52.6%
July 15, 2033	37,476,802.03	19,382,846.21	752,534.41	51.7%
January 15, 2034	36,656,142.13	18,630,311.80	752,534.41	50.8%
July 15, 2034	35,835,482.23	17,877,777.39	752,534.41	49.9%
January 15, 2035	35,014,822.34	17,125,242.98	752,534.41	48.9%
July 15, 2035	34,194,162.44	16,372,708.57	752,534.41	47.9%
January 15, 2036	33,373,502.54	0.00	16,372,708.57	0.0%

III-6

Date	Assumed Aircraft Value	N47284
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,890,000.00	$33,681,000.00	$0.00	62.5%
January 15, 2024	53,069,340.10	33,681,000.00	0.00	63.5%
July 15, 2024	52,248,680.20	32,928,465.59	752,534.41	63.0%
January 15, 2025	51,428,020.30	32,175,931.18	752,534.41	62.6%
July 15, 2025	50,607,360.41	31,423,396.77	752,534.41	62.1%
January 15, 2026	49,786,700.51	30,670,862.36	752,534.41	61.6%
July 15, 2026	48,966,040.61	29,918,327.95	752,534.41	61.1%
January 15, 2027	48,145,380.71	29,165,793.54	752,534.41	60.6%
July 15, 2027	47,324,720.81	28,413,259.13	752,534.41	60.0%
January 15, 2028	46,504,060.91	27,660,724.72	752,534.41	59.5%
July 15, 2028	45,683,401.02	26,908,190.31	752,534.41	58.9%
January 15, 2029	44,862,741.12	26,155,655.90	752,534.41	58.3%
July 15, 2029	44,042,081.22	25,403,121.49	752,534.41	57.7%
January 15, 2030	43,221,421.32	24,650,587.08	752,534.41	57.0%
July 15, 2030	42,400,761.42	23,898,052.67	752,534.41	56.4%
January 15, 2031	41,580,101.52	23,145,518.26	752,534.41	55.7%
July 15, 2031	40,759,441.62	22,392,983.85	752,534.41	54.9%
January 15, 2032	39,938,781.73	21,640,449.44	752,534.41	54.2%
July 15, 2032	39,118,121.83	20,887,915.03	752,534.41	53.4%
January 15, 2033	38,297,461.93	20,135,380.62	752,534.41	52.6%
July 15, 2033	37,476,802.03	19,382,846.21	752,534.41	51.7%
January 15, 2034	36,656,142.13	18,630,311.80	752,534.41	50.8%
July 15, 2034	35,835,482.23	17,877,777.39	752,534.41	49.9%
January 15, 2035	35,014,822.34	17,125,242.98	752,534.41	48.9%
July 15, 2035	34,194,162.44	16,372,708.57	752,534.41	47.9%
January 15, 2036	33,373,502.54	0.00	16,372,708.57	0.0%
Date	Assumed Aircraft Value	N17279
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,890,000.00	$33,681,000.00	$0.00	62.5%
January 15, 2024	53,069,340.10	33,681,000.00	0.00	63.5%
July 15, 2024	52,248,680.20	32,928,465.59	752,534.41	63.0%
January 15, 2025	51,428,020.30	32,175,931.18	752,534.41	62.6%
July 15, 2025	50,607,360.41	31,423,396.77	752,534.41	62.1%
January 15, 2026	49,786,700.51	30,670,862.36	752,534.41	61.6%
July 15, 2026	48,966,040.61	29,918,327.95	752,534.41	61.1%
January 15, 2027	48,145,380.71	29,165,793.54	752,534.41	60.6%
July 15, 2027	47,324,720.81	28,413,259.13	752,534.41	60.0%
January 15, 2028	46,504,060.91	27,660,724.72	752,534.41	59.5%
July 15, 2028	45,683,401.02	26,908,190.31	752,534.41	58.9%
January 15, 2029	44,862,741.12	26,155,655.90	752,534.41	58.3%
July 15, 2029	44,042,081.22	25,403,121.49	752,534.41	57.7%
January 15, 2030	43,221,421.32	24,650,587.08	752,534.41	57.0%
July 15, 2030	42,400,761.42	23,898,052.67	752,534.41	56.4%
January 15, 2031	41,580,101.52	23,145,518.26	752,534.41	55.7%
July 15, 2031	40,759,441.62	22,392,983.85	752,534.41	54.9%
January 15, 2032	39,938,781.73	21,640,449.44	752,534.41	54.2%
July 15, 2032	39,118,121.83	20,887,915.03	752,534.41	53.4%
January 15, 2033	38,297,461.93	20,135,380.62	752,534.41	52.6%
July 15, 2033	37,476,802.03	19,382,846.21	752,534.41	51.7%
January 15, 2034	36,656,142.13	18,630,311.80	752,534.41	50.8%
July 15, 2034	35,835,482.23	17,877,777.39	752,534.41	49.9%
January 15, 2035	35,014,822.34	17,125,242.98	752,534.41	48.9%
July 15, 2035	34,194,162.44	16,372,708.57	752,534.41	47.9%
January 15, 2036	33,373,502.54	0.00	16,372,708.57	0.0%

III-7

Date	Assumed Aircraft Value	N27276
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,890,000.00	$33,681,000.00	$0.00	62.5%
January 15, 2024	53,069,340.10	33,681,000.00	0.00	63.5%
July 15, 2024	52,248,680.20	32,928,465.59	752,534.41	63.0%
January 15, 2025	51,428,020.30	32,175,931.18	752,534.41	62.6%
July 15, 2025	50,607,360.41	31,423,396.77	752,534.41	62.1%
January 15, 2026	49,786,700.51	30,670,862.36	752,534.41	61.6%
July 15, 2026	48,966,040.61	29,918,327.95	752,534.41	61.1%
January 15, 2027	48,145,380.71	29,165,793.54	752,534.41	60.6%
July 15, 2027	47,324,720.81	28,413,259.13	752,534.41	60.0%
January 15, 2028	46,504,060.91	27,660,724.72	752,534.41	59.5%
July 15, 2028	45,683,401.02	26,908,190.31	752,534.41	58.9%
January 15, 2029	44,862,741.12	26,155,655.90	752,534.41	58.3%
July 15, 2029	44,042,081.22	25,403,121.49	752,534.41	57.7%
January 15, 2030	43,221,421.32	24,650,587.08	752,534.41	57.0%
July 15, 2030	42,400,761.42	23,898,052.67	752,534.41	56.4%
January 15, 2031	41,580,101.52	23,145,518.26	752,534.41	55.7%
July 15, 2031	40,759,441.62	22,392,983.85	752,534.41	54.9%
January 15, 2032	39,938,781.73	21,640,449.44	752,534.41	54.2%
July 15, 2032	39,118,121.83	20,887,915.03	752,534.41	53.4%
January 15, 2033	38,297,461.93	20,135,380.62	752,534.41	52.6%
July 15, 2033	37,476,802.03	19,382,846.21	752,534.41	51.7%
January 15, 2034	36,656,142.13	18,630,311.80	752,534.41	50.8%
July 15, 2034	35,835,482.23	17,877,777.39	752,534.41	49.9%
January 15, 2035	35,014,822.34	17,125,242.98	752,534.41	48.9%
July 15, 2035	34,194,162.44	16,372,708.57	752,534.41	47.9%
January 15, 2036	33,373,502.54	0.00	16,372,708.57	0.0%
Date	Assumed Aircraft Value	N17285
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$53,890,000.00	$33,681,000.00	$0.00	62.5%
January 15, 2024	53,069,340.10	33,681,000.00	0.00	63.5%
July 15, 2024	52,248,680.20	32,928,465.59	752,534.41	63.0%
January 15, 2025	51,428,020.30	32,175,931.18	752,534.41	62.6%
July 15, 2025	50,607,360.41	31,423,396.77	752,534.41	62.1%
January 15, 2026	49,786,700.51	30,670,862.36	752,534.41	61.6%
July 15, 2026	48,966,040.61	29,918,327.95	752,534.41	61.1%
January 15, 2027	48,145,380.71	29,165,793.54	752,534.41	60.6%
July 15, 2027	47,324,720.81	28,413,259.13	752,534.41	60.0%
January 15, 2028	46,504,060.91	27,660,724.72	752,534.41	59.5%
July 15, 2028	45,683,401.02	26,908,190.31	752,534.41	58.9%
January 15, 2029	44,862,741.12	26,155,655.90	752,534.41	58.3%
July 15, 2029	44,042,081.22	25,403,121.49	752,534.41	57.7%
January 15, 2030	43,221,421.32	24,650,587.08	752,534.41	57.0%
July 15, 2030	42,400,761.42	23,898,052.67	752,534.41	56.4%
January 15, 2031	41,580,101.52	23,145,518.26	752,534.41	55.7%
July 15, 2031	40,759,441.62	22,392,983.85	752,534.41	54.9%
January 15, 2032	39,938,781.73	21,640,449.44	752,534.41	54.2%
July 15, 2032	39,118,121.83	20,887,915.03	752,534.41	53.4%
January 15, 2033	38,297,461.93	20,135,380.62	752,534.41	52.6%
July 15, 2033	37,476,802.03	19,382,846.21	752,534.41	51.7%
January 15, 2034	36,656,142.13	18,630,311.80	752,534.41	50.8%
July 15, 2034	35,835,482.23	17,877,777.39	752,534.41	49.9%
January 15, 2035	35,014,822.34	17,125,242.98	752,534.41	48.9%
July 15, 2035	34,194,162.44	16,372,708.57	752,534.41	47.9%
January 15, 2036	33,373,502.54	0.00	16,372,708.57	0.0%

III-8

Date	Assumed Aircraft Value	N57286
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,230,000.00	$33,894,000.00	$0.00	62.5%
January 15, 2024	53,404,162.44	33,894,000.00	0.00	63.5%
July 15, 2024	52,578,324.87	33,136,706.53	757,293.47	63.0%
January 15, 2025	51,752,487.31	32,379,413.06	757,293.47	62.6%
July 15, 2025	50,926,649.75	31,622,119.59	757,293.47	62.1%
January 15, 2026	50,100,812.18	30,864,826.12	757,293.47	61.6%
July 15, 2026	49,274,974.62	30,107,532.65	757,293.47	61.1%
January 15, 2027	48,449,137.06	29,350,239.18	757,293.47	60.6%
July 15, 2027	47,623,299.49	28,592,945.71	757,293.47	60.0%
January 15, 2028	46,797,461.93	27,835,652.24	757,293.47	59.5%
July 15, 2028	45,971,624.37	27,078,358.77	757,293.47	58.9%
January 15, 2029	45,145,786.80	26,321,065.30	757,293.47	58.3%
July 15, 2029	44,319,949.24	25,563,771.83	757,293.47	57.7%
January 15, 2030	43,494,111.68	24,806,478.36	757,293.47	57.0%
July 15, 2030	42,668,274.11	24,049,184.89	757,293.47	56.4%
January 15, 2031	41,842,436.55	23,291,891.42	757,293.47	55.7%
July 15, 2031	41,016,598.98	22,534,597.95	757,293.47	54.9%
January 15, 2032	40,190,761.42	21,777,304.48	757,293.47	54.2%
July 15, 2032	39,364,923.86	21,020,011.01	757,293.47	53.4%
January 15, 2033	38,539,086.29	20,262,717.54	757,293.47	52.6%
July 15, 2033	37,713,248.73	19,505,424.07	757,293.47	51.7%
January 15, 2034	36,887,411.17	18,748,130.60	757,293.47	50.8%
July 15, 2034	36,061,573.60	17,990,837.13	757,293.47	49.9%
January 15, 2035	35,235,736.04	17,233,543.66	757,293.47	48.9%
July 15, 2035	34,409,898.48	16,476,250.19	757,293.47	47.9%
January 15, 2036	33,584,060.91	0.00	16,476,250.19	0.0%
Date	Assumed Aircraft Value	N47280
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,230,000.00	$33,894,000.00	$0.00	62.5%
January 15, 2024	53,404,162.44	33,894,000.00	0.00	63.5%
July 15, 2024	52,578,324.87	33,136,706.53	757,293.47	63.0%
January 15, 2025	51,752,487.31	32,379,413.06	757,293.47	62.6%
July 15, 2025	50,926,649.75	31,622,119.59	757,293.47	62.1%
January 15, 2026	50,100,812.18	30,864,826.12	757,293.47	61.6%
July 15, 2026	49,274,974.62	30,107,532.65	757,293.47	61.1%
January 15, 2027	48,449,137.06	29,350,239.18	757,293.47	60.6%
July 15, 2027	47,623,299.49	28,592,945.71	757,293.47	60.0%
January 15, 2028	46,797,461.93	27,835,652.24	757,293.47	59.5%
July 15, 2028	45,971,624.37	27,078,358.77	757,293.47	58.9%
January 15, 2029	45,145,786.80	26,321,065.30	757,293.47	58.3%
July 15, 2029	44,319,949.24	25,563,771.83	757,293.47	57.7%
January 15, 2030	43,494,111.68	24,806,478.36	757,293.47	57.0%
July 15, 2030	42,668,274.11	24,049,184.89	757,293.47	56.4%
January 15, 2031	41,842,436.55	23,291,891.42	757,293.47	55.7%
July 15, 2031	41,016,598.98	22,534,597.95	757,293.47	54.9%
January 15, 2032	40,190,761.42	21,777,304.48	757,293.47	54.2%
July 15, 2032	39,364,923.86	21,020,011.01	757,293.47	53.4%
January 15, 2033	38,539,086.29	20,262,717.54	757,293.47	52.6%
July 15, 2033	37,713,248.73	19,505,424.07	757,293.47	51.7%
January 15, 2034	36,887,411.17	18,748,130.60	757,293.47	50.8%
July 15, 2034	36,061,573.60	17,990,837.13	757,293.47	49.9%
January 15, 2035	35,235,736.04	17,233,543.66	757,293.47	48.9%
July 15, 2035	34,409,898.48	16,476,250.19	757,293.47	47.9%
January 15, 2036	33,584,060.91	0.00	16,476,250.19	0.0%

III-9

Date	Assumed Aircraft Value	N37278
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,230,000.00	$33,894,000.00	$0.00	62.5%
January 15, 2024	53,404,162.44	33,894,000.00	0.00	63.5%
July 15, 2024	52,578,324.87	33,136,706.53	757,293.47	63.0%
January 15, 2025	51,752,487.31	32,379,413.06	757,293.47	62.6%
July 15, 2025	50,926,649.75	31,622,119.59	757,293.47	62.1%
January 15, 2026	50,100,812.18	30,864,826.12	757,293.47	61.6%
July 15, 2026	49,274,974.62	30,107,532.65	757,293.47	61.1%
January 15, 2027	48,449,137.06	29,350,239.18	757,293.47	60.6%
July 15, 2027	47,623,299.49	28,592,945.71	757,293.47	60.0%
January 15, 2028	46,797,461.93	27,835,652.24	757,293.47	59.5%
July 15, 2028	45,971,624.37	27,078,358.77	757,293.47	58.9%
January 15, 2029	45,145,786.80	26,321,065.30	757,293.47	58.3%
July 15, 2029	44,319,949.24	25,563,771.83	757,293.47	57.7%
January 15, 2030	43,494,111.68	24,806,478.36	757,293.47	57.0%
July 15, 2030	42,668,274.11	24,049,184.89	757,293.47	56.4%
January 15, 2031	41,842,436.55	23,291,891.42	757,293.47	55.7%
July 15, 2031	41,016,598.98	22,534,597.95	757,293.47	54.9%
January 15, 2032	40,190,761.42	21,777,304.48	757,293.47	54.2%
July 15, 2032	39,364,923.86	21,020,011.01	757,293.47	53.4%
January 15, 2033	38,539,086.29	20,262,717.54	757,293.47	52.6%
July 15, 2033	37,713,248.73	19,505,424.07	757,293.47	51.7%
January 15, 2034	36,887,411.17	18,748,130.60	757,293.47	50.8%
July 15, 2034	36,061,573.60	17,990,837.13	757,293.47	49.9%
January 15, 2035	35,235,736.04	17,233,543.66	757,293.47	48.9%
July 15, 2035	34,409,898.48	16,476,250.19	757,293.47	47.9%
January 15, 2036	33,584,060.91	0.00	16,476,250.19	0.0%
Date	Assumed Aircraft Value	N47288
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,280,000.00	$33,925,000.00	$0.00	62.5%
January 15, 2024	53,465,800.00	33,925,000.00	0.00	63.5%
July 15, 2024	52,651,600.00	33,167,013.90	757,986.10	63.0%
January 15, 2025	51,837,400.00	32,409,027.80	757,986.10	62.5%
July 15, 2025	51,023,200.00	31,651,041.70	757,986.10	62.0%
January 15, 2026	50,209,000.00	30,893,055.60	757,986.10	61.5%
July 15, 2026	49,394,800.00	30,135,069.50	757,986.10	61.0%
January 15, 2027	48,580,600.00	29,377,083.40	757,986.10	60.5%
July 15, 2027	47,766,400.00	28,619,097.30	757,986.10	59.9%
January 15, 2028	46,952,200.00	27,861,111.20	757,986.10	59.3%
July 15, 2028	46,138,000.00	27,103,125.10	757,986.10	58.7%
January 15, 2029	45,323,800.00	26,345,139.00	757,986.10	58.1%
July 15, 2029	44,509,600.00	25,587,152.90	757,986.10	57.5%
January 15, 2030	43,695,400.00	24,829,166.80	757,986.10	56.8%
July 15, 2030	42,881,200.00	24,071,180.70	757,986.10	56.1%
January 15, 2031	42,067,000.00	23,313,194.60	757,986.10	55.4%
July 15, 2031	41,252,800.00	22,555,208.50	757,986.10	54.7%
January 15, 2032	40,438,600.00	21,797,222.40	757,986.10	53.9%
July 15, 2032	39,624,400.00	21,039,236.30	757,986.10	53.1%
January 15, 2033	38,810,200.00	20,281,250.20	757,986.10	52.3%
July 15, 2033	37,996,000.00	19,523,264.10	757,986.10	51.4%
January 15, 2034	37,181,800.00	18,765,278.00	757,986.10	50.5%
July 15, 2034	36,367,600.00	18,007,291.90	757,986.10	49.5%
January 15, 2035	35,553,400.00	17,249,305.80	757,986.10	48.5%
July 15, 2035	34,739,200.00	16,491,319.70	757,986.10	47.5%
January 15, 2036	33,925,000.00	0.00	16,491,319.70	0.0%

III-10

Date	Assumed Aircraft Value	N27287
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,280,000.00	$33,925,000.00	$0.00	62.5%
January 15, 2024	53,465,800.00	33,925,000.00	0.00	63.5%
July 15, 2024	52,651,600.00	33,167,013.90	757,986.10	63.0%
January 15, 2025	51,837,400.00	32,409,027.80	757,986.10	62.5%
July 15, 2025	51,023,200.00	31,651,041.70	757,986.10	62.0%
January 15, 2026	50,209,000.00	30,893,055.60	757,986.10	61.5%
July 15, 2026	49,394,800.00	30,135,069.50	757,986.10	61.0%
January 15, 2027	48,580,600.00	29,377,083.40	757,986.10	60.5%
July 15, 2027	47,766,400.00	28,619,097.30	757,986.10	59.9%
January 15, 2028	46,952,200.00	27,861,111.20	757,986.10	59.3%
July 15, 2028	46,138,000.00	27,103,125.10	757,986.10	58.7%
January 15, 2029	45,323,800.00	26,345,139.00	757,986.10	58.1%
July 15, 2029	44,509,600.00	25,587,152.90	757,986.10	57.5%
January 15, 2030	43,695,400.00	24,829,166.80	757,986.10	56.8%
July 15, 2030	42,881,200.00	24,071,180.70	757,986.10	56.1%
January 15, 2031	42,067,000.00	23,313,194.60	757,986.10	55.4%
July 15, 2031	41,252,800.00	22,555,208.50	757,986.10	54.7%
January 15, 2032	40,438,600.00	21,797,222.40	757,986.10	53.9%
July 15, 2032	39,624,400.00	21,039,236.30	757,986.10	53.1%
January 15, 2033	38,810,200.00	20,281,250.20	757,986.10	52.3%
July 15, 2033	37,996,000.00	19,523,264.10	757,986.10	51.4%
January 15, 2034	37,181,800.00	18,765,278.00	757,986.10	50.5%
July 15, 2034	36,367,600.00	18,007,291.90	757,986.10	49.5%
January 15, 2035	35,553,400.00	17,249,305.80	757,986.10	48.5%
July 15, 2035	34,739,200.00	16,491,319.70	757,986.10	47.5%
January 15, 2036	33,925,000.00	0.00	16,491,319.70	0.0%
Date	Assumed Aircraft Value	N27283
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,320,000.00	$33,950,000.00	$0.00	62.5%
January 15, 2024	53,505,200.00	33,950,000.00	0.00	63.5%
July 15, 2024	52,690,400.00	33,191,455.32	758,544.68	63.0%
January 15, 2025	51,875,600.00	32,432,910.64	758,544.68	62.5%
July 15, 2025	51,060,800.00	31,674,365.96	758,544.68	62.0%
January 15, 2026	50,246,000.00	30,915,821.28	758,544.68	61.5%
July 15, 2026	49,431,200.00	30,157,276.60	758,544.68	61.0%
January 15, 2027	48,616,400.00	29,398,731.92	758,544.68	60.5%
July 15, 2027	47,801,600.00	28,640,187.24	758,544.68	59.9%
January 15, 2028	46,986,800.00	27,881,642.56	758,544.68	59.3%
July 15, 2028	46,172,000.00	27,123,097.88	758,544.68	58.7%
January 15, 2029	45,357,200.00	26,364,553.20	758,544.68	58.1%
July 15, 2029	44,542,400.00	25,606,008.52	758,544.68	57.5%
January 15, 2030	43,727,600.00	24,847,463.84	758,544.68	56.8%
July 15, 2030	42,912,800.00	24,088,919.16	758,544.68	56.1%
January 15, 2031	42,098,000.00	23,330,374.48	758,544.68	55.4%
July 15, 2031	41,283,200.00	22,571,829.80	758,544.68	54.7%
January 15, 2032	40,468,400.00	21,813,285.12	758,544.68	53.9%
July 15, 2032	39,653,600.00	21,054,740.44	758,544.68	53.1%
January 15, 2033	38,838,800.00	20,296,195.76	758,544.68	52.3%
July 15, 2033	38,024,000.00	19,537,651.08	758,544.68	51.4%
January 15, 2034	37,209,200.00	18,779,106.40	758,544.68	50.5%
July 15, 2034	36,394,400.00	18,020,561.72	758,544.68	49.5%
January 15, 2035	35,579,600.00	17,262,017.04	758,544.68	48.5%
July 15, 2035	34,764,800.00	16,503,472.36	758,544.68	47.5%
January 15, 2036	33,950,000.00	0.00	16,503,472.36	0.0%

III-11

Date	Assumed Aircraft Value	N17289
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,320,000.00	$33,950,000.00	$0.00	62.5%
January 15, 2024	53,505,200.00	33,950,000.00	0.00	63.5%
July 15, 2024	52,690,400.00	33,191,455.32	758,544.68	63.0%
January 15, 2025	51,875,600.00	32,432,910.64	758,544.68	62.5%
July 15, 2025	51,060,800.00	31,674,365.96	758,544.68	62.0%
January 15, 2026	50,246,000.00	30,915,821.28	758,544.68	61.5%
July 15, 2026	49,431,200.00	30,157,276.60	758,544.68	61.0%
January 15, 2027	48,616,400.00	29,398,731.92	758,544.68	60.5%
July 15, 2027	47,801,600.00	28,640,187.24	758,544.68	59.9%
January 15, 2028	46,986,800.00	27,881,642.56	758,544.68	59.3%
July 15, 2028	46,172,000.00	27,123,097.88	758,544.68	58.7%
January 15, 2029	45,357,200.00	26,364,553.20	758,544.68	58.1%
July 15, 2029	44,542,400.00	25,606,008.52	758,544.68	57.5%
January 15, 2030	43,727,600.00	24,847,463.84	758,544.68	56.8%
July 15, 2030	42,912,800.00	24,088,919.16	758,544.68	56.1%
January 15, 2031	42,098,000.00	23,330,374.48	758,544.68	55.4%
July 15, 2031	41,283,200.00	22,571,829.80	758,544.68	54.7%
January 15, 2032	40,468,400.00	21,813,285.12	758,544.68	53.9%
July 15, 2032	39,653,600.00	21,054,740.44	758,544.68	53.1%
January 15, 2033	38,838,800.00	20,296,195.76	758,544.68	52.3%
July 15, 2033	38,024,000.00	19,537,651.08	758,544.68	51.4%
January 15, 2034	37,209,200.00	18,779,106.40	758,544.68	50.5%
July 15, 2034	36,394,400.00	18,020,561.72	758,544.68	49.5%
January 15, 2035	35,579,600.00	17,262,017.04	758,544.68	48.5%
July 15, 2035	34,764,800.00	16,503,472.36	758,544.68	47.5%
January 15, 2036	33,950,000.00	0.00	16,503,472.36	0.0%

B.
Boeing 737 MAX 9

Date	Assumed Aircraft Value	N27539
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,181,567.87	$33,863,000.00	$0.00	62.5%
January 15, 2024	53,356,467.85	33,863,000.00	0.00	63.5%
July 15, 2024	52,531,367.83	33,106,399.16	756,600.84	63.0%
January 15, 2025	51,706,267.82	32,349,798.32	756,600.84	62.6%
July 15, 2025	50,881,167.80	31,593,197.48	756,600.84	62.1%
January 15, 2026	50,056,067.78	30,836,596.64	756,600.84	61.6%
July 15, 2026	49,230,967.76	30,079,995.80	756,600.84	61.1%
January 15, 2027	48,405,867.74	29,323,394.96	756,600.84	60.6%
July 15, 2027	47,580,767.72	28,566,794.12	756,600.84	60.0%
January 15, 2028	46,755,667.71	27,810,193.28	756,600.84	59.5%
July 15, 2028	45,930,567.69	27,053,592.44	756,600.84	58.9%
January 15, 2029	45,105,467.67	26,296,991.60	756,600.84	58.3%
July 15, 2029	44,280,367.65	25,540,390.76	756,600.84	57.7%
January 15, 2030	43,455,267.63	24,783,789.92	756,600.84	57.0%
July 15, 2030	42,630,167.61	24,027,189.08	756,600.84	56.4%
January 15, 2031	41,805,067.60	23,270,588.24	756,600.84	55.7%
July 15, 2031	40,979,967.58	22,513,987.40	756,600.84	54.9%
January 15, 2032	40,154,867.56	21,757,386.56	756,600.84	54.2%
July 15, 2032	39,329,767.54	21,000,785.72	756,600.84	53.4%
January 15, 2033	38,504,667.52	20,244,184.88	756,600.84	52.6%
July 15, 2033	37,679,567.50	19,487,584.04	756,600.84	51.7%
January 15, 2034	36,854,467.49	18,730,983.20	756,600.84	50.8%
July 15, 2034	36,029,367.47	17,974,382.36	756,600.84	49.9%
January 15, 2035	35,204,267.45	17,217,781.52	756,600.84	48.9%
July 15, 2035	34,379,167.43	16,461,180.68	756,600.84	47.9%
January 15, 2036	33,554,067.41	0.00	16,461,180.68	0.0%

III-12

Date	Assumed Aircraft Value	N37542
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,375,704.37	$33,985,000.00	$0.00	62.5%
January 15, 2024	53,547,647.96	33,985,000.00	0.00	63.5%
July 15, 2024	52,719,591.55	33,225,673.32	759,326.68	63.0%
January 15, 2025	51,891,535.13	32,466,346.64	759,326.68	62.6%
July 15, 2025	51,063,478.72	31,707,019.96	759,326.68	62.1%
January 15, 2026	50,235,422.31	30,947,693.28	759,326.68	61.6%
July 15, 2026	49,407,365.90	30,188,366.60	759,326.68	61.1%
January 15, 2027	48,579,309.49	29,429,039.92	759,326.68	60.6%
July 15, 2027	47,751,253.08	28,669,713.24	759,326.68	60.0%
January 15, 2028	46,923,196.66	27,910,386.56	759,326.68	59.5%
July 15, 2028	46,095,140.25	27,151,059.88	759,326.68	58.9%
January 15, 2029	45,267,083.84	26,391,733.20	759,326.68	58.3%
July 15, 2029	44,439,027.43	25,632,406.52	759,326.68	57.7%
January 15, 2030	43,610,971.02	24,873,079.84	759,326.68	57.0%
July 15, 2030	42,782,914.61	24,113,753.16	759,326.68	56.4%
January 15, 2031	41,954,858.19	23,354,426.48	759,326.68	55.7%
July 15, 2031	41,126,801.78	22,595,099.80	759,326.68	54.9%
January 15, 2032	40,298,745.37	21,835,773.12	759,326.68	54.2%
July 15, 2032	39,470,688.96	21,076,446.44	759,326.68	53.4%
January 15, 2033	38,642,632.55	20,317,119.76	759,326.68	52.6%
July 15, 2033	37,814,576.14	19,557,793.08	759,326.68	51.7%
January 15, 2034	36,986,519.72	18,798,466.40	759,326.68	50.8%
July 15, 2034	36,158,463.31	18,039,139.72	759,326.68	49.9%
January 15, 2035	35,330,406.90	17,279,813.04	759,326.68	48.9%
July 15, 2035	34,502,350.49	16,520,486.36	759,326.68	47.9%
January 15, 2036	33,674,294.08	0.00	16,520,486.36	0.0%
Date	Assumed Aircraft Value	N37541
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,375,704.37	$33,985,000.00	$0.00	62.5%
January 15, 2024	53,547,647.96	33,985,000.00	0.00	63.5%
July 15, 2024	52,719,591.55	33,225,673.32	759,326.68	63.0%
January 15, 2025	51,891,535.13	32,466,346.64	759,326.68	62.6%
July 15, 2025	51,063,478.72	31,707,019.96	759,326.68	62.1%
January 15, 2026	50,235,422.31	30,947,693.28	759,326.68	61.6%
July 15, 2026	49,407,365.90	30,188,366.60	759,326.68	61.1%
January 15, 2027	48,579,309.49	29,429,039.92	759,326.68	60.6%
July 15, 2027	47,751,253.08	28,669,713.24	759,326.68	60.0%
January 15, 2028	46,923,196.66	27,910,386.56	759,326.68	59.5%
July 15, 2028	46,095,140.25	27,151,059.88	759,326.68	58.9%
January 15, 2029	45,267,083.84	26,391,733.20	759,326.68	58.3%
July 15, 2029	44,439,027.43	25,632,406.52	759,326.68	57.7%
January 15, 2030	43,610,971.02	24,873,079.84	759,326.68	57.0%
July 15, 2030	42,782,914.61	24,113,753.16	759,326.68	56.4%
January 15, 2031	41,954,858.19	23,354,426.48	759,326.68	55.7%
July 15, 2031	41,126,801.78	22,595,099.80	759,326.68	54.9%
January 15, 2032	40,298,745.37	21,835,773.12	759,326.68	54.2%
July 15, 2032	39,470,688.96	21,076,446.44	759,326.68	53.4%
January 15, 2033	38,642,632.55	20,317,119.76	759,326.68	52.6%
July 15, 2033	37,814,576.14	19,557,793.08	759,326.68	51.7%
January 15, 2034	36,986,519.72	18,798,466.40	759,326.68	50.8%
July 15, 2034	36,158,463.31	18,039,139.72	759,326.68	49.9%
January 15, 2035	35,330,406.90	17,279,813.04	759,326.68	48.9%
July 15, 2035	34,502,350.49	16,520,486.36	759,326.68	47.9%
January 15, 2036	33,674,294.08	0.00	16,520,486.36	0.0%

III-13

Date	Assumed Aircraft Value	N37538
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,375,704.37	$33,985,000.00	$0.00	62.5%
January 15, 2024	53,547,647.96	33,985,000.00	0.00	63.5%
July 15, 2024	52,719,591.55	33,225,673.32	759,326.68	63.0%
January 15, 2025	51,891,535.13	32,466,346.64	759,326.68	62.6%
July 15, 2025	51,063,478.72	31,707,019.96	759,326.68	62.1%
January 15, 2026	50,235,422.31	30,947,693.28	759,326.68	61.6%
July 15, 2026	49,407,365.90	30,188,366.60	759,326.68	61.1%
January 15, 2027	48,579,309.49	29,429,039.92	759,326.68	60.6%
July 15, 2027	47,751,253.08	28,669,713.24	759,326.68	60.0%
January 15, 2028	46,923,196.66	27,910,386.56	759,326.68	59.5%
July 15, 2028	46,095,140.25	27,151,059.88	759,326.68	58.9%
January 15, 2029	45,267,083.84	26,391,733.20	759,326.68	58.3%
July 15, 2029	44,439,027.43	25,632,406.52	759,326.68	57.7%
January 15, 2030	43,610,971.02	24,873,079.84	759,326.68	57.0%
July 15, 2030	42,782,914.61	24,113,753.16	759,326.68	56.4%
January 15, 2031	41,954,858.19	23,354,426.48	759,326.68	55.7%
July 15, 2031	41,126,801.78	22,595,099.80	759,326.68	54.9%
January 15, 2032	40,298,745.37	21,835,773.12	759,326.68	54.2%
July 15, 2032	39,470,688.96	21,076,446.44	759,326.68	53.4%
January 15, 2033	38,642,632.55	20,317,119.76	759,326.68	52.6%
July 15, 2033	37,814,576.14	19,557,793.08	759,326.68	51.7%
January 15, 2034	36,986,519.72	18,798,466.40	759,326.68	50.8%
July 15, 2034	36,158,463.31	18,039,139.72	759,326.68	49.9%
January 15, 2035	35,330,406.90	17,279,813.04	759,326.68	48.9%
July 15, 2035	34,502,350.49	16,520,486.36	759,326.68	47.9%
January 15, 2036	33,674,294.08	0.00	16,520,486.36	0.0%
Date	Assumed Aircraft Value	N77543
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,573,174.21	$34,108,000.00	$0.00	62.5%
January 15, 2024	53,742,110.64	34,108,000.00	0.00	63.5%
July 15, 2024	52,911,047.08	33,345,925.13	762,074.87	63.0%
January 15, 2025	52,079,983.51	32,583,850.26	762,074.87	62.6%
July 15, 2025	51,248,919.94	31,821,775.39	762,074.87	62.1%
January 15, 2026	50,417,856.38	31,059,700.52	762,074.87	61.6%
July 15, 2026	49,586,792.81	30,297,625.65	762,074.87	61.1%
January 15, 2027	48,755,729.24	29,535,550.78	762,074.87	60.6%
July 15, 2027	47,924,665.68	28,773,475.91	762,074.87	60.0%
January 15, 2028	47,093,602.11	28,011,401.04	762,074.87	59.5%
July 15, 2028	46,262,538.54	27,249,326.17	762,074.87	58.9%
January 15, 2029	45,431,474.98	26,487,251.30	762,074.87	58.3%
July 15, 2029	44,600,411.41	25,725,176.43	762,074.87	57.7%
January 15, 2030	43,769,347.84	24,963,101.56	762,074.87	57.0%
July 15, 2030	42,938,284.28	24,201,026.69	762,074.87	56.4%
January 15, 2031	42,107,220.71	23,438,951.82	762,074.87	55.7%
July 15, 2031	41,276,157.14	22,676,876.95	762,074.87	54.9%
January 15, 2032	40,445,093.58	21,914,802.08	762,074.87	54.2%
July 15, 2032	39,614,030.01	21,152,727.21	762,074.87	53.4%
January 15, 2033	38,782,966.44	20,390,652.34	762,074.87	52.6%
July 15, 2033	37,951,902.88	19,628,577.47	762,074.87	51.7%
January 15, 2034	37,120,839.31	18,866,502.60	762,074.87	50.8%
July 15, 2034	36,289,775.74	18,104,427.73	762,074.87	49.9%
January 15, 2035	35,458,712.18	17,342,352.86	762,074.87	48.9%
July 15, 2035	34,627,648.61	16,580,277.99	762,074.87	47.9%
January 15, 2036	33,796,585.04	0.00	16,580,277.99	0.0%

III-14

Date	Assumed Aircraft Value	N77544
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,573,174.21	$34,108,000.00	$0.00	62.5%
January 15, 2024	53,742,110.64	34,108,000.00	0.00	63.5%
July 15, 2024	52,911,047.08	33,345,925.13	762,074.87	63.0%
January 15, 2025	52,079,983.51	32,583,850.26	762,074.87	62.6%
July 15, 2025	51,248,919.94	31,821,775.39	762,074.87	62.1%
January 15, 2026	50,417,856.38	31,059,700.52	762,074.87	61.6%
July 15, 2026	49,586,792.81	30,297,625.65	762,074.87	61.1%
January 15, 2027	48,755,729.24	29,535,550.78	762,074.87	60.6%
July 15, 2027	47,924,665.68	28,773,475.91	762,074.87	60.0%
January 15, 2028	47,093,602.11	28,011,401.04	762,074.87	59.5%
July 15, 2028	46,262,538.54	27,249,326.17	762,074.87	58.9%
January 15, 2029	45,431,474.98	26,487,251.30	762,074.87	58.3%
July 15, 2029	44,600,411.41	25,725,176.43	762,074.87	57.7%
January 15, 2030	43,769,347.84	24,963,101.56	762,074.87	57.0%
July 15, 2030	42,938,284.28	24,201,026.69	762,074.87	56.4%
January 15, 2031	42,107,220.71	23,438,951.82	762,074.87	55.7%
July 15, 2031	41,276,157.14	22,676,876.95	762,074.87	54.9%
January 15, 2032	40,445,093.58	21,914,802.08	762,074.87	54.2%
July 15, 2032	39,614,030.01	21,152,727.21	762,074.87	53.4%
January 15, 2033	38,782,966.44	20,390,652.34	762,074.87	52.6%
July 15, 2033	37,951,902.88	19,628,577.47	762,074.87	51.7%
January 15, 2034	37,120,839.31	18,866,502.60	762,074.87	50.8%
July 15, 2034	36,289,775.74	18,104,427.73	762,074.87	49.9%
January 15, 2035	35,458,712.18	17,342,352.86	762,074.87	48.9%
July 15, 2035	34,627,648.61	16,580,277.99	762,074.87	47.9%
January 15, 2036	33,796,585.04	0.00	16,580,277.99	0.0%
Date	Assumed Aircraft Value	N37545
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,573,174.21	$34,108,000.00	$0.00	62.5%
January 15, 2024	53,742,110.64	34,108,000.00	0.00	63.5%
July 15, 2024	52,911,047.08	33,345,925.13	762,074.87	63.0%
January 15, 2025	52,079,983.51	32,583,850.26	762,074.87	62.6%
July 15, 2025	51,248,919.94	31,821,775.39	762,074.87	62.1%
January 15, 2026	50,417,856.38	31,059,700.52	762,074.87	61.6%
July 15, 2026	49,586,792.81	30,297,625.65	762,074.87	61.1%
January 15, 2027	48,755,729.24	29,535,550.78	762,074.87	60.6%
July 15, 2027	47,924,665.68	28,773,475.91	762,074.87	60.0%
January 15, 2028	47,093,602.11	28,011,401.04	762,074.87	59.5%
July 15, 2028	46,262,538.54	27,249,326.17	762,074.87	58.9%
January 15, 2029	45,431,474.98	26,487,251.30	762,074.87	58.3%
July 15, 2029	44,600,411.41	25,725,176.43	762,074.87	57.7%
January 15, 2030	43,769,347.84	24,963,101.56	762,074.87	57.0%
July 15, 2030	42,938,284.28	24,201,026.69	762,074.87	56.4%
January 15, 2031	42,107,220.71	23,438,951.82	762,074.87	55.7%
July 15, 2031	41,276,157.14	22,676,876.95	762,074.87	54.9%
January 15, 2032	40,445,093.58	21,914,802.08	762,074.87	54.2%
July 15, 2032	39,614,030.01	21,152,727.21	762,074.87	53.4%
January 15, 2033	38,782,966.44	20,390,652.34	762,074.87	52.6%
July 15, 2033	37,951,902.88	19,628,577.47	762,074.87	51.7%
January 15, 2034	37,120,839.31	18,866,502.60	762,074.87	50.8%
July 15, 2034	36,289,775.74	18,104,427.73	762,074.87	49.9%
January 15, 2035	35,458,712.18	17,342,352.86	762,074.87	48.9%
July 15, 2035	34,627,648.61	16,580,277.99	762,074.87	47.9%
January 15, 2036	33,796,585.04	0.00	16,580,277.99	0.0%

III-15

Date	Assumed Aircraft Value	N27546
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,573,174.21	$34,108,000.00	$0.00	62.5%
January 15, 2024	53,742,110.64	34,108,000.00	0.00	63.5%
July 15, 2024	52,911,047.08	33,345,925.13	762,074.87	63.0%
January 15, 2025	52,079,983.51	32,583,850.26	762,074.87	62.6%
July 15, 2025	51,248,919.94	31,821,775.39	762,074.87	62.1%
January 15, 2026	50,417,856.38	31,059,700.52	762,074.87	61.6%
July 15, 2026	49,586,792.81	30,297,625.65	762,074.87	61.1%
January 15, 2027	48,755,729.24	29,535,550.78	762,074.87	60.6%
July 15, 2027	47,924,665.68	28,773,475.91	762,074.87	60.0%
January 15, 2028	47,093,602.11	28,011,401.04	762,074.87	59.5%
July 15, 2028	46,262,538.54	27,249,326.17	762,074.87	58.9%
January 15, 2029	45,431,474.98	26,487,251.30	762,074.87	58.3%
July 15, 2029	44,600,411.41	25,725,176.43	762,074.87	57.7%
January 15, 2030	43,769,347.84	24,963,101.56	762,074.87	57.0%
July 15, 2030	42,938,284.28	24,201,026.69	762,074.87	56.4%
January 15, 2031	42,107,220.71	23,438,951.82	762,074.87	55.7%
July 15, 2031	41,276,157.14	22,676,876.95	762,074.87	54.9%
January 15, 2032	40,445,093.58	21,914,802.08	762,074.87	54.2%
July 15, 2032	39,614,030.01	21,152,727.21	762,074.87	53.4%
January 15, 2033	38,782,966.44	20,390,652.34	762,074.87	52.6%
July 15, 2033	37,951,902.88	19,628,577.47	762,074.87	51.7%
January 15, 2034	37,120,839.31	18,866,502.60	762,074.87	50.8%
July 15, 2034	36,289,775.74	18,104,427.73	762,074.87	49.9%
January 15, 2035	35,458,712.18	17,342,352.86	762,074.87	48.9%
July 15, 2035	34,627,648.61	16,580,277.99	762,074.87	47.9%
January 15, 2036	33,796,585.04	0.00	16,580,277.99	0.0%
Date	Assumed Aircraft Value	N37547
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,573,174.21	$34,108,000.00	$0.00	62.5%
January 15, 2024	53,742,110.64	34,108,000.00	0.00	63.5%
July 15, 2024	52,911,047.08	33,345,925.13	762,074.87	63.0%
January 15, 2025	52,079,983.51	32,583,850.26	762,074.87	62.6%
July 15, 2025	51,248,919.94	31,821,775.39	762,074.87	62.1%
January 15, 2026	50,417,856.38	31,059,700.52	762,074.87	61.6%
July 15, 2026	49,586,792.81	30,297,625.65	762,074.87	61.1%
January 15, 2027	48,755,729.24	29,535,550.78	762,074.87	60.6%
July 15, 2027	47,924,665.68	28,773,475.91	762,074.87	60.0%
January 15, 2028	47,093,602.11	28,011,401.04	762,074.87	59.5%
July 15, 2028	46,262,538.54	27,249,326.17	762,074.87	58.9%
January 15, 2029	45,431,474.98	26,487,251.30	762,074.87	58.3%
July 15, 2029	44,600,411.41	25,725,176.43	762,074.87	57.7%
January 15, 2030	43,769,347.84	24,963,101.56	762,074.87	57.0%
July 15, 2030	42,938,284.28	24,201,026.69	762,074.87	56.4%
January 15, 2031	42,107,220.71	23,438,951.82	762,074.87	55.7%
July 15, 2031	41,276,157.14	22,676,876.95	762,074.87	54.9%
January 15, 2032	40,445,093.58	21,914,802.08	762,074.87	54.2%
July 15, 2032	39,614,030.01	21,152,727.21	762,074.87	53.4%
January 15, 2033	38,782,966.44	20,390,652.34	762,074.87	52.6%
July 15, 2033	37,951,902.88	19,628,577.47	762,074.87	51.7%
January 15, 2034	37,120,839.31	18,866,502.60	762,074.87	50.8%
July 15, 2034	36,289,775.74	18,104,427.73	762,074.87	49.9%
January 15, 2035	35,458,712.18	17,342,352.86	762,074.87	48.9%
July 15, 2035	34,627,648.61	16,580,277.99	762,074.87	47.9%
January 15, 2036	33,796,585.04	0.00	16,580,277.99	0.0%

III-16

Date	Assumed Aircraft Value	N37548
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$54,573,174.21	$34,108,000.00	$0.00	62.5%
January 15, 2024	53,742,110.64	34,108,000.00	0.00	63.5%
July 15, 2024	52,911,047.08	33,345,925.13	762,074.87	63.0%
January 15, 2025	52,079,983.51	32,583,850.26	762,074.87	62.6%
July 15, 2025	51,248,919.94	31,821,775.39	762,074.87	62.1%
January 15, 2026	50,417,856.38	31,059,700.52	762,074.87	61.6%
July 15, 2026	49,586,792.81	30,297,625.65	762,074.87	61.1%
January 15, 2027	48,755,729.24	29,535,550.78	762,074.87	60.6%
July 15, 2027	47,924,665.68	28,773,475.91	762,074.87	60.0%
January 15, 2028	47,093,602.11	28,011,401.04	762,074.87	59.5%
July 15, 2028	46,262,538.54	27,249,326.17	762,074.87	58.9%
January 15, 2029	45,431,474.98	26,487,251.30	762,074.87	58.3%
July 15, 2029	44,600,411.41	25,725,176.43	762,074.87	57.7%
January 15, 2030	43,769,347.84	24,963,101.56	762,074.87	57.0%
July 15, 2030	42,938,284.28	24,201,026.69	762,074.87	56.4%
January 15, 2031	42,107,220.71	23,438,951.82	762,074.87	55.7%
July 15, 2031	41,276,157.14	22,676,876.95	762,074.87	54.9%
January 15, 2032	40,445,093.58	21,914,802.08	762,074.87	54.2%
July 15, 2032	39,614,030.01	21,152,727.21	762,074.87	53.4%
January 15, 2033	38,782,966.44	20,390,652.34	762,074.87	52.6%
July 15, 2033	37,951,902.88	19,628,577.47	762,074.87	51.7%
January 15, 2034	37,120,839.31	18,866,502.60	762,074.87	50.8%
July 15, 2034	36,289,775.74	18,104,427.73	762,074.87	49.9%
January 15, 2035	35,458,712.18	17,342,352.86	762,074.87	48.9%
July 15, 2035	34,627,648.61	16,580,277.99	762,074.87	47.9%
January 15, 2036	33,796,585.04	0.00	16,580,277.99	0.0%
Date	Assumed Aircraft Value	N37554
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$55,180,000.00	$34,488,000.00	$0.00	62.5%
January 15, 2024	54,339,695.43	34,488,000.00	0.00	63.5%
July 15, 2024	53,499,390.86	33,717,434.79	770,565.21	63.0%
January 15, 2025	52,659,086.29	32,946,869.58	770,565.21	62.6%
July 15, 2025	51,818,781.73	32,176,304.37	770,565.21	62.1%
January 15, 2026	50,978,477.16	31,405,739.16	770,565.21	61.6%
July 15, 2026	50,138,172.59	30,635,173.95	770,565.21	61.1%
January 15, 2027	49,297,868.02	29,864,608.74	770,565.21	60.6%
July 15, 2027	48,457,563.45	29,094,043.53	770,565.21	60.0%
January 15, 2028	47,617,258.88	28,323,478.32	770,565.21	59.5%
July 15, 2028	46,776,954.31	27,552,913.11	770,565.21	58.9%
January 15, 2029	45,936,649.75	26,782,347.90	770,565.21	58.3%
July 15, 2029	45,096,345.18	26,011,782.69	770,565.21	57.7%
January 15, 2030	44,256,040.61	25,241,217.48	770,565.21	57.0%
July 15, 2030	43,415,736.04	24,470,652.27	770,565.21	56.4%
January 15, 2031	42,575,431.47	23,700,087.06	770,565.21	55.7%
July 15, 2031	41,735,126.90	22,929,521.85	770,565.21	54.9%
January 15, 2032	40,894,822.34	22,158,956.64	770,565.21	54.2%
July 15, 2032	40,054,517.77	21,388,391.43	770,565.21	53.4%
January 15, 2033	39,214,213.20	20,617,826.22	770,565.21	52.6%
July 15, 2033	38,373,908.63	19,847,261.01	770,565.21	51.7%
January 15, 2034	37,533,604.06	19,076,695.80	770,565.21	50.8%
July 15, 2034	36,693,299.49	18,306,130.59	770,565.21	49.9%
January 15, 2035	35,852,994.92	17,535,565.38	770,565.21	48.9%
July 15, 2035	35,012,690.36	16,765,000.17	770,565.21	47.9%
January 15, 2036	34,172,385.79	0.00	16,765,000.17	0.0%

III-17

Date	Assumed Aircraft Value	N37551
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$55,230,000.00	$34,519,000.00	$0.00	62.5%
January 15, 2024	54,388,934.01	34,519,000.00	0.00	63.5%
July 15, 2024	53,547,868.02	33,747,742.16	771,257.84	63.0%
January 15, 2025	52,706,802.03	32,976,484.32	771,257.84	62.6%
July 15, 2025	51,865,736.04	32,205,226.48	771,257.84	62.1%
January 15, 2026	51,024,670.05	31,433,968.64	771,257.84	61.6%
July 15, 2026	50,183,604.06	30,662,710.80	771,257.84	61.1%
January 15, 2027	49,342,538.07	29,891,452.96	771,257.84	60.6%
July 15, 2027	48,501,472.08	29,120,195.12	771,257.84	60.0%
January 15, 2028	47,660,406.09	28,348,937.28	771,257.84	59.5%
July 15, 2028	46,819,340.10	27,577,679.44	771,257.84	58.9%
January 15, 2029	45,978,274.11	26,806,421.60	771,257.84	58.3%
July 15, 2029	45,137,208.12	26,035,163.76	771,257.84	57.7%
January 15, 2030	44,296,142.13	25,263,905.92	771,257.84	57.0%
July 15, 2030	43,455,076.14	24,492,648.08	771,257.84	56.4%
January 15, 2031	42,614,010.15	23,721,390.24	771,257.84	55.7%
July 15, 2031	41,772,944.16	22,950,132.40	771,257.84	54.9%
January 15, 2032	40,931,878.17	22,178,874.56	771,257.84	54.2%
July 15, 2032	40,090,812.18	21,407,616.72	771,257.84	53.4%
January 15, 2033	39,249,746.19	20,636,358.88	771,257.84	52.6%
July 15, 2033	38,408,680.20	19,865,101.04	771,257.84	51.7%
January 15, 2034	37,567,614.21	19,093,843.20	771,257.84	50.8%
July 15, 2034	36,726,548.22	18,322,585.36	771,257.84	49.9%
January 15, 2035	35,885,482.23	17,551,327.52	771,257.84	48.9%
July 15, 2035	35,044,416.24	16,780,069.68	771,257.84	47.9%
January 15, 2036	34,203,350.25	0.00	16,780,069.68	0.0%
Date	Assumed Aircraft Value	N37553
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$55,230,000.00	$34,519,000.00	$0.00	62.5%
January 15, 2024	54,401,550.00	34,519,000.00	0.00	63.5%
July 15, 2024	53,573,100.00	33,747,742.16	771,257.84	63.0%
January 15, 2025	52,744,650.00	32,976,484.32	771,257.84	62.5%
July 15, 2025	51,916,200.00	32,205,226.48	771,257.84	62.0%
January 15, 2026	51,087,750.00	31,433,968.64	771,257.84	61.5%
July 15, 2026	50,259,300.00	30,662,710.80	771,257.84	61.0%
January 15, 2027	49,430,850.00	29,891,452.96	771,257.84	60.5%
July 15, 2027	48,602,400.00	29,120,195.12	771,257.84	59.9%
January 15, 2028	47,773,950.00	28,348,937.28	771,257.84	59.3%
July 15, 2028	46,945,500.00	27,577,679.44	771,257.84	58.7%
January 15, 2029	46,117,050.00	26,806,421.60	771,257.84	58.1%
July 15, 2029	45,288,600.00	26,035,163.76	771,257.84	57.5%
January 15, 2030	44,460,150.00	25,263,905.92	771,257.84	56.8%
July 15, 2030	43,631,700.00	24,492,648.08	771,257.84	56.1%
January 15, 2031	42,803,250.00	23,721,390.24	771,257.84	55.4%
July 15, 2031	41,974,800.00	22,950,132.40	771,257.84	54.7%
January 15, 2032	41,146,350.00	22,178,874.56	771,257.84	53.9%
July 15, 2032	40,317,900.00	21,407,616.72	771,257.84	53.1%
January 15, 2033	39,489,450.00	20,636,358.88	771,257.84	52.3%
July 15, 2033	38,661,000.00	19,865,101.04	771,257.84	51.4%
January 15, 2034	37,832,550.00	19,093,843.20	771,257.84	50.5%
July 15, 2034	37,004,100.00	18,322,585.36	771,257.84	49.5%
January 15, 2035	36,175,650.00	17,551,327.52	771,257.84	48.5%
July 15, 2035	35,347,200.00	16,780,069.68	771,257.84	47.5%
January 15, 2036	34,518,750.00	0.00	16,780,069.68	0.0%

III-18

Date	Assumed Aircraft Value	N77552
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$55,230,000.00	$34,519,000.00	$0.00	62.5%
January 15, 2024	54,401,550.00	34,519,000.00	0.00	63.5%
July 15, 2024	53,573,100.00	33,747,742.16	771,257.84	63.0%
January 15, 2025	52,744,650.00	32,976,484.32	771,257.84	62.5%
July 15, 2025	51,916,200.00	32,205,226.48	771,257.84	62.0%
January 15, 2026	51,087,750.00	31,433,968.64	771,257.84	61.5%
July 15, 2026	50,259,300.00	30,662,710.80	771,257.84	61.0%
January 15, 2027	49,430,850.00	29,891,452.96	771,257.84	60.5%
July 15, 2027	48,602,400.00	29,120,195.12	771,257.84	59.9%
January 15, 2028	47,773,950.00	28,348,937.28	771,257.84	59.3%
July 15, 2028	46,945,500.00	27,577,679.44	771,257.84	58.7%
January 15, 2029	46,117,050.00	26,806,421.60	771,257.84	58.1%
July 15, 2029	45,288,600.00	26,035,163.76	771,257.84	57.5%
January 15, 2030	44,460,150.00	25,263,905.92	771,257.84	56.8%
July 15, 2030	43,631,700.00	24,492,648.08	771,257.84	56.1%
January 15, 2031	42,803,250.00	23,721,390.24	771,257.84	55.4%
July 15, 2031	41,974,800.00	22,950,132.40	771,257.84	54.7%
January 15, 2032	41,146,350.00	22,178,874.56	771,257.84	53.9%
July 15, 2032	40,317,900.00	21,407,616.72	771,257.84	53.1%
January 15, 2033	39,489,450.00	20,636,358.88	771,257.84	52.3%
July 15, 2033	38,661,000.00	19,865,101.04	771,257.84	51.4%
January 15, 2034	37,832,550.00	19,093,843.20	771,257.84	50.5%
July 15, 2034	37,004,100.00	18,322,585.36	771,257.84	49.5%
January 15, 2035	36,175,650.00	17,551,327.52	771,257.84	48.5%
July 15, 2035	35,347,200.00	16,780,069.68	771,257.84	47.5%
January 15, 2036	34,518,750.00	0.00	16,780,069.68	0.0%
Date	Assumed Aircraft Value	N37555
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$55,230,000.00	$34,519,000.00	$0.00	62.5%
January 15, 2024	54,401,550.00	34,519,000.00	0.00	63.5%
July 15, 2024	53,573,100.00	33,747,742.16	771,257.84	63.0%
January 15, 2025	52,744,650.00	32,976,484.32	771,257.84	62.5%
July 15, 2025	51,916,200.00	32,205,226.48	771,257.84	62.0%
January 15, 2026	51,087,750.00	31,433,968.64	771,257.84	61.5%
July 15, 2026	50,259,300.00	30,662,710.80	771,257.84	61.0%
January 15, 2027	49,430,850.00	29,891,452.96	771,257.84	60.5%
July 15, 2027	48,602,400.00	29,120,195.12	771,257.84	59.9%
January 15, 2028	47,773,950.00	28,348,937.28	771,257.84	59.3%
July 15, 2028	46,945,500.00	27,577,679.44	771,257.84	58.7%
January 15, 2029	46,117,050.00	26,806,421.60	771,257.84	58.1%
July 15, 2029	45,288,600.00	26,035,163.76	771,257.84	57.5%
January 15, 2030	44,460,150.00	25,263,905.92	771,257.84	56.8%
July 15, 2030	43,631,700.00	24,492,648.08	771,257.84	56.1%
January 15, 2031	42,803,250.00	23,721,390.24	771,257.84	55.4%
July 15, 2031	41,974,800.00	22,950,132.40	771,257.84	54.7%
January 15, 2032	41,146,350.00	22,178,874.56	771,257.84	53.9%
July 15, 2032	40,317,900.00	21,407,616.72	771,257.84	53.1%
January 15, 2033	39,489,450.00	20,636,358.88	771,257.84	52.3%
July 15, 2033	38,661,000.00	19,865,101.04	771,257.84	51.4%
January 15, 2034	37,832,550.00	19,093,843.20	771,257.84	50.5%
July 15, 2034	37,004,100.00	18,322,585.36	771,257.84	49.5%
January 15, 2035	36,175,650.00	17,551,327.52	771,257.84	48.5%
July 15, 2035	35,347,200.00	16,780,069.68	771,257.84	47.5%
January 15, 2036	34,518,750.00	0.00	16,780,069.68	0.0%

III-19

Date	Assumed Aircraft Value	N37556
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$55,230,000.00	$34,519,000.00	$0.00	62.5%
January 15, 2024	54,401,550.00	34,519,000.00	0.00	63.5%
July 15, 2024	53,573,100.00	33,747,742.16	771,257.84	63.0%
January 15, 2025	52,744,650.00	32,976,484.32	771,257.84	62.5%
July 15, 2025	51,916,200.00	32,205,226.48	771,257.84	62.0%
January 15, 2026	51,087,750.00	31,433,968.64	771,257.84	61.5%
July 15, 2026	50,259,300.00	30,662,710.80	771,257.84	61.0%
January 15, 2027	49,430,850.00	29,891,452.96	771,257.84	60.5%
July 15, 2027	48,602,400.00	29,120,195.12	771,257.84	59.9%
January 15, 2028	47,773,950.00	28,348,937.28	771,257.84	59.3%
July 15, 2028	46,945,500.00	27,577,679.44	771,257.84	58.7%
January 15, 2029	46,117,050.00	26,806,421.60	771,257.84	58.1%
July 15, 2029	45,288,600.00	26,035,163.76	771,257.84	57.5%
January 15, 2030	44,460,150.00	25,263,905.92	771,257.84	56.8%
July 15, 2030	43,631,700.00	24,492,648.08	771,257.84	56.1%
January 15, 2031	42,803,250.00	23,721,390.24	771,257.84	55.4%
July 15, 2031	41,974,800.00	22,950,132.40	771,257.84	54.7%
January 15, 2032	41,146,350.00	22,178,874.56	771,257.84	53.9%
July 15, 2032	40,317,900.00	21,407,616.72	771,257.84	53.1%
January 15, 2033	39,489,450.00	20,636,358.88	771,257.84	52.3%
July 15, 2033	38,661,000.00	19,865,101.04	771,257.84	51.4%
January 15, 2034	37,832,550.00	19,093,843.20	771,257.84	50.5%
July 15, 2034	37,004,100.00	18,322,585.36	771,257.84	49.5%
January 15, 2035	36,175,650.00	17,551,327.52	771,257.84	48.5%
July 15, 2035	35,347,200.00	16,780,069.68	771,257.84	47.5%
January 15, 2036	34,518,750.00	0.00	16,780,069.68	0.0%
Date	Assumed Aircraft Value	N17557
		Outstanding Balance	Scheduled Payments of Principal	Loan to Value Ratio
At Issuance	$55,320,000.00	$34,575,000.00	$0.00	62.5%
January 15, 2024	54,490,200.00	34,575,000.00	0.00	63.5%
July 15, 2024	53,660,400.00	33,802,490.95	772,509.05	63.0%
January 15, 2025	52,830,600.00	33,029,981.90	772,509.05	62.5%
July 15, 2025	52,000,800.00	32,257,472.85	772,509.05	62.0%
January 15, 2026	51,171,000.00	31,484,963.80	772,509.05	61.5%
July 15, 2026	50,341,200.00	30,712,454.75	772,509.05	61.0%
January 15, 2027	49,511,400.00	29,939,945.70	772,509.05	60.5%
July 15, 2027	48,681,600.00	29,167,436.65	772,509.05	59.9%
January 15, 2028	47,851,800.00	28,394,927.60	772,509.05	59.3%
July 15, 2028	47,022,000.00	27,622,418.55	772,509.05	58.7%
January 15, 2029	46,192,200.00	26,849,909.50	772,509.05	58.1%
July 15, 2029	45,362,400.00	26,077,400.45	772,509.05	57.5%
January 15, 2030	44,532,600.00	25,304,891.40	772,509.05	56.8%
July 15, 2030	43,702,800.00	24,532,382.35	772,509.05	56.1%
January 15, 2031	42,873,000.00	23,759,873.30	772,509.05	55.4%
July 15, 2031	42,043,200.00	22,987,364.25	772,509.05	54.7%
January 15, 2032	41,213,400.00	22,214,855.20	772,509.05	53.9%
July 15, 2032	40,383,600.00	21,442,346.15	772,509.05	53.1%
January 15, 2033	39,553,800.00	20,669,837.10	772,509.05	52.3%
July 15, 2033	38,724,000.00	19,897,328.05	772,509.05	51.4%
January 15, 2034	37,894,200.00	19,124,819.00	772,509.05	50.5%
July 15, 2034	37,064,400.00	18,352,309.95	772,509.05	49.5%
January 15, 2035	36,234,600.00	17,579,800.90	772,509.05	48.5%
July 15, 2035	35,404,800.00	16,807,291.85	772,509.05	47.5%
January 15, 2036	34,575,000.00	0.00	16,807,291.85	0.0%

III-20

PROSPECTUS
United Airlines, Inc.
Pass Through Certificates

This prospectus relates to pass through certificates to be issued by one or more trusts that United Airlines, Inc. will form, as creator of each pass through trust, with a national or state bank or trust company, as trustee. The trustee will hold all property owned by a trust for the benefit of holders of pass through certificates issued by that trust. Each pass through certificate issued by a trust will represent a beneficial interest in all property held by that trust. If stated in the applicable prospectus supplement and to the extent so stated, United Airlines Holdings, Inc., the holding company of United, may provide a guarantee of certain obligations of United relating to property owned by such a trust.
We will describe the specific terms of any offering of pass through certificates in a prospectus supplement to this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in any pass through certificates.
This prospectus may not be used to offer or sell any pass through certificates unless accompanied by a prospectus supplement.
Investing in our pass through certificates involves risks. See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 17, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under the shelf registration process, we may sell the pass through certificates described in this prospectus in one or more offerings from time to time. Each time we sell pass through certificates, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
In this prospectus, unless the context otherwise requires, the terms “we,” “our,” “us” and the “Company” refer to United Airlines Holdings, Inc. and its subsidiaries, including United Airlines, Inc.
You should rely only on the information contained in this prospectus or in a prospectus supplement accompanying this prospectus or on the information incorporated by reference therein. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these pass through certificates in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these pass through certificates in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

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RISK FACTORS
An investment in United’s pass through certificates involves risk. Before you invest in United’s pass through certificates, you should carefully consider the risks involved. Accordingly, you should carefully consider:
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the information contained in or incorporated by reference into this prospectus;

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the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

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the risks described in the Annual Report on Form 10-K of United Airlines Holdings, Inc. and United Airlines, Inc. for our most recent fiscal year and in any Quarterly Report on Form 10-Q that we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

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other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of pass through certificates.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. If any of the events or developments described actually occurs, our business, financial condition or results of operations would likely suffer.
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, the accompanying prospectus supplement and the documents incorporated or deemed incorporated by reference herein and therein contain “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of our management with respect to future events and are subject to significant risks and uncertainties. These statements relate to future events, including our future performance, and management’s expectations, beliefs, intentions, plans or projections relating to the future, and some of these statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “seeks,” “future,” “continue,” “contemplate,” “plans,” “predicts,” “would,” “will,” “may,” “should” and the negative or other variations of those terms or comparable terminology or by discussion of strategy, plans, opportunities or intentions. As a result, actual results, performance or achievements may vary materially from those anticipated by the forward-looking statements.
Among the factors that could cause actual results, performance or achievements to differ materially from those indicated by such forward-looking statements are:
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the duration and spread of the ongoing global novel coronavirus (“COVID-19”) pandemic and the outbreak of any other disease or similar public health threat and the impact on our business, results of operations and financial condition;

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the impact of workforce reductions on our business;

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the lenders’ ability to accelerate the MileagePlus indebtedness, foreclose upon the collateral securing the MileagePlus indebtedness or exercise other remedies if we are not able to comply with the covenants in the MileagePlus financing agreements;

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the final terms of borrowing pursuant to the Loan Program established under Section 4003(b) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), and the effects of the grant and promissory note through the Payroll Support Program under the CARES Act;

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the costs and availability of financing;

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our significant amount of financial leverage from fixed obligations and ability to seek additional liquidity and maintain adequate liquidity;

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our ability to comply with the terms of our various financing arrangements;

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our ability to utilize our net operating losses to offset future taxable income;

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the material disruption of our strategic operating plan as a result of the COVID-19 pandemic, and our ability to execute our strategic operating plans in the long term;

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general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets);

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risks of doing business globally, including instability and political developments that may impact our operations in certain countries;

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demand for travel and the impact that global economic and political conditions have on customer travel patterns;

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our capacity decisions and the capacity decisions of our competitors;

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competitive pressures on pricing and on demand;

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changes in aircraft fuel prices;

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disruptions in our supply of aircraft fuel;

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our ability to cost-effectively hedge against increases in the price of aircraft fuel, if we decide to do so;

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the effects of any technology failures or cybersecurity or significant data breaches;

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disruptions to services provided by third-party service providers;

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potential reputational or other impact from adverse events involving our aircraft or operations, the aircraft or operations of our regional carriers or our code share partners or the aircraft or operations of another airline;

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our ability to attract and retain customers;

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the effects of any terrorist attacks, international hostilities or other security events, or the fear of such events;

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the mandatory grounding of aircraft in our fleet;

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disruptions to our regional network as a result of the COVID-19 pandemic or otherwise;

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the impact of regulatory, investigative and legal proceedings and legal compliance risks;

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the success of our investments in other airlines, including in other parts of the world,which involve significant challenges and risks, particularly given the impact of the COVID-19 pandemic;

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industry consolidation or changes in airline alliances;

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the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers;

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costs associated with any modification or termination of our aircraft orders;

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disruptions in the availability of aircraft, parts or support from our suppliers;

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our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups;

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any disruptions to operations due to any potential actions by our labor groups;

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labor costs;

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the impact of any management changes;

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extended interruptions or disruptions in service at major airports where we operate;

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U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements, environmental regulations and the United Kingdom’s withdrawal from the European Union);

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the seasonality of the airline industry;

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weather conditions;

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the costs and availability of aviation and other insurance;

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our ability to realize the full value of our intangible assets and long-lived assets;

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any impact to our reputation or brand image; and

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those factors referred to in “Risk Factors” in this prospectus and in our periodic filings with the SEC.

We make these statements under the protection afforded by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Because forward-looking statements are subject to assumptions and uncertainties, actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on such statements, which speak only as of the date such statements are made. Except to the extent required by applicable law or regulation, we undertake no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

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THE COMPANY
United Airlines Holdings, Inc. (“UAL”) is a holding company, and its principal, wholly-owned subsidiary is United Airlines, Inc. (“United”), which is a commercial airline.
Each of UAL and United is a Delaware corporation. The principal executive offices of UAL and United are located at 233 S. Wacker Drive, Chicago, Illinois 60606, telephone (872) 825-4000.
The website for UAL and United is www.united.com. The information contained on or connected to this website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.
USE OF PROCEEDS
Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities to finance or refinance aircraft or for general corporate purposes, which may include repayment of indebtedness, the funding of a portion of our pension liabilities and our working capital requirements.
WHERE YOU CAN FIND MORE INFORMATION
UAL and United file annual, quarterly and current reports and other information, and UAL files proxy statements with the SEC under the Exchange Act.
The SEC maintains an internet website that contains reports, proxy statements and other information about issuers, like us, who file reports electronically with the SEC. The address of that site is http://www.sec.gov.
We have filed with the SEC a registration statement on Form S-3, which includes this prospectus and which registers the securities that we may offer under this prospectus. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about us and the securities offered.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by subsequent incorporated documents or by information that is included directly in this prospectus or any prospectus supplement.
This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) and that are not delivered with this prospectus. They contain important information about us and our financial condition.
Combined Filings by UAL and United	Date Filed
Annual Report on Form 10-K for the year ended December 31, 2019 (including those portions of UAL’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 9, 2020 that are specifically incorporated by reference into such Annual Report on Form 10-K)	February 25, 2020
Quarterly Report on Form 10-Q for the quarter ended March 31, 2020	May 4, 2020
Quarterly Report on Form 10-Q for the quarter ended June 30, 2020	July 22, 2020
Quarterly Report on Form 10-Q for the quarter ended September 30, 2020	October 15, 2020
Current Report on Form 8-K	March 12, 2020
Current Report on Form 8-K	March 26, 2020
Current Report on Form 8-K	April 13, 2020

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Combined Filings by UAL and United	Date Filed
Current Report on Form 8-K	April 21, 2020
Current Report on Form 8-K	April 23, 2020
Current Report on Form 8-K	April 24, 2020
Current Report on Form 8-K	May 6, 2020
Current Report on Form 8-K/A	May 6, 2020
Current Report on Form 8-K	May 8, 2020
Current Report on Form 8-K (Item 5.02)	May 12, 2020
Current Report on Form 8-K/A	May 22, 2020
Current Report on Form 8-K	June 2, 2020
Current Report on Form 8-K (Items 8.01 and 9.01)	June 15, 2020
Current Report on Form 8-K (Items 1.01 and 9.01)	June 15, 2020
Current Report on Form 8-K/A	June 15, 2020
Current Report on Form 8-K	June 23, 2020
Current Report on Form 8-K	June 26, 2020
Current Report on Form 8-K	July 2, 2020
Current Report on Form 8-K	July 8, 2020
Current Report on Form 8-K	August 28, 2020
Current Report on Form 8-K/A	September 2, 2020
Current Report on Form 8-K/A	September 14, 2020
Current Report on Form 8-K	September 30, 2020
Current Report on Form 8-K/A	October 14, 2020
Current Report on Form 8-K	October 29, 2020
Current Report on Form 8-K	November 9, 2020
Registration Statement on Form 8-A, description of UAL’s Common Stock, par value $0.01 per share	September 5, 2018, including any amendments or reports filed to update such description
Filings by UAL	Date Filed
Current Report on Form 8-K	May 22, 2020
Filings by United	Date Filed
Current Report on Form 8-K	October 28, 2020
Current Report on Form 8-K	November 3, 2020
The SEC file number is 1-6033 for UAL and 1-10323 for United.
We incorporate by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information that has been “furnished” but not “filed” for purposes of the Exchange Act) between the date of this prospectus and the termination of the offering of securities under this prospectus. These documents include our periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as our proxy statements.

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You may obtain any of these incorporated documents from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in such document. You may obtain documents incorporated by reference in this prospectus by requesting them from us in writing or by telephone at the following address:
United Airlines Holdings, Inc.
United Airlines, Inc.
233 S. Wacker Drive
Chicago, Illinois 60606
(872) 825-4000
Attention: Secretary
LEGAL MATTERS
Sidley Austin LLP, Chicago, Illinois and Houston, Texas, will pass upon the validity of the securities being offered by this prospectus for us. Unless otherwise indicated in the applicable prospectus supplement, our counsel, Hughes Hubbard & Reed LLP, New York, New York, will pass upon the validity of the pass through certificates being offered by such prospectus supplement. The legality of the securities offered hereby and certain other matters for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of UAL appearing in UAL’s Annual Report on Form 10-K for the year ended December 31, 2019 (including the financial statement schedule appearing therein) and the effectiveness of UAL’s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of United appearing in United’s Annual Report on Form 10-K for the year ended December 31, 2019 (including the financial statement schedule appearing therein), have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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